 As filed with the Securities and Exchange Commission on February 23, 2000
                                                     Registration No. 333-90905.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                       Pre-Effective Amendment No. 2
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               TOTAL SPORTS INC.
             (Exact name of registrant as specified in its charter)
        Delaware                  7375                 56-2088015
    (State or other        (Primary Standard        (I.R.S. Employer
    jurisdiction of            Industrial         Identification No.)
    incorporation or      Classification Code
     organization)              Number)
                            234 Fayetteville Street
                         Raleigh, North Carolina 27601
                                 (919) 573-8020
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                             Frank A. Daniels, III
                      Chairman and Chief Executive Officer
                               Total Sports Inc.
                            234 Fayetteville Street
                         Raleigh, North Carolina 27601
                                 (919) 573-8020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                             Please send copies to:
        Larry E. Robbins, Esq.              Gerald S. Tanenbaum, Esq.
       Donald R. Reynolds, Esq.              Cahill Gordon & Reindel
  Wyrick Robbins Yates & Ponton LLP               80 Pine Street
   4101 Lake Boone Trail, Suite 300          New York, New York 10005
    Raleigh, North Carolina 27607                 (212) 701-3000
            (919) 781-4000                      Fax (212) 269-5420
          Fax (919) 781-4865

                                ---------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Prospectus
                             Subject to Completion

                          Dated February 23, 2000

4,166,667 Shares

[LOGO OF TOTAL SPORTS]

Common Stock

Total Sports Inc. is offering 4,166,667 shares of its common stock. This is our initial public offering. We estimate that the initial public offering price will be between $11.00 and $13.00 per share.

We have applied to have the shares of common stock listed on the Nasdaq National Market under the symbol "TSPT."

Investing in our common stock involves risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

           Price to Underwriting Proceeds to
           Public   Discount     Total Sports
---------------------------------------------
Per Share   $          $            $
---------------------------------------------
Total       $          $            $
---------------------------------------------

We have agreed to grant the underwriters a 30-day option to purchase up to an additional 625,000 shares of common stock to cover over-allotments.

J.P. Morgan & Co.
                                                                 Chase H&Q

Allen & Company Incorporated                          U.S. Bancorp Piper Jaffray

      , 2000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that con-tained in this prospectus. This prospectus is an offer to sell, or a solicita-tion of offers to buy, shares of common stock only in jurisdictions where of-fers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of de-livery of this prospectus or of any sale of our common stock. In this prospec-tus, "the Company," " Total Sports," "we," "us" and "our" refer to Total Sports Inc.

                               Table of Contents

                                        Page
Prospectus Summary....................     1
Risk Factors..........................     5
Forward-Looking Statements............    14
Use of Proceeds.......................    15
Dividend Policy.......................    15
Capitalization........................    16
Dilution..............................    17
Selected Financial Data...............    18
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations...........................    19
Business..............................    33
Management............................    45
Certain Relationships and Related
 Transactions.........................    51
Principal Stockholders................    56
Description of Capital Stock..........    59
Shares Eligible for Future Sale.......    62
Underwriting..........................    63
Legal Matters.........................    66
Experts...............................    66
Where You Can Find More Information...    66
Index to Financial Statements.........   F-1

                                ---------------

Until    , 2000, all dealers that buy, sell or trade the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ---------------

We own or have rights to various trademarks and trade names used in our busi-ness. These include Total Sports SM, TotalCast(TM), Total Baseball(R), Powered by Total Sports SM, Total College Sports Network SM, Total Hockey(TM), Total Football(R) and our logo. This prospectus also includes trademarks, service marks and trade names owned by other companies.

                               Prospectus Summary

You should read the following summary together with the more detailed informa-tion and our financial statements and notes appearing elsewhere in this pro-spectus before you decide to purchase our common stock.

Except as otherwise indicated, the share information in this prospectus assumes that the underwriters do not exercise the option granted by us to purchase ad-ditional shares in this offering to cover over-allotments and assumes, upon consummation of this offering, the redemption or conversion of all of our pre-ferred stock and the exercise of warrants to purchase common stock that will expire if not exercised prior to the consummation of this offering.

                               Total Sports Inc.

Total Sports is an event-centered, online sports media company. We provide sports fans and enthusiasts with live, or real-time, simulcasts of events in eight collegiate and professional sports, game summaries, in-depth statistical analysis, breaking news and the opportunity to purchase sports-related merchan-dise. We believe we are differentiated from our competitors by our live-event focus and our business architecture, which consists of our combination of pro-prietary technology and people who cover live events and provide other sports content. Our business architecture enables us to provide statistically de-tailed, real-time coverage and continually update and customize content. We gather sports-related information and rapidly distribute it via the Internet. Our contractual relationships with the NCAA through Host Communications, Major League Baseball and Sports Illustrated provide us the majority of our content. Our contractual relationship with NBC Sports, a Total Sports stockholder, pro-vides us with the majority of our promotion on television. Our objective is to become the leading global online sports media company with a focus on live event coverage.

We derive our revenues from three primary sources:

 . Digital publishing, or selling sponsorships and advertisements, licensing sports information to our customers and providing Web site development serv-ices;

 .  Print publishing, or selling sports-related books; and

 . E-commerce, or selling sports equipment, apparel and memorabilia over the Internet.

In 1999, digital publishing revenues accounted for 62.9% of our revenues, print publishing revenues accounted for 21.3% of our revenues and e-commerce revenues accounted for 15.8% of our revenues.

Users access our content in a number of ways, including:

 . through our two main navigation sites, www.totalsports.net and www.totalsports.com, which help users find our specific site covering the sport, league or team in which they are interested;

 . through our five sports networks, which consist of groups of our individual sites, organized by sport, league, school or team, and linked together for easy navigation;

 . directly through one of our over 100 individual Web sites for sports, leagues, schools or teams; or

 . through the over 250 Web sites of our distribution customers to whom we dis-tribute sports content.

Each of our five sports networks provides users with live event coverage, his-torical databases, expert analysis and breaking news for a particular sport:

 .  Total College Sports Network;

 .  Total Baseball Network;

 .  Total Golf Network;

 .  Total Motor Racing Network; and

 .  Total Sportfishing Network.

We believe our network approach provides users with an alternative that makes it easier to navigate, find and use relevant sports-related content, statistics and applications on the Internet. In addition, our event-centered approach al-lows for targeted merchandising that takes advantage of specific sporting events.

Our business architecture allows us to rapidly collect sports content from a wide variety of sources, convert the content into one master format, and then customize and distribute that content quickly and efficiently on our Total Sports networks and to our distribution customers. We provide online, live-event sports programming through our proprietary simulcast technology, TotalCast, which integrates interactive graphical, textual and statistical analysis and information into a real-time graphical and textual depiction. In 1999, we provided live coverage of over 4,000 sporting events using our TotalCast and other simulcast technologies.

We believe Total Sports offers benefits to users, customers, sponsors, adver-tisers and merchants. For example:

 . Our graphical and textual presentation of live sporting events allows our users to experience interactive play-by-play, real-time coverage over the Internet while simultaneously receiving extensive and authoritative statis-tical analysis and information.

 . We supply our customers, who include online news and entertainment compa-nies, broadcasters, leagues, athletic conferences and teams, with real-time, event-centered sports coverage, attractive e-commerce and advertising oppor-tunities, and outsourced sports content while maintaining their brand integ-rity.

 . We provide our sponsors, advertisers and merchants with a large and demo-graphically attractive user base and targeted sales channels.

The growth of the online sports market presents an attractive alternative for advertisers and merchants to reach sports enthusiasts. The total number of Web users world-wide will increase from approximately 196 million in 1999 to 502 million by 2003, according to International Data Corporation. We believe, based on our market research conducted in 1999, that sports-related Web sites are the third most visited category on the Internet, and over 75% of all Internet users have visited sports-related sites, averaging approximately 1.7 visits a day. The popularity of sports has created significant opportunities to generate rev-enue from advertising, live event sponsorship and sports-related commerce. While the online sports market is new and rapidly evolving, we believe that traditional media sports-related revenues indicate the opportunities available online in the future. For example, based on research conducted by Sports Mar-keting magazine, our management estimates that in 1998, between $12.2 billion and $14.2 billion was invested globally in sports through the sponsorship of events, federations, teams, individuals and stadiums. In the United States, spectator sporting events, the sale of sporting goods and the sale of sports publications generated approximately $130 billion of revenue in 1995, according to the Georgia Institute of Technology. Additionally, approximately $4.8 bil-lion was spent in 1998 on sports-related television advertising, according to Paul Kagan & Associates.

                   Factors to Consider Before Investing

See "Risk Factors" starting on page 5 to read about factors you should consider before you buy shares of our common stock. These factors include the following:

  - We have a history of significant losses, having lost over $35.8 million since inception;

  -  We expect losses for the foreseeable future;

  -  We operate in a highly competitive market; and

  - After this offering, our executive officers and directors will be able to control the election of directors and other stockholder votes because they will beneficially own or control, collectively, approximately 56.80% of our outstanding stock.

                                  The Offering

Common Stock Offered.........................  4,166,667 shares

Common Stock Outstanding after the Offering..  16,869,385 shares

Over-Allotment Option........................  625,000 shares

Use of Proceeds..............................  We intend to use the net proceeds we receive from this offering for expansion of our marketing efforts
                                               and technology infrastructure, strategic acquisitions
                                               and general corporate purposes, including working
                                               capital.

Proposed Nasdaq National Market Symbol         "TSPT"

The outstanding share information set forth above is based on the number of shares of our common stock outstanding on December 31, 1999 and includes a to-tal of 4,635,100 shares of common stock which will be issued upon the consumma-tion of this offering as a result of the conversion of all outstanding shares of our Series B preferred stock, Series C preferred stock, Series C1 preferred stock, Series D preferred stock and Series E preferred stock, and the assumed cashless exercise of outstanding warrants to purchase 102,716 shares of common stock that will expire if not exercised prior to the consummation of this of-fering, resulting in the issuance of 46,504 shares. The outstanding share in-formation also includes shares of common stock issuable to holders of Series D preferred stock and to NBC Sports upon consummation of this offering if the per share offering price is less than $33.18 with respect to holders of our Series D preferred stock and $32.11 with respect to our common stock issued to NBC Sports. Based upon a per share offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus), we would issue an additional 3,778,641 shares of common stock to holders of Series D preferred stock and an additional 1,359,810 shares of common stock to NBC Sports. See "Business--Stra-tegic Relationships" and "Certain Relationships and Related Transactions" for a description of our relationship with NBC Sports, including the provisions re-quiring the additional issuance of these shares. At the time of the consumma-tion of this offering, we will redeem all of our outstanding shares of Series A preferred stock.

The outstanding share information set forth above excludes:

 . 468,773 shares of common stock issuable upon the exercise of stock options outstanding under our 1997 stock plan as of December 31, 1999 with a weight-ed-average exercise price of $9.37 per share;

 . an additional 702,838 shares reserved for issuance under our 1997 stock plan;

 . 1,826,947 shares of common stock issuable upon exercise of outstanding war-rants (including warrants for Series B preferred stock and Series D1 pre-ferred stock that will convert into warrants to purchase our common stock upon consummation of this offering) as of December 31, 1999, with a weight-ed-average exercise price of $11.18 per share, that are not required to be exercised in connection with and will not expire upon the consummation of this offering; and

 . 15,067 shares of common stock issuable upon the exercise of outstanding war-rants with an exercise price greater than $12.00 per share (the midpoint of the range shown on the cover page of this prospectus) that will expire if not exercised prior to the consummation of this offering.

                                --------------

We were incorporated in North Carolina in February 1997 and reincorporated in Delaware in June 1998. Our principal executive office is located at 234 Fay-etteville Street, Raleigh, North Carolina 27601, and our telephone number at that location is (919) 573-8020. Our primary Web sites are located at www.totalsports.com and www.totalsports.net. Information on our Web sites is not part of this prospectus.

                             Summary Financial Data

The following tables present summary historical financial data that should be read together with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and other financial data presented elsewhere in this prospectus.

The adjusted pro forma amounts shown below reflect the June 4, 1999 acquisition of Long Distance Technologies, Inc., d/b/a Motortrax as if the acquisition oc-curred on January 1, 1999. The adjusted pro forma loss per common share and weighted-average shares data and the pro forma as adjusted balance sheet data shown below reflect, upon completion of this offering, the redemption of all of our outstanding Series A preferred stock, the conversion into common stock of all of our outstanding Series B preferred stock, Series C preferred stock, Se-ries C1 preferred stock, Series D preferred stock and Series E preferred stock, the assumed cashless exercise of warrants to purchase 102,716 shares of common stock that will expire if not exercised prior to the consummation of this of-fering, the issuance of additional shares of our common stock based upon an as-sumed initial per share offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus) to holders of our Series D pre-ferred stock and to NBC Sports, and the sale of 4,166,667 shares of common stock at an assumed initial public offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus) after deducting estimated underwriting discounts and offering expenses.


                                             --------------------------------------------------
                                                                                       Adjusted
                                             February 20,       Years Ended           Pro Forma
                                                  1997 to       December 31,         Year Ended
                                             December 31,  ----------------------  December 31,
                                                     1997        1998        1999          1999
                                             ------------  ----------  ----------  ------------
Dollars in thousands, except per share data
Statement of Operations Data:
Revenues:
 Digital publishing...........                 $      738  $    2,083  $    5,397   $     5,444
 Print publishing.............                        257       1,315       1,831         1,831
 E-commerce...................                         14         435       1,356         1,356
                                               ----------  ----------  ----------   -----------
 Total revenues...............                      1,009       3,833       8,584         8,631
Cost of Revenues:
 Digital publishing...........                      1,395       3,567       8,605         8,779
 Print publishing.............                        411       2,375       3,334         3,334
 E-commerce...................                          1         332       1,192         1,191
                                               ----------  ----------  ----------   -----------
 Total cost of revenues.......                      1,807       6,274      13,131        13,304
                                               ----------  ----------  ----------   -----------
Gross loss....................                       (798)     (2,441)     (4,547)       (4,673)
Operating Expenses:
 Product development..........                      1,467       2,672       4,171         4,191
 Sales and marketing..........                        600       2,744       5,389         5,433
 General and administrative...                        846       2,599       4,951         5,110
 Amortization.................                         32         185       1,520         3,622
                                               ----------  ----------  ----------   -----------
 Total operating expenses.....                      2,945       8,200      16,031        18,356

Operating loss................                     (3,743)    (10,641)    (20,578)      (23,029)
Other income (expense),
 net..........................                         43        (523)       (359)         (358)
                                               ----------  ----------  ----------   -----------
Net loss......................                 $   (3,700) $  (11,164) $  (20,937)  $   (23,387)
                                               ----------  ----------  ----------   -----------
Dividends on Series A
 preferred stock..............                       (144)       (197)       (194)           --
Dividends on Series D
 preferred stock from
 beneficial conversion
 feature......................                         --          --          --       (29,402)
Redemption of Series A
 preferred stock..............                         --          --          --         1,536
                                               ----------  ----------  ----------   -----------
Net loss applicable to
 common stockholders..........                 $   (3,844) $  (11,361) $  (21,131)  $   (51,253)
                                               ==========  ==========  ==========   ===========
Historical basic income
 (loss) per common share......                     $(3.17)     $(7.28) $   (11.88)           --
Historical weighted-average
 common shares outstanding....                  1,214,419   1,560,903   1,778,670            --
Adjusted pro forma basic
 income (loss) per common
 share........................                         --          --          --   $     (3.04)
Adjusted pro forma weighted-
 average common shares
 outstanding..................                         --          --          --    16,869,385


                                       -------------------------------------
                                            As of        As of December 31,
                                        December 31,            1999
                                       ----------------  -------------------
                                                                  Pro Forma
                                          1997     1998   Actual As Adjusted
                                       -------  -------  ------- -----------
Balance Sheet Data (at period end):
Working capital (deficit)............  $(2,763) $(3,726) $14,686     $59,786
Property and equipment, net..........      742    1,307    3,438       3,438
Total assets.........................    2,638    5,697   28,794      73,894
Line of credit, notes payable and
 capital lease obligations...........    2,414    3,623      963         963
Redeemable Series A preferred stock..    1,145    1,343    1,537          --
Stockholders' equity (deficit).......   (2,090)  (2,000)  20,251      66,887

                                  Risk Factors

You should carefully consider the risks and uncertainties described below and all of the other information contained in this prospectus before deciding to purchase shares of our common stock.

Risks Related to Total Sports

We have a limited operating history and may face difficulties encountered by companies like us that operate in new and rapidly evolving markets

We began operations on March 31, 1997, and therefore have a limited operating history. It is unclear whether our services and content will develop to meet changing market demands. An investor in our common stock must consider the risks and difficulties we are likely to encounter because our market is new and rapidly evolving. These risks include our ability to:

 .  attract a larger audience to our Total Sports networks;

 .  increase awareness of our brand;

 .  strengthen user loyalty;

 .  maintain our current, and develop new, strategic relationships;

 . attract a large number of advertisers and sponsors from a variety of indus-tries;

 .  respond effectively to competitive pressures;

 .  continue to develop and upgrade our technology; and

 .  attract, retain and motivate qualified personnel.

We have a history of losses and expect future losses

We incurred net losses of $3,700,000 in fiscal 1997, $11,164,000 in fiscal 1998 and $20,936,000 in fiscal 1999. As of December 31, 1999, we had losses since inception of $35,801,000. We expect net losses and negative cash flow from op-erations to continue for the foreseeable future as we continue to incur signif-icant operating expenses and make investments to enhance our products and serv-ices. We expect cash operating expenses to increase to approximately $55,000,000 and cash capital expenditures, excluding capital lease obligations, to increase to approximately $4,000,000 in 2000. We intend to significantly in-crease our operating expenses to:

 .  develop and enhance our technology;

 .  increase sales and marketing and operations staff expenses;

 .  fund promotion and advertising expenditures to build brand awareness;

 .  create, introduce and enhance our current product offerings;

 .  pursue strategic acquisitions; and

 . enter into new strategic partnership agreements domestically and interna-tionally.

We might never generate sufficient revenues to achieve profitability. Even if we do achieve profitability, we might not sustain or increase profitability on a quarterly or annual basis in the future.

Our quarterly operating results are not indicative of future performance and are difficult to forecast

Our quarterly operating results might fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Fluc-tuations in our quarterly operating results could cause our stock price to de-crease. Some of the more important factors that could influence our quarterly operating results include:

 . the timing and duration of significant sporting events, such as whether the World Series is over in four games or seven;

 . the popularity of particular sports and teams, such as whether a large mar-ket team like the New York Yankees is in the World Series; and

 . disruptions in sports schedules due to weather, labor disputes or other is-sues, which might occur in any given quarter.

Our quarterly revenues and operating results are difficult to forecast and our results, including quarter-to-quarter comparisons of our operating results, might not be a good indication of our future performance. In some quarters, our operating results might be below the expectations of public market analysts and investors. In that case, the price of our common stock might decrease signifi-cantly.

Seasonal trends might cause volatility in our stock price

We have experienced seasonal trends in our revenues and in our user traffic. Seasonality might negatively affect our operating results and might cause vola-tility in our stock price. Traffic on our Total Sports networks typically in-creases around major sporting events that we TotalCast, such as the NCAA Cham-pionship men's basketball tournament in March. In addition, print revenues typ-ically increase when we publish a popular new book.


As a result, our total revenues are higher in some quarters. In particular, our revenues and user traffic have historically been the highest in the first quar-ter, coinciding with the NCAA basketball tournament. In the first quarter of 1999, for example, we recognized total revenues of $2.6 million and in the sec-ond quarter of 1999 we recognized total revenues of $1.8 million.

If we do not provide an effective online advertising environment, our business will be materially adversely affected

If advertisers perceive the Internet in general, or our Total Sports networks in particular, to be a limited or ineffective advertising medium, they might be reluctant to advertise online or on our Total Sports networks. Our business and financial condition would be materially adversely affected if the Internet ad-vertising market develops more slowly than we expect or if we do not increase our advertising revenues. In 1999, we received approximately 48.3% of our reve-nue in the form of advertising revenues. Approximately 39.1% of our 1999 adver-tising revenue was in the form of sponsorships of specific leagues, teams or events, which tend to be event or season specific and might require up-front expenditures by us to implement. No standards for advertising and sponsorships have been widely accepted to measure the effectiveness of advertising on the Internet. Existing advertisers and sponsors might discontinue or decrease ad-vertising on our Total Sports networks if widely accepted standards do not emerge or if we are unable to offer advertisers and sponsors effective adver-tising and sponsorship options.

Advertisers, sponsors and e-commerce marketers might not advertise on our Total Sports networks or might pay less for advertising on our Total Sports networks if they do not believe that they can reliably measure the effectiveness of Internet advertising or the demographics of the users viewing their advertise-ments. We use both internal measurements and measurements provided to us by third parties. If these third parties are unable to continue to provide these services, we could incur additional costs in connection with replacing these services. In addition, we are implementing additional systems designed to rec-ord demographic data on our users. If we do not implement these systems suc-cessfully, we might not be able to accurately record these demographic charac-teristics to help attract advertisers and sponsors.

The adoption of Internet advertising and sponsorship, particularly by those en-tities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging infor-mation and advertising products and services. Advertisers and sponsors that have traditionally relied upon other advertising media might be reluctant to advertise on our Total Sports networks. In addition, different pricing models are used to sell advertising on the Internet, and it is difficult to predict which, if any, pricing models for Internet advertising will emerge as the in-dustry standard. Our revenues could be materially adversely affected if we are unable to adapt to Internet advertising pricing models if they are adopted. This uncertainty makes it difficult to project our future advertising and spon-sorship rates and revenues.

Our business model is unproven and evolving

Our business model of providing sports coverage over the Internet and generat-ing revenues from advertising, content distribution and e-commerce has evolved and will continue to evolve as we adapt to a changing business environment. Our model depends upon our ability to generate multiple revenue streams from our sports content by providing content that can be distributed through a number of different channels. Our business model also depends on continued acceptance by our business customers. To be successful, we must, among other things, develop and market products and services that achieve broad market acceptance by several groups: our users; distribution customers; sponsors; advertisers; and mer-chants. Our Total Sports networks might not continue to achieve broad market acceptance by one or more of these groups. Accordingly, our business might not be successful, sustain revenue growth or be profitable.

We cannot predict the size or viability of the sports new media market

The market for our online sports content is rapidly evolving and is character-ized, among other things, by an increasing number of market entrants. Demand and market acceptance for recently introduced services is subject to a high level of uncertainty and risk. Sports fans who are accustomed to passive lis-tening or viewing sports coverage provided by traditional media might not be interested in the interactive sports entertainment on our Total Sports net-works. It is difficult to predict the future growth rate, if any, and size of this market because the market for online sports content is new and evolving. If the use of online sports content does not continue to grow, our ability to attract advertisers and sponsors and grow revenues through e-commerce services would be materially adversely affected.

Our business would be materially adversely affected if we were to lose existing or fail to gain additional material relationships

The loss of any of our material relationships could impact the promotion of our Total Sports networks and the breadth of our sports programming and could af-fect our ability to acquire additional rights or secure sponsorships. In addi-tion, these relationships might not provide the anticipated future revenues. Some of our contractual arrangements place restrictions on relationships with other parties, which could prevent us from growing through new contractual re-lationships. We have entered into agreements with NBC Sports, which provides substantially all of our television promotion, Major League Baseball Enter-prises, Inc., which provides over 50% of the sporting events we Total Cast and the NCAA through Host Communications, Inc., on which approximately 14.4% of our 1999 revenues depended. We also rely on other arrangements to drive traffic to our Total Sports networks and distribute content to our users. These relation-ships provide us with additional credibility in the marketplace to negotiate sponsorships and acquire rights to cover additional sports. The other parties to these agreements can generally terminate them for contractual breaches. NBC Sports has the right to terminate their agreement with us upon some changes in control, without having to pay us any money or return the Total Sports stock we issued to NBC Sports. In addition, NBC Sports has the right to pay us cash or return Total Sports stock we issued to NBC Sports instead of providing us pro-motion under their agreement. Our strategic partners might not perform their contractual obligations and we might not be able to renew the agreements on comparable terms, if at all.

Our business, operating results and financial condition could be materially ad-versely affected if we do not establish additional, and maintain existing, strategic relationships on commercially reasonable terms.

We need to acquire rights to key sporting events, but the cost and competition for these rights could prevent us from doing so

We need to acquire rights to provide live coverage of key sporting events over the Internet. If we are unable to acquire these rights, our ability to broaden our programming and grow our business will be limited. Our limited operating history makes it difficult to assess our ability to acquire rights in the fu-ture. Holders of rights might not be willing to enter into strategic relation-ships with us or sell rights to us at prices we can afford, if at all. We ex-pect the cost of acquiring rights to increase significantly as competition for these rights increases. We might not be successful in acquiring the rights we need at all or on favorable terms, especially if third parties, such as tradi-tional media companies, which have significantly greater resources, experience and bargaining leverage than we do, compete for those rights.

We operate in a highly competitive market, which could materially adversely affect our business

We operate in a highly competitive market. We expect that the number of our di-rect and indirect competitors will increase in the future and this might ad-versely affect our business, operating results and financial condition. In-creased competition could result in lower advertising rates and loss of users, market share and advertising and sponsorship opportunities, any of which could materially adversely affect our business, operating results and financial con-dition.

We compete for users, sponsorship advertising revenue and sports rights with many other entities. Our direct competitors are other online sports media com-panies and Web sites. Some of these competitors target sports enthusiasts gen-erally. Others target fans of a particular team, league or sport. Our most sig-nificant direct competitor is ESPN.com. Based on our market research conducted in 1999, we believe that approximately 20% of the people who visit sports-related Web sites visit one of our sites, while over 60% visit ESPN.com.

We also compete indirectly with companies and Web sites in different business sectors such as:

 . Web search and retrieval services and other high traffic Web entities that provide access to sports-related content and services, many of which have been established by traditional media companies;

 . vendors of sports information, merchandise, products and services distrib-uted through other means, including retail stores, mail, facsimile and pri-vate online bulletin board services; and

 . television, radio and other established media entities that broadcast sport-ing events.

We have and might have in the future business relationships with some of our competitors, some of whom offer access to our services through their Web sites. We anticipate that, as the Internet and other interactive distribution systems converge with traditional television broadcasting and cable, significant compe-tition might come from the providers of broadband networks, including sports-oriented cable networks. Some of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, techni-cal and marketing resources than we do. Others might develop technologies and services that are similar or superior to ours.

We rely on our marketing efforts to grow awareness of, and traffic to, our Total Sports networks

Our success will depend, in part, on our ability to increase our brand aware-ness. In order to build brand awareness and increase traffic to our Total Sports networks, we must succeed in our marketing efforts and provide high-quality services. Our ability to increase advertising and other revenues will depend in part on the success of our marketing efforts and our ability to in-crease the number of users of our Total Sports networks. If our marketing ef-forts are unsuccessful or if we cannot increase both our brand awareness and traffic to our Total Sports networks, our business, operating results and fi-nancial condition would be materially adversely affected.

We might need to raise additional capital to stay in business

We might not achieve positive cash flow from operations and might require addi-tional infusions of capital to sustain operations and finance growth. We expect cash operating expenses to increase to approximately $55,000,000 and cash capi-tal expenditures, excluding capital lease obligations, to increase to approxi-mately $4,000,000 in 2000. Beyond 2000, we expect operating expenses and capi-tal expenditures to continue to increase significantly. If we do not receive the proceeds of this offering and sufficient additional capital from operations or additional financings, we would have to curtail our growth plans. We might need to raise additional funds sooner than we expect if we incur unforeseen capital expenditures or operating losses. If adequate funds are not available or are not available on acceptable terms, we might not be able to develop or enhance our services, take advantage of future opportunities or respond to com-petitive pressure, which could materially adversely affect our business, oper-ating results and financial condition.

Acquisitions might disrupt or otherwise have a negative impact on our business

Since our inception in 1997, we have made five acquisitions and one investment in a complementary business. We plan to continue to acquire or make investments in complementary businesses, products and technologies. Future acquisitions are subject to the following risks any of which could materially adversely affect our business, operating results and financial condition:

 . acquisitions might cause a disruption in our ongoing business, distract our management and make it difficult to maintain our standards, controls and procedures;

 . we might not be able to successfully integrate the services, content, prod-ucts and personnel of any acquisition into our operations;

 . we might be required to incur debt or issue debt or equity securities, which may be dilutive to existing stockholders, to pay for acquisitions;

 . we might be required to assume debt or contingent liabilities, amortize goodwill or other intangibles, or write-off in-process research and develop-ment and other acquisition-related expenses; and

 . we might not derive the intended benefits of any acquisition and we might lose our entire investment.

We might experience capacity constraints or system failures that could damage our business

We must expand our systems to handle anticipated growth in traffic on our Web sites. Based on system specifications and testing, we believe our systems can currently handle approximately 400 megabytes of data, more than our peak traf-fic of approximately 105 megabytes in March 1999 during the NCAA Men's Champi-onship basketball tournament. However, we anticipate further growth in user traffic. If our systems cannot be expanded to cope with increased demand or fail to perform effectively, we could experience disruptions in service or slower response times. Either of these could impair our reputation, damage our brand and materially adversely affect our business, operating results and fi-nancial condition.

Our ability to provide high quality customer service also depends on the effi-cient and uninterrupted operation of our computer and communications systems. We have experienced instances of system interruption, which we believe might continue to occur from time to time. If such interruptions were to continue, users might not return to our Web sites, which would have a material adverse effect on our ability to generate revenues. For example, in April 1999 because of a fiber cut users could not access our Web sites for approximately one hour, and in May 1999 because of a power outage users could not access our Web sites for approximately one hour. We have since moved our servers to a different part of our server host's facility where there are three separate fiber connections and three separate backup generators. Our systems and operations also are vul-nerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, inten-tional acts of vandalism and similar events. We do not have alternative provid-ers of hosting services that are available at short notice. We are still devel-oping a formal disaster recovery plan. Any plan we adopt might not be suffi-cient to contain or limit the effects of any disaster or event similar to those described above.

We enter into barter transactions that do not generate cash revenue

In the past, we have entered into barter transactions in which we accepted property and services, including computer equipment, advertising and promo-tional consideration as payment for sponsorships and advertising sales. Reve-nues from barter transactions represented approximately 17.5% of our revenues in 1998 and 14.1% of our revenues for 1999. Barter revenues might continue to represent a significant portion of our total revenues in future periods. Barter transactions do not generate any cash revenues for us. In addition we must make assumptions determining the value of barter revenues. If our assumptions are wrong, we might have to reduce the amounts of barter revenues recognized, which could materially adversely affect our stock price.

We might be subject to legal claims in connection with the content we publish and distribute

We might be subject to claims for defamation, negligence, copyright or trade-mark infringement or based on other theories relating to the information we publish on our Total Sports networks, on the Web sites of our partners or in our print publications. Any claims, with or without merit, could be time-con-suming for our technical and management personnel, result in costly litigation or require us to introduce new content or trademarks, develop noninfringing technology or enter into royalty or licensing agreements. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subject to claims based upon the content that is accessible from our Total Sports networks through links to other Web sites. Our insurance might not adequately protect us against these types of claims. Any required royalty or licensing agreements might not be available on acceptable terms, if at all. In the event a claim of infringe-ment is successful and we fail or are unable to introduce new content, develop noninfringing technology or license the infringed or similar technology on a timely basis, our business, operating results and financial condition could be materially adversely affected.

We might fail to protect our intellectual property or we might infringe the intellectual property of others

We rely primarily on a combination of copyrights, trademarks, trade secret laws, licensing agreements and restrictions on disclosure to protect our intel-lectual property. Despite these precautions, a third party might be able to copy or otherwise obtain and use the content on our Total Sports networks or our other intellectual property without authorization. Our precautions might not prevent misappropriation or infringement of our intellectual property. Failure to protect our intellectual property in a meaningful manner could mate-rially adversely affect our business, operating results and financial condi-tion. The intellectual property that is important to our business is our pro-prietary data collection software and systems, and our sports content, includ-ing statistical databases and copyrighted material. Trademarks are also impor-tant to our success because we rely on brand recognition to increase user traf-fic on our Web sites.

Others might assert infringement or other claims against us, whether resulting from our internally developed intellectual property or licenses or content from third parties. For example, in late 1999, DDB Technologies contacted us to so-licit a license under three patents held by DDB Technologies. We are consider-ing the propriety of DDB Technologies's request and have retained patent counsel to assist in evaluating the patents. Any future assertions or prosecu-tions could materially adversely affect our business, operating results and fi-nancial condition. Any claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel or require us to introduce new content or trademarks, develop non-infringing technology or enter into royalty or licensing agreements. These royalty or li-censing agreements, if required, might not be available on acceptable terms, if at all. In the event a claim of infringement is successful and we fail or are unable to introduce new content, develop non-infringing technology or license the infringed or similar technology on a timely basis, our business, operating results and financial condition could be materially and adversely affected.

Rapid growth in our operations could continue to strain our managerial, operational and financial resources

We continue to experience rapid growth in our operations. As of December 31, 1999, we had a total of 191 full-time employees, compared with 70 full-time em-ployees on December 31, 1998. We expect that the number of our employees will continue to increase for the foreseeable future. This rapid growth has placed, and any additional growth will continue to place, a significant strain on our managerial, operational and financial resources. As a result, we will need to continue to improve our operational and financial systems and our managerial controls and procedures. Our continued growth depends on our ability to manage and maintain close coordination among our technical, accounting, finance, mar-keting, sales, editorial and operations personnel. If we are unable to accom-plish any of these objectives, our business, operating results and financial condition could be materially adversely affected.

The loss of any of our key personnel or our failure to attract additional personnel could harm our business

Our future success will depend, in substantial part, on the continued service of our senior management, particularly Frank A. Daniels, III, our Chairman of the Board and Chief Executive Officer, and George Schlukbier, our President. We do not maintain key man life insurance on any of our senior executives, except George Schlukbier and John Thorn. Our future success will also depend on our continuing ability to attract, retain and motivate highly qualified technical, customer support, financial and accounting and managerial personnel. Competi-tion for these personnel is intense, and we might not be able to retain our key personnel or to attract, assimilate or retain other highly qualified personnel in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining em-ployees with appropriate qualifications.

Risks Related to the Internet Industry

We depend on the continued growth in use and efficient operation of the Internet

The Internet industry is new and rapidly evolving. Our business would be mate-rially adversely affected if Internet usage does not continue to grow or grows more slowly than anticipated. Internet usage might be inhibited for a number of reasons, including:

 .  inadequate network infrastructure;

 .  security concerns;

 .  inconsistent quality of service; and

 .  lack of availability of cost-effective, high-speed access to the Internet.

Any of these could cause our users to perceive the Internet in general or our Total Sports networks in particular as unreliable and, therefore, cause them to use other media to obtain their sports information.

We might not be able to deliver various services if third parties fail to provide us with reliable software, systems and related services

Our audience depends on Internet service providers, online service providers and other Web site operators for access to our Total Sports networks. We also depend on third-party information providers to deliver information and data feeds to us on a timely basis. Many of them have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future. Our Total Sports networks could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information, which could materi-ally adversely affect our business, operating results and financial condition.

We depend on various domestic and international third parties for delivery of much of our content, software and systems. Many of these third parties have limited operating histories, early generation technology and are themselves dependent on reliable delivery from others. Any delays or malfunctions in the distribution of our content would limit our ability to deliver our program-ming. We also depend on Frontier Global Center in Herndon, Virginia to main-tain and provide monitoring on our production servers. Our operations are de-pendent on Frontier's ability to protect our production servers against damage from fire, power loss, flooding, telecommunications failures, vandalism and other malicious acts, and similar unexpected adverse events. If this hosting facility is disabled or malfunctions, access to our Total Sports networks would be limited or eliminated. We also depend on third parties in other im-portant areas. For example, we depend on third-party encryption technology for secure electronic commerce transactions.

Concerns regarding Internet security and privacy might negatively impact our revenues

We believe that concern regarding the security and privacy of confidential in-formation transmitted over the Internet, such as credit card numbers, prevents many potential customers from engaging in e-commerce transactions. Substan-tially all of our e-commerce revenue is derived from credit card transactions. Although we have enacted procedures to control credit card fraud, we do not currently have a privacy policy. If we do not maintain sufficient security features on our Total Sports networks, our revenues might decline or we might have additional legal exposure.

Although we have not experienced material physical or electronic break-ins to date, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause in-terruptions in our operations. Security breaches that result in access to con-fidential information could damage our reputation and expose us to a risk of loss or liability. We might be required to make significant investments and efforts to protect against or remedy security breaches. If we do not ade-quately address these concerns, our business, operating results and financial condition would be materially adversely affected.

Our failure to adapt to technological changes might result in our products becoming obsolete

We compete in a market characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introduc-tions and enhancements and changing customer demands. Thus, our success de-pends on our ability to adapt to rapidly changing technologies, to adapt our products to evolving industry standards and to continually improve the perfor-mance, features, and reliability of our products in response to competitive products in and shifting demands of the marketplace. In addition, the wide-spread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to mod-ify our products or infrastructure. Our failure to adapt to new technology in any of these areas could materially adversely affect our business, operating results and financial condition.

Problems relating to the "year 2000 issue" could adversely affect us

Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the up-coming change in the century. If not corrected, many computer software appli-cations could fail or create erroneous results by, at or beyond the year 2000. Any failure of our material systems, our vendors' or service providers' mate-rial systems or the Internet to be year 2000 compliant could have material ad-verse consequences for us. Potential consequences include difficulties in op-erating our Total Sports networks effectively or conducting other fundamental parts of our business, which could materially adversely affect our financial reports.

Governmental regulation and legal uncertainties relating to the Internet might harm our business

The laws governing the Internet remain largely unsettled. It may take years to determine whether and how existing laws, including those governing intellec-tual property, privacy, libel and taxation, apply to the Internet and the electronic distribution of business information in particular. Legislation could reduce the growth in the use of the Internet and decrease the acceptance of the Internet as a communications and commercial medium, which could materi-ally adversely affect our business, operating results and financial condition. As a result of the burden that the growing popularity and use of the

Internet has placed on the existing telecommunications infrastructure, some local telephone carriers have petitioned governmental agencies to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on Internet service providers and online service providers. If any of these petitions or the re-lief that they seek is granted, the costs of communicating on the Internet could increase substantially, potentially adversely affecting the growth in the Internet. Further, due to the global nature of the Internet, it is possi-ble that, although transmissions relating to our services originate in the State of North Carolina, governments of other states, the United States or foreign countries might attempt to regulate our service or levy sales or other taxes on our activities. In addition, because our content is available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such jurisdiction. If we fail to comply with the laws of other juris-dictions or to qualify as a foreign corporation in a jurisdiction where we are required to do so, we might be subject to taxes and penalties and we might not be able to enforce contracts or do future business in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could subject us to additional taxes or penalties.

Risks Related to the Offering

The market price of our shares might experience extreme price and volume fluctuations

The stock market has, from time to time, experienced extreme price and volume fluctuations, including fluctuations that are unrelated to the operating per-formance of the affected companies. The market prices of the securities of Internet-related companies like us have been especially volatile. Broad market fluctuations of this type might adversely affect the market price of our com-mon stock.

The market price of our common stock could be subject to significant fluctua-tions due to a variety of other factors, including:

 . public announcements concerning us or our competitors, or the Internet in-dustry;

 .  fluctuations in our operating results;

 .  introductions of new products or services by us or our competitors;

 .  changes in analysts' earnings and revenues estimates; and

 .  announcements of technological innovations.

In the past, companies that have experienced volatility in the market price of their stock have been the target of securities class action litigation. If we were sued in a securities class action, we could incur substantial costs and suffer from a diversion of our management's attention and resources, poten-tially resulting in a material adverse effect on our business, operating re-sults and financial condition.

Control by executive officers and directors could be exercised against your best interests

After this offering, our executive officers and directors will beneficially own or control, collectively, 10,184,531 shares of our common stock, repre-senting approximately 56.92% of our voting power. These principal stockhold-ers, if they were to act together, will be in a position to elect and remove directors and control the outcome of matters submitted to stockholders for a vote. Additionally, these principal stockholders would be able to influence significantly any proposed amendment to our certificate of incorporation, merger, sale of assets or other major corporate transaction or a non-negoti-ated takeover attempt. Such concentration of ownership might discourage a po-tential acquiror from making an offer to buy our company, which, in turn, could adversely affect the market price of our common stock.

A third party could be prevented from acquiring your shares of stock at a premium to the market price because of our anti-takeover provisions

Our certificate of incorporation, bylaws, contracts and Delaware law contain provisions that could make it more difficult for a third party to acquire us, even though the acquisition might be beneficial to you and our other stock-holders.

These provisions include:

 . a provision in our certificate of incorporation authorizing the issuance of preferred stock without any need for action by stockholders;

 . a provision in our certificate of incorporation providing for a classified board of directors with staggered three-year terms;

 . a provision in our bylaws requiring supermajority stockholder voting to re-move directors;

 . a provision in our bylaws eliminating the ability of stockholders to call special meetings of stockholders;

 .  a provision in our bylaws prohibiting stockholder action by written consent;

 . a provision in our bylaws establishing advance notice requirements for nomi-nations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

 . provisions in some of our contracts, including our contract with NBC Sports, allowing the other party to the contract to terminate the contract upon a change of control; and

 . provisions of Delaware law impeding the ability of a hostile acquiror to en-gage in transactions with us.

Management has broad discretion regarding the use of proceeds from this offering and might use them in ways that you might not deem desirable

Our management will have broad discretion in how we use the net proceeds of this offering. You must rely on the judgment of management regarding the appli-cation of the proceeds of this offering. The failure by our management to apply the net proceeds from this offering effectively could materially adversely af-fect our business, results of operations and financial condition.

Some shares in this offering might have been offered or sold in violation of the Securities Act of 1933

Before the effectiveness of the registration statement covering the shares of our common stock being sold in this offering, we provided written materials to persons we identified as eligible participants in our directed share program. These materials might constitute a prospectus that does not meet the require-ments of the Securities Act of 1933. No person who received these written mate-rials should rely upon them in any manner in making a decision whether to pur-chase shares of common stock in this offering.

If the distribution of these materials by us did constitute a violation of the Securities Act of 1933, the recipients of these materials who purchased common stock in this offering would have the right, for a period of one year from the date of their purchase of common stock, to obtain recovery of the consideration paid in connection with their purchase of common stock. These damages could to-tal up to approximately $5,000,000 plus interest based on an assumed initial offering price of $12.00 per share (the midpoint of the range shown on the cover page of this prospectus), if these investors seek recovery or damages af-ter an entire loss of their investment. If this occurs, our business, results of operations and financial condition would be harmed.

Future sales of shares of our common stock might negatively affect our stock price

Because of the law of supply and demand, the market price of our common stock could decline as a result of any sales by our existing stockholders of shares of common stock, not including the 4,166,667 shares offered by this prospectus, in the market after this offering, or the perception that these sales could oc-cur. The approximate numbers of shares of our currently outstanding common stock assuming, upon consummation of this offering, conversion of all outstand-ing shares of our convertible preferred stock and common stock underlying cur-rently outstanding options and warrants assuming, upon consummation of this of-fering, conversion of warrants to purchase shares of our Series B and Series D1 preferred stock into warrants to purchase our common stock, that will be eligi-ble for sale at various times after this offering are as follows:

        Immediately after this offering  62,056 shares;
        180 days after this offering     5,508,808 shares;
        1 year after this offering       9,174,533 shares; and
        2 years after this offering      147,820 shares.

Investors in this offering will suffer immediate and substantial dilution

You will incur immediate and substantial dilution in net tangible book value per share of $8.24 per share, based upon an assumed initial public offering price of $12.00, the midpoint of the range shown on the cover page of this pro-spectus. To the extent outstanding options and warrants to purchase common stock are exercised, you will incur further dilution.

                           Forward-Looking Statements

Some of the statements contained in this prospectus that are not historical facts, including some statements made in the sections of this prospectus entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are statements of future expectations and other forward-looking statements. You can identify such statements because they generally use words like "believe," "might," "will," "expect," "intend," "plan," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. These statements are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in those statements.

                                Use of Proceeds

We will receive net proceeds from this offering of approximately $45.1 million, assuming that our common stock is sold at $12.00 per share, the midpoint of the range shown on the cover page of this prospectus, and after deducting under-writing discounts and the estimated expenses of this offering.

We will receive proceeds of approximately $52.075 million if the underwriters exercise their over-allotment option in full. As of the date of this prospec-tus, we have not made any specific plans with respect to the proceeds of this offering. Therefore, we cannot specify with certainty the particular uses for the net proceeds to be received upon completion of this offering. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering.

We intend to use the net proceeds to expand our marketing efforts to increase user awareness, expand our technology infrastructure, pursue strategic acquisi-tions and for general corporate purposes, including working capital. The pre-cise allocation of funds among these uses will depend on future technological, regulatory and other developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities. As part of our expansion strategy, we might also enter into joint ventures or strategic alliances which we may fund with a portion of the net proceeds from this offer-ing. We do not currently have any understandings, commitments or agreements with respect to any acquisitions, joint ventures or strategic alliances. The net proceeds will be invested in government securities and other short-term, investment grade securities until we use them in our business.

The description above represents our present intentions based upon present plans and business conditions. They may vary significantly and are subject to change at our discretion depending upon certain factors, including economic or industry conditions, changes in the competitive environment and strategic op-portunities that may arise.

                                Dividend Policy

We do not intend to pay cash dividends on our common stock in the foreseeable future. We plan to retain earnings, if any, for use in the operation of our business and to fund future growth.

                                 Capitalization

The following table summarizes, as of December 31, 1999, (1) our actual capitalization and (2) our as adjusted capitalization which reflects the consummation of this offering and includes a total of 4,635,100 shares of common stock that will be issued upon the consummation of this offering as a result of the conversion into common stock of all outstanding shares of our Series B preferred stock, Series C preferred stock, Series C1 preferred stock, Series D preferred stock and Series E preferred stock, the assumed cashless exercise of outstanding warrants to purchase 102,716 shares of common stock that will expire if not exercised prior to the consummation of this offering and shares of common stock issuable to holders of Series D preferred stock and to NBC Sports upon consummation of this offering if the per share offering price is less than $33.18 with respect to holders of Series D preferred stock and $32.11 with respect to common stock issued to NBC Sports. Based upon a per share offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus) we would issue an additional 3,778,641 shares of common stock to holders of Series D preferred stock and an additional 1,359,810 shares of common stock to NBC Sports. See "Certain Relationships and Related Transactions" for a description of the provisions requiring the additional issuance of these shares. At the time of consummation of this offering, we will redeem all outstanding shares of our Series A preferred stock.

                                                -------------------------------

                                                     As of December 31, 1999
                                                     -------------------------
                                                          Actual   As Adjusted
                                                     -----------  ------------
Dollars in thousands
Cash and cash equivalents..........................  $    17,671  $     62,771
                                                     ===========  ============
Current maturities of long-term debt and capital
 lease obligations.................................          384  $        384
Long-term debt and capital leases obligations, less
 current maturities................................          578           578
Series A redeemable preferred stock, $10.00 par
 value; 125,000 shares authorized, issued and
 outstanding actual; no shares authorized, issued
 and outstanding as adjusted ......................        1,537           --
Stockholders' equity:
Series B convertible preferred stock, $4.49 par
 value; 650,000 shares authorized, 445,263 shares
 issued and outstanding actual; no shares
 authorized, issued and outstanding as adjusted ...        1,937           --
Series C convertible preferred stock, $.001 par
 value; 1,500,000 shares authorized, 1,418,200
 shares issued and outstanding actual; no shares
 authorized, issued and outstanding as adjusted....            1           --
Series C1 convertible preferred stock, $.001 par
 value; 800,000 shares authorized, 630,756 shares
 issued and outstanding actual; no shares
 authorized, issued and outstanding as adjusted....            1           --
Series D convertible preferred stock, $.001 par
 value; 3,500,000 shares authorized, 2,140,873
 issued and outstanding actual; no shares
 authorized, issued and outstanding as adjusted....            2           --
Series D1 convertible preferred stock, $.001 par
 value; 1,003,617 shares authorized, no shares
 issued and outstanding actual; no shares
 authorized, issued and outstanding as adjusted ...          --            --
Series E convertible preferred stock, $.001 par
 value; 811,423 shares authorized, issued and
 outstanding actual; no shares authorized, issued
 and outstanding as adjusted.......................            1           --
Common stock, $.001 par value; 20,000,000 shares
 authorized, 2,882,663 shares issued and
 outstanding actual; 500,000,000 shares authorized,
 16,869,385 shares issued and outstanding as
 adjusted..........................................            3            17
Stock issued for prepaid advertising...............      (12,585)      (24,360)
Additional paid-in capital.........................       66,835       157,637
Deficit............................................      (35,944)      (66,407)
                                                     -----------  ------------
Total stockholders' equity.........................       20,251        66,887
                                                     -----------  ------------
Total capitalization...............................  $    22,750  $     67,849
                                                     ===========  ============

The outstanding share information shown above excludes:

 . 468,773 shares of common stock issuable upon the exercise of stock options outstanding under our 1997 stock plan as of December 31, 1999, with a weighted average exercise price of $9.37 per share;

 . 702,838 shares reserved for issuance under our 1997 stock plan as of Decem-ber 31, 1999;

 . 1,826,947 shares of common stock issuable upon exercise of outstanding war-rants as of December 31, 1999, with a weighted average exercise price of $11.18 per share, that are not required to be exercised in connection with and will not expire upon the consummation of this offering; and

 . 15,067 shares of common stock issuable upon the exercise of outstanding war-rants with an exercise price greater than $12.00 per share (the midpoint of the range shown on the cover page of this prospectus) that will expire if not exercised prior to the consummation of this offering.

                                    Dilution

Our pro forma net tangible book value as of December 31, 1999 was $18,347,083, or $1.44 per share and assumes the conversion or redemption of all outstanding shares of preferred stock, the cashless exercise of outstanding warrants de-scribed below and the issuance of additional shares of our common stock based upon a per share offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus). Net tangible book value per share repre-sents the amount of our total stockholders' equity less goodwill of $2,991,900 and databases of $447,921, divided by shares of common stock outstanding. After giving effect to the issuance and sale of shares of common stock in this offer-ing (based on an assumed initial public offering price of $12.00 per share, the midpoint of the range shown on the cover page of this prospectus, and after de-ducting estimated underwriting discounts and estimated offering expenses), our as adjusted pro forma net tangible book value as of December 31, 1999 would have been $63,447,083, or $3.76 per share. This represents an immediate in-crease in net tangible book value of $2.32 per share to our existing stockhold-ers and an immediate dilution in net tangible book value of $8.24 per share to new investors. Investors participating in this offering will incur immediate, substantial dilution. The following table illustrates the per share dilution:

                                                                     ----------

Assumed initial public offering price per share...................       $12.00
  Pro forma net tangible book value per share as of December 31,
   1999........................................................... $1.44
  Increase in pro forma net tangible book value per share to existing stockholders attributable to new investors............ $2.32
                                                                   -----
Adjusted pro forma net tangible book value per share after this
 offering.........................................................       $ 3.76
                                                                         ------
Adjusted dilution per share to new investors......................       $ 8.24
                                                                         ======

The following summarizes, as of December 31, 1999, the pro forma number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid to us by existing stockholders and by in-vestors purchasing shares of common stock in this offering, before deducting estimated underwriting discounts and commissions and estimated offering ex-penses:

                         ----------------------------------------------------------
                           Shares Purchased        Total Consideration       Average
                         --------------------   -----------------------    Price Per
                             Number    Percent        Amount     Percent       Share
                         ---------- ---------   ------------  ---------   ---------
Existing stockholders... 12,702,718       75.3%  $ 55,806,606       52.7%     $ 4.39
New investors...........  4,166,667       24.7%  $ 50,000,000       47.3%     $12.00
                         ---------- ---------   ------------  ---------
  Total................. 16,869,385      100.0%  $105,806,606      100.0%     $ 6.27
                         ========== =========   ============  =========

The tables above assume no exercise of stock options to purchase 468,773 shares of common stock that were outstanding as of December 31, 1999, with a weighted-average exercise price of $9.37 per share and warrants to purchase
15,067 shares of common stock with an exercise price greater than $12.00 per share (the midpoint of the range shown on the cover page of this prospectus). The tables above assume the cashless exercise of other warrants to purchase 102,716 shares of common stock that would expire if not exercised prior to the consummation of this offering but does not assume exercise of warrants to pur-chase 1,826,947 shares of common stock with a weighted-average exercise price of $11.18 per share that will remain outstanding following the consummation of this offering. To the extent these unexercised options and warrants are exer-cised, investors in this offering will experience further dilution.

      Selected Financial Data and Pro Forma as Adjusted Balance Sheet

The following table represents selected historical consolidated financial data. The information for the periods February 20, 1997 through December 31, 1997 and for the years ended December 31, 1998 and 1999 have been derived from our au-dited consolidated financial statements. Since this table contains only se-lected financial data, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. The ad-justed pro forma information for the year ending December 31, 1999 gives effect to our acquisition of Long Distance Technologies, Inc. on June 4, 1999, as if it had occurred on January 1, 1999. The adjusted pro forma loss per common share and weighted-average shares data and the pro forma as adjusted balance sheet data reflect, upon completion of this offering, the redemption of our Se-ries A preferred stock, the conversion into common stock of Series B preferred stock, Series C preferred stock, Series C1 preferred stock, Series D preferred stock and Series E preferred stock, the assumed cashless exercise of warrants to purchase 102,716 shares of common stock that will expire prior to the con-summation of this offering, the issuance of additional shares of our common stock based upon an assumed initial per share offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus) to holders of our Series D preferred stock and to NBC Sports, and the sale of 4,166,667 shares of common stock at an assumed initial public offering price of $12.00 (the midpoint of the range shown on the cover page of this prospectus) after deducting estimated underwriting commissions and offering expenses. Diluted earnings per share are not presented in this table because we had losses for all periods and the assumed conversion of our convertible preferred stock and outstanding options and warrants would be antidilutive.

                                            -----------------------------------

                                                                                               Adjusted
                                              February 20,                                    Pro Forma
                                                   1997 to     Years Ended December 31,      Year Ended
                                              December 31,  ----------------------------   December 31,
                                                      1997           1998           1999           1999
                                             -------------  -------------  -------------  -------------
Dollars in thousands, except per share data
Statement of Operations
 Data:
Revenues:
 Digital publishing......                    $         738  $       2,083  $       5,397  $       5,444
 Print publishing........                              257          1,315          1,831          1,831
 E-commerce..............                               14            435          1,356          1,356
                                             -------------  -------------  -------------  -------------
 Total revenues..........                            1,009          3,833          8,584          8,631
Cost of revenues:
 Digital publishing......                            1,395          3,567          8,605          8,779
 Print publishing........                              411          2,375          3,334          3,334
 E-commerce..............                                1            332          1,192          1,191
                                             -------------  -------------  -------------  -------------
 Total cost of revenues..                            1,807          6,274         13,131         13,304
                                             -------------  -------------  -------------  -------------
Gross loss...............                             (798)        (2,441)        (4,547)        (4,673)

Operating expenses:
 Product development.....                            1,467          2,672          4,171          4,191
 Sales and marketing.....                              600          2,744          5,389          5,433
 General and
  administrative.........                              846          2,599          4,951          5,110
 Amortization............                               32            185          1,520          3,622
                                             -------------  -------------  -------------  -------------
 Total operating
  expenses...............                            2,945          8,200         16,031         18,356
Operating loss...........                           (3,743)       (10,641)       (20,578)       (23,029)
Other income (expense),
 net.....................                               43           (523)          (359)          (358)
                                             -------------  -------------  -------------  -------------
Net loss.................                    $      (3,700) $     (11,164) $     (20,937) $     (23,387)
Dividends on Series A
 preferred stock.........                             (144)          (197)          (194)            --
Dividends on Series D
 preferred stock from
 beneficial conversion
 feature.................                               --             --             --        (29,402)
Redemption of Series A
 preferred stock.........                               --             --             --          1,536
                                             -------------  -------------  -------------  -------------
Net income (loss)
 applicable to common
 stockholders............                    $      (3,844) $     (11,361) $     (21,131) $     (51,253)
                                             =============  =============  =============  =============
Historical basic income
 (loss) per common
 share...................                    $       (3.17) $       (7.28) $      (11.88)            --
Historical weighted-
 average common shares
 outstanding.............                        1,214,419      1,560,903      1,778,670             --
Adjusted pro forma basic
 income (loss) per common
 share...................                               --             --             --  $       (3.04)
Adjusted pro forma
 weighted-average common
 shares outstanding......                               --             --             --     16,869,385

                                            -----------------------------------

                                  As of December
                                        31,         As of December 31, 1999
                                  ----------------  --------------------------
                                                                    Pro Forma
                                     1997     1998     Actual     As Adjusted
                                  -------  -------  ----------- --------------
Balance Sheet Data (at period
 end):
Working capital (deficit).......  $(2,763) $(3,726) $    14,686     $    59,786
Property and equipment, net.....      742    1,307        3,438           3,438
Total assets....................    2,638    5,697       28,794          73,894
Line of credit, notes payable
 and capital lease obligations..    2,414    3,623          963             963
Redeemable preferred stock......    1,145    1,343        1,537              --
Stockholders' equity (deficit)..   (2,090)  (2,000)      20,251          66,887

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

You should read the following discussion of our financial condition and results of operations with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-look-ing statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth un-der "Risk Factors" and elsewhere in this prospectus.

Overview

Total Sports is an event-centered, online sports media company. We provide sports fans and enthusiasts with live, or real-time, simulcasts of events in eight collegiate and professional sports, game summaries, in-depth statistical analysis, breaking news and the opportunity to purchase sports-related merchan-dise.

Revenues

We derive our revenues from three primary sources:

 .  digital publishing;

 .  print publishing; and

 .  e-commerce.

Digital publishing revenues result from the selling of sponsorships and banner advertisements, licensing of statistical data and content, and providing Web site development services for third-parties. During 1998, 54.3% of our revenues came from digital publishing. During 1999, 62.9% of our revenues came from dig-ital publishing.

Our sponsorships generally relate to specific sporting events, such as the NCAA men's basketball championships. We derive advertising revenues from sales of banner advertisements on our Web sites. We recognize sponsorship revenues in the period that the sponsored event occurs and the sponsorship is displayed, provided that no significant obligations remain, such as unmet commitments for guaranteed minimum impressions ("page views" or "hits"). We recognize advertis-ing revenues ratably over the period in which the advertisement is displayed, provided that no significant obligations remain. In the event that our sponsor-ships or advertising arrangements contain minimum impressions guarantees, we recognize revenue incrementally as progress is made toward the minimum impres-sion commitments. During 1999, sponsorships accounted for 30.1% and advertising 54.5% of total digital publishing revenues.

We recognize licensing revenue for statistical data when the statistical data has been delivered and we have no further obligations. We recognize content li-censing revenue over the period of the license agreement as we deliver the con-tent. We recognize Web site development revenue as the services are performed, provided that no significant obligations remain. If Web site development fees relate to or come from an agreement to license content, we recognize the devel-opment fees revenue over the content license period. We record amounts billed or received for which services have not yet been provided as deferred revenue on our balance sheets.

We derive print publishing revenues from the sale of sports encyclopedias, fan guides and other sports-related books. During 1999, 21.3% of our revenues came from sales of print publications. For titles we publish, we recognize print publishing revenue upon the sale of our publications by a third-party distribu-tor, which historically has been our primary distribution channel. In connec-tion with these sales, we establish a reserve for right of returns of approxi-mately 37.0% at the time revenue is recognized. For titles that we co-publish, we recognize revenues as we earn fixed advances that are paid to us by the co-publisher.

We derive e-commerce revenues from the sale of sports equipment, apparel and memorabilia through our online stores and through our live event merchandising. During 1999, 15.8% of our revenues came from e-commerce sales. We recognize e-commerce revenue upon delivery of goods to our customers, which occurs only af-ter credit card authorization. We do not maintain significant amounts of e-com-merce inventory. During 1998 and 1999, approximately 75% of our e-commerce transactions were purchased by us from third-party manufacturers or distribu-tors after we received orders from customers. We expect this percentage to re-main constant in future periods. For sales of merchandise, we are responsible for pricing and processing orders, arranging or authorizing delivery, processing merchan-dise returns, providing all customer support related to the transaction, and resolving customer disputes. In the event goods are lost or damaged during shipment from or return to the distributor and coverage is denied by the com-mercial shipping company, we bear the risk of loss. We generally do not extend credit to e-commerce customers, except through third-party credit cards. Credit card sales account for approximately 100% of total e-commerce sales in 1998 and 1999. We bear no financial risk under these agreements except in the case of credit card fraud or merchandise return fraud. Our agreements with third-party credit companies provide for the electronic processing of credit approvals and the electronic submission of transactions. Upon the submission of these trans-actions to the credit card companies, they transmit payment to our bank ac-count. Accordingly, we record the amounts as cash upon the electronic submis-sion of the transaction to the appropriate processing agency. Payment from the credit card companies usually occurs within one to two days.

We generally allow returns of e-commerce merchandise for any reason within 30 days of the sale. Accordingly, we provide for allowances for estimated future returns at the time of shipment based on historical data. During 1999, our rate of e-commerce product returns averaged 7.6% of total e-commerce revenues, but our future return rates could differ significantly from our historical aver-ages.

Sponsorship and advertising revenues are season and event driven and are ex-pected to constitute the majority of our future revenue growth as we focus our efforts on adding new sponsors and increasing the volume of sponsorships with existing sponsors, as well as increasing the number and types of live events we cover and expanding our selection of Total Sports networks. Print publishing and e-commerce revenues are expected to increase in absolute dollars in future periods but to decrease as a percentage of total revenues as we implement the strategies discussed above.

In the past, we have entered into barter transactions in which we accepted property and services, including computer equipment, advertising and promo-tional consideration, as payment for sponsorships and advertising sales. We record property and services received in barter transactions at fair market value based on the amounts normally charged by our partners or customers to third parties for similar property and services. Revenues from barter transac-tions represented 17.5% of our total revenues in 1998 and 14.1% of our total revenues in 1999. We intend to continue to enter into barter arrangements in the short term, however we intend to reduce barter as a percentage of total revenues in future periods.

Cost of Revenues

Digital publishing cost of revenues consists primarily of compensation and ben-efits for the editorial and operations staff, contract labor, commissions, roy-alty and license payments, content fees, and allocations of facilities and other shared costs such as depreciation, telecommunications and computer-re-lated expenses.

Print publishing cost of revenues consists primarily of the direct costs of our print publications sold to customers, product fulfillment, amortization of de-ferred publishing costs such as author fees and royalty payments, license fees, and allocations of facilities and other shared costs.

E-commerce cost of revenues consists primarily of the direct costs of our mer-chandise sold to customers, costs associated with credit cards and other com-missions, outbound shipping and handling costs, and allocations of facilities and other shared costs.

Operating Expenses

Product development expenses consist primarily of compensation and benefits for our operations staff that support the development of new product offerings, product enhancements and allocations of facilities and other shared costs.

Sales and marketing expenses consist primarily of compensation and benefits for our sales, marketing and public relations staff, advertising, allocations of facilities and other shared costs, and the value of the advertising we receive in barter transactions in exchange for content or advertising on our Total Sports networks.

General and administrative expenses consist primarily of compensation and bene-fits for general management, finance and administrative staff, professional fees for legal and accounting services, insurance, other office expenses and allocations of facilities and other shared costs.

Amortization expense consists of amortization of goodwill resulting from acqui-sitions, which is amortized over its useful life.

Other Income (Expense), Net

Other income (expense), net, consists of minority interest in joint venture losses (earnings), equity in earnings (loss) of affiliate, interest income, in-terest expense and other income.

Since inception, we have devoted a substantial portion of our resources to the development of our proprietary publishing and TotalCast technologies and devel-opment of key corporate relationships. We have been dependent on funding from debt and equity financing and strategic corporate alliances. We have not been profitable since inception and had an accumulated deficit of approximately $35,944,000 as of December 31, 1999. We expect to incur additional operating losses over the next several years in connection with our continued technology development, increased marketing efforts and expansion of our workforce.

Acquisition History

We have made a series of acquisitions of and investments in sports information and sports technology companies. The table below provides information about the five acquisitions and the one equity investment we have completed through De-cember 31, 1999. With the exception of the acquisition of the sports content business of KOZ inc., all of our acquisitions have been accounted for under the purchase method of accounting, with resulting goodwill amortized over periods ranging from 19 months to 15 years. Because the ownership of KOZ was substan-tially the same as the ownership of Total Sports at the time of the KOZ acqui-sition, the KOZ acquisition was accounted for using KOZ's original book values, with the excess of the purchase price paid over the book values recorded as a one-time reduction of additional paid in capital.

                                                                                                      Purchase
Date Acquired                    Name of Company             Primary Technology/Product Acquired       Price
-------------            -------------------------------- ------------------------------------------ ----------
March 31, 1997.......... KOZ inc.                         Internet sports content platform           $1,414,240
March 31, 1997.......... Sports Extra, Inc.               Print publishing and statistical databases    233,548
December 22, 1997....... DesignNet, Inc.                  Electronic commerce platform                   16,571
June 2, 1998............ Total College Communications Co. Collegiate marketing licenses                 314,228
July 29, 1998........... Golf.Com LLC                     Golf content and merchandising                250,000
June 4, 1999............ Long Distance Technologies, Inc. NASCAR(TM) content and broadcasting         3,640,333

Prior to the KOZ acquisition, Total Sports had no operations. The KOZ acquisi-tion provided the nucleus for the development of both our TotalCast technology and our sports networks. Subsequent to the Sports Extra acquisition, we formed our print publishing segment, which uses statistical data derived from our dig-ital publishing activities to publish statistical encyclopedias and guides, as well as develops original sports-related books. The Total College Communica-tions acquisition allowed us to secure licensing rights for TotalCasts of NCAA championship events, including the men's NCAA basketball championships. The Golf.Com investment and Long Distance Technologies acquisition provided the technology and content for the development of our Total Golf and Total Motor Racing networks, which were both new markets in which we had no prior exposure. With the exception of the Golf.Com, of which we own 25.0% and Long Distance Technologies acquisition, all of our businesses acquired since inception have been incorporated into our general operations. Long Distance Technologies was merged into Total Motorsports Inc., a wholly-owned subsidiary of Total Sports. In addition, as of June 30, 1999, all of the assets of our print publishing segment were transferred to Total Sports Publishing, Inc., a wholly-owned sub-sidiary of Total Sports formed during 1999.

The following table summarizes the number of employees acquired from our acqui-sitions, the method of funding for our acquisitions and equity investments, and the nature of significant liabilities assumed.

                           No. of      Primary Liabilities
Name of Company           Employees          Assumed                           Method of Payment
---------------           --------- -------------------------- -------------------------------------------------
KOZ inc.................     36     Accounts payable           Proceeds from line of credit
Sports Extra, Inc.......      6     Accounts and notes payable Issuance of 290,323 shares of common stock and forgiveness of $100,000 note receivable
DesignNet, Inc..........      3     Accounts payable           Issuance of 33,142 shares of common stock
Total College Communica-
 tions Co...............     --     Accounts payable           Issuance of 418,971 shares of common stock
Golf.Com LLC............     --     None                       Cash on hand
Long Distance Technolo-
 gies, Inc..............      1     Accounts and notes payable Issuance of 284,401 shares of common stock

None of our acquisitions had contingent payment terms except the Long Distance Technologies acquisition. The 284,401 shares of Total Sports' common stock is-sued as consideration in the Long Distance Technologies acquisition are being held in escrow until any and all indemnification claims or disputed claims no-tices have been satisfied. One-third of the shares held in escrow, less a por-tion to be forfeited to satisfy any indemnification claims, are due to be re-leased on June 4, 2000, subject to the occurrence of a significant event. The escrow agreement defines a significant event as the effectiveness of a regis-tration statement for the sale of the shares held in escrow in a underwritten public offering registered under the Securities Act of 1933, or the consumma-tion of a transaction or series of events that result in the escrowed shares becoming publicly traded. If such a significant event occurs before June 4, 2000, then at that date escrowed shares with a value in excess of $4.0 million shall be released from escrow, less any portion subject to a disputed claims notice. Upon the occurrence of a significant event after June 4, 2000, an ad-ditional amount of escrowed shares then in excess of $4.0 million shall be re-leased, less any portion subject to a disputed claims notice. The remainder of the escrowed shares shall be released December 4, 2000, to the extent the escrowed shares are not required to be forfeited in satisfaction of indemnifi-cation claims or disputed claims notices.

We believe that our acquisitions and equity investments have afforded us op-portunities to integrate new sports related technologies into our product of-fering or provided access to sectors of the sports entertainment market not previously available to us. We will continue to pursue acquisition of selected sports technology and information companies whose markets are consistent with our growth strategy and whose technologies would enhance our product offering.



Results of Operations

The following table sets forth our results of operations as a percentage of total revenue for the periods indicated:

                               -------------------------------------------
                                Period from
                               February 20,
                                       1997
                                    Through     Year Ended     Year Ended
                               December 31,   December 31,   December 31,
                                       1997           1998           1999
                               ------------   ------------   ------------
Revenues:
 Digital publishing...........         73.1%          54.3%          62.9%
 Print publishing.............         25.5           34.3           21.3
 E-commerce...................          1.4           11.4           15.8
                               ------------   ------------   ------------
  Total revenues..............        100.0          100.0         100.00
                               ------------   ------------   ------------
Cost of revenues:
 Digital publishing...........        138.3           93.1          100.3
 Print publishing.............         40.7           62.0           38.8
 E-commerce...................          0.1            8.6           13.9
                               ------------   ------------   ------------
  Total cost of revenues......        179.1          163.7          153.0
                               ------------   ------------   ------------
Gross loss                            (79.1)         (63.7)           (53)
Operating Expenses:
 Product development..........        145.4           69.7           48.6
 Sales and marketing..........         59.5           71.6           62.8
 General and administrative...         83.9           67.8           57.7
 Amortization.................          3.1            4.8           17.7
                               ------------   ------------   ------------
  Total operating expenses....        291.9          213.9          186.8
Operating loss................       (371.0)        (277.6)        (239.8)
Other income (expense), net...          4.3          (13.7)          (4.2)
                               ------------   ------------   ------------
Net loss......................       (366.7)%       (291.3)%       (244.0)%
                               ============   ============   ============

Our acquisitions and equity investments have had a significant impact on our financial condition and results of operations. Due to the use of the purchase method of accounting for our acquisitions, the consolidated statements of op-erations for each of the reporting periods from February 20, 1997 (date of in-ception) through December 31, 1999 include results from operations for each of the acquisitions from the date of each acquisition only. Moreover, the consol-idated balance sheet as of December 31, 1999 and the consolidated statements of operations for 1997, 1998 and 1999 do not include the assets, liabilities, and results of operations relating to acquisitions completed after the last day of each fiscal period. As a result, comparisons to prior operating results and prior balance sheets are impacted materially.

Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

Total Revenues. Total revenues for 1999 were $8,584,000 compared to $3,833,000 for 1998, an increase of $4,751,000. The increase in total revenues is primar-ily attributable to increased sales of sponsorships, advertising and e-com-merce merchandise.

Barter transactions, in which we received advertising or other goods and serv-ices in exchange for content or advertising on our Total Sports networks, ac-counted for approximately 14.1% of our total revenues in 1999. Barter transac-tions in exchange for advertising on our Total Sports networks and our print publications accounted for approximately 17.5% of our total revenues in 1998. In future periods, we intend to maximize cash digital publishing revenue, al-though we will continue to enter into barter relationships as appropriate.

Digital Publishing Revenues. Digital publishing revenues increased to $5,397,000 in 1999 from $2,083,000 in 1998, an increase of $3,314,000. The in-
crease in digital publishing revenues is primarily attributable to increases in sales of sponsorships and advertising, including sales from Golf.com in which we acquired an interest in mid-1998. Sales from Golf.Com were $1,074,000 in 1999. We had no sales of sponsorships or advertising from Golf.Com in 1998. In addition, we had sales of $296,000 related to broadcasts of NASCAR races, the rights to which we acquired in our acquisition of Long Distance Technolo-gies in June 1999. We also had sales of $535,000 related to Beer.com, a Web site we developed for Labatt Brewing Company, which launched in October 1999. Also, barter transactions for sponsorships and advertising in 1999 were $1,210,000 as compared to $572,000 in 1998.

We expect digital publishing revenues to increase in future periods in both absolute dollars and as a percentage of total revenues due to our efforts to add new sponsors and increase the volume of sponsorships with existing spon-sors, as well as our effort to increase the number and types of live events we cover. We anticipate the majority of our future growth will be derived from sales of sponsorships and advertising related to our Total Sports networks.

Print Publishing Revenues. Print publishing revenues increased to $1,831,000 in 1999 from approximately $1,315,000 in 1998, an increase of $516,000. The increase in print publishing revenue is due primarily to 26 titles being available for sale during 1999 as compared to seven titles available during 1998.

E-commerce Revenues. E-commerce revenues increased to $1,356,000 in 1999 from approximately $435,000 in 1998, an increase of approximately $921,000. The in-crease in e-commerce revenues is primarily attributable to increases in mer-chandise sales from our Total College Sports Network stores and a full year of sales from our Golf.com store. Sales from Golf.com were $479,000 in 1999 from $240,000 in 1998, an increase of $239,000.

Total Cost of Revenues. Total cost of revenues for 1999 was $13,131,000 com-pared to $6,274,000 in 1998, an increase of $6,857,000. The increase in total cost of revenues is primarily attributable to the increased volume of sponsor-ship, advertising and e-commerce sales, increased staffing levels and costs associated with increased sales of print publications.

Digital Publishing Cost of Revenues. Digital publishing costs of revenues in-creased to $8,605,000 in 1999 from $3,567,000 for 1998, an increase of $5,038,000. This increase is due primarily to planned increases in the number of employees in our editorial and operations staff over prior periods, in-creases in contract labor and other outside services due to our expanded cov-erage of sporting events and increases in commissions relating to sponsorships of NCAA championships.

Print Publishing Cost of Revenues. Print publishing costs of revenues in-creased to $3,334,000 in 1999 from $2,375,000 in 1998, an increase of $959,000. The increase in print publishing cost of revenues is due primarily to 26 titles being available for sale in 1999 as compared to seven titles available in 1998.

E-commerce Cost of Revenues. E-commerce cost of revenues increased to $1,191,000 in 1999 from $332,000 in 1998, an increase of $859,000. The in-
crease in e-commerce cost of revenues is due primarily to the direct costs of merchandise associated with the increased volume of sales and increased sales of golf merchandise from our Golf.com store, which generate lower margins than our other e-commerce merchandise.

Product Development Expenses. Product development expenses increased to $4,171,000 in 1999 from approximately $2,672,000 for 1998, an increase of $1,499,000. The increase in product development expenses is due primarily to planned increases in expenditures related to improving our TotalCast technol-ogy for existing sports and adding TotalCasts of additional sports and planned increases in the number of employees performing product development projects. We expect product development expenses to increase in absolute dollars as we continue to enhance our TotalCast technology and develop new service offer-ings.

Sales and Marketing Expenses. Sales and marketing expenses increased to $5,389,000 in 1999 from approximately $2,744,000 in 1998, an increase of $2,645,000. The increase in sales and marketing expenses is due primarily to our continued efforts to build a dedicated sales force and increased advertis-ing, including $1,110,000 of expense related to barter transactions and $876,000 of expense related to our promotion and advertising agreement with NBC Sports. We expect sales and marketing expenses to increase in absolute dollars in future periods as we continue to hire additional sales and market-ing personnel and expand our marketing and promotional activities.

General and Administrative Expenses. General and administrative expenses in-creased to $4,951,000 in 1999 from $2,599,000 in 1998, an increase of $2,352,000. The increase in general and administrative expenses is primarily due to planned increases in our administrative and financial personnel, in-creases in professional fees and increases in rent for office facilities. We expect that we will incur increased general and administrative expenses as we hire additional personnel and incur additional costs related to the growth of our business and our operation as a public company. Accordingly, we anticipate that general and administrative expenses will continue to increase in absolute dollars in future periods.

Amortization Expense. Amortization expense consists of amortization of good-will resulting from our acquisitions. Amortization expense increased to $1,520,000 in 1999 from approximately $185,000 in 1998, an increase of $1,335,000. The increase in amortization expense is primarily due to seven months of amortization of goodwill resulting from our acquisition of Long Dis-tance Technologies totaling $1,226,000. The Long Distance Technologies acqui-sition occurred on June 4, 1999.

Other Income (Expense), Net. Other income (expense), net, decreased to expense of $359,000 in 1999 from expense of $523,000 in 1998. This decrease was pri-marily attributable to the change in equity in earnings of Golf.Com from a loss of $24,000 in 1998 to income of $100,000 in 1999, a difference of $124,000. In addition, results of operations for 1998 reflects an expense of $42,000 from our interest in the earnings of our Total College Communications joint venture. We acquired the remaining 50% of Total College Communications on June 2, 1998 and, consequently, its entire operating results are a part of our consolidated results for 1999.

Income Taxes. No benefit for federal and state income taxes is reported in the financial statements in 1999 or 1998 as the net deferred tax assets generated, consisting primarily of operating and economic loss carryforwards, were offset by a full valuation allowance.

Net Loss. We had a net loss of $20,937,000 in 1999 as compared to $11,164,000 in 1998, an increase of $9,773,000. We expect to incur net losses for the foreseeable future as we incur expenses to enhance our current product offer-ings, develop new products and services and pursue new strategic relationships to grow our business.


Year Ended December 31, 1998 Compared to the Period From February 20, 1997 to December 31, 1997

Total Revenues. Total revenues for the year ended December 31, 1998 were $3,833,000 compared to $1,009,000 for the period from February 20, 1997 to De-cember 31, 1997, an increase of $2,824,000. The increase in total revenues is primarily attributable to increased sales of sponsorships and print publica-tions as discussed below and a full year of operations in 1998 versus 1997. Our principal operations during 1997 did not begin until after the acquisition of our sports content business from KOZ inc. on March 31, 1997.

Barter transactions in which we received advertising or other goods and serv-ices in exchange for content or advertising on our Total Sports networks ac-counted for approximately 17.5% of our total revenues in 1998. We had no bar-ter revenues during 1997.

Digital Publishing Revenues. Digital publishing revenues increased to $2,083,000 in 1998 from $738,000 in 1997, an increase of $1,345,000. The in-
crease in digital publishing revenues is primarily attributable to increases in sales of sponsorships and advertising and $572,000 in barter transactions for sponsorships and advertising in 1998. We had no barter transactions for sponsorships and advertising in 1997.

Print Publishing Revenues. Print publishing revenues increased to $1,315,000 in 1998 from $257,000 in 1997, an increase of $1,058,000. The increase in print publishing revenues is due to the fact that our publishing operations did not commence until the summer of 1997, as compared to a full year of oper-ations in 1998. Seven titles were available for sale during 1998 as compared to three titles during 1997. During 1998, we recognized $699,000 in net reve-nues from our publication, Total Hockey, and $97,000 in barter transactions for print publications. We had no sales of Total Hockey or barter transactions for print publications in 1997.

E-commerce Revenues. E-commerce revenues increased to $435,000 in 1998 from $14,000 in 1997, an increase of approximately $421,000. The increase in e-com-merce revenues is primarily attributable to the increase in the number of our online e-commerce stores from two as of December 31, 1997 to 13 as of December 31, 1998.

Total Cost of Revenues. Total cost of revenues in 1998 was $6,274,000 compared to $1,807,000 in 1997, an increase of $4,467,000. The increase in total cost of revenues is primarily attributable to increases in staffing, sales of print publications and e-commerce activities and a full year of operations in 1998 versus 1997.

Digital Publishing Cost of Revenues. Digital publishing cost of revenues in-creased to $3,567,000 in 1998 from $1,395,000 in 1997, an increase of $2,172,000. The increase is due primarily to planned increases in the number of employees in our editorial and operations staff, increases in contract la-bor and other outside services due to our expanded coverage of sporting events and increases in commissions relating to sponsorships of NCAA championships.

Print Publishing Cost of Revenues. Print publishing cost of revenues increased to $2,375,000 in 1998 from $410,000 in 1997, an increase of $1,965,000. The increase in print publishing cost of revenues is due primarily to the fact that our publishing operations did not commence until the summer of 1997 as compared to a full year of operations in 1998, and seven titles being avail-able for sale during 1998 as compared to three titles available during 1997.

E-commerce Cost of Revenues. E-commerce cost of revenues increased to $332,000 in 1998 from $1,000 in 1997, an increase of $331,000. The increase in e-com-merce cost of revenues is due primarily to the direct costs of merchandise as-sociated with the increased volume of e-commerce sales.

Product Development Expenses. Product development expenses increased to $2,672,000 in 1998 from approximately $1,467,000 in 1997, an increase of $1,205,000. The increase in product development expenses is due primarily to planned increases in expenditures related to improving our existing TotalCast technology and adding TotalCasts of additional sports, including increased us-age of contract labor and other outside services and planned increases in the number of employees performing product development projects.

Sales and Marketing Expenses. Sales and marketing expenses increased to $2,744,000 in 1998 from approximately $600,000 in 1997, an increase of $2,144,000. The increase in sales and marketing expenses is due primarily to increases in marketing salaries and benefits, travel expenses and advertising resulting from our efforts to build a dedicated sales force and expand our marketing activities. In 1998, we had $572,000 of expense related to barter transactions. We had no barter transactions in 1997.

General and Administrative Expenses. General and administrative expenses in-creased to $2,599,000 in 1998 from $846,000 in 1997, an increase of $1,753,000. The increase in general and administrative expenses is primarily due to planned increases in our administrative and financial staff, increased professional fees, increased rent for office facilities and a full year of op-erations in 1998 compared to 1997.

Amortization Expense. Amortization expense increased to $185,000 in 1998 from approximately $32,000 in 1997, an increase of $153,000. The increase in amor-tization expense is primarily due to a full year of amortization of goodwill resulting from the KOZ and Sports Extra acquisitions, which occurred on March 31, 1997.

Other Income (Expense), Net. Other income (expense), net, decreased to expense of $523,000 in 1998 from income of $43,000 in 1997. This decrease was primar-ily attributable to an increase in interest expense to $507,000 in 1998 from $100,000 in 1997, an increase of $407,000. The increase in interest expense is due primarily to increased borrowings on our line of credit facility, interest on four convertible notes payable issued in 1998 for proceeds of $3.6 million, and amortization of the discount related to warrants issued in connection with the four convertible notes. As all four notes payable were converted into Series C preferred stock in 1998, the entire dis-count attributable to the warrants, totaling $146,000, was charged to interest expense during 1998. In addition, minority interest in joint venture earnings and losses changed from a loss of $138,000 in 1997 to earnings of $42,000 in 1998, a difference of $180,000. This change is due to the increase in Total College Communications Company's reported earnings of $83,000 in 1998 as com-pared to losses of $276,000 in 1997. We acquired the remaining 50% interest in Total College Communications Company on June 2, 1998.

Income Taxes. No benefit for federal and state income taxes is reported in the financial statements for 1998 or 1997 as the net deferred tax assets generated, consisting primarily of operating and economic loss carryforwards, were offset by a full valuation allowance.

Net Loss. We had a net loss of $11,164,000 in 1998 as compared to $3,700,000 in 1997, an increase of $7,464,000. We expect to incur expenses to enhance our current product offerings, develop new products and services and pursue new strategic partnerships to grow our business.

Selected Quarterly Results of Operations

The following tables represent unaudited consolidated quarterly statement of operations data for each of the eleven quarters in the period ended December 31, 1999, as well as this data expressed as a percentage of revenues. In the opinion of management, this information has been prepared on the same basis as the consolidated financial statements appearing in other sections of this pro-spectus, and all necessary adjustments, consisting only of normal recurring ad-justments, have been included in the amounts stated below to present fairly the unaudited quarterly results. The quarterly information should be read in con-nection with our consolidated financial statements and the related notes ap-pearing elsewhere in this prospectus. The operating results for any quarter are not necessarily indicative of results to be expected for any future period.

                                                                           Three Months Ended
                   -------------------------------------------------------------------------------------------------------------
                                  1997                                          1998
                   -------------------------------------   -----------------------------------------------------
                   Jun. 30(/1/)    Sep. 30       Dec. 31       Mar. 31       Jun. 30       Sep. 30       Dec. 31       Mar. 31
                   ------------  ---------   -----------   -----------   -----------   -----------   -----------   -----------
Revenues:
 Digital
  publishing.....   $ 351,616    $ 108,973   $   277,430   $   913,940   $   161,931   $   394,399   $   612,709   $ 1,525,796
 Print
  publishing.....       7,950      142,689       106,705        11,306       481,411        74,245       747,730       789,730
 E-commerce......         --           --         13,586        39,274        41,994       151,068       202,836       296,092
                    ---------    ---------   -----------   -----------   -----------   -----------   -----------   -----------
 Total revenue...     359,566      251,662       397,721       964,520       685,336       619,712     1,563,275     2,611,618
Cost of revenues:
 Digital
  publishing.....     445,321      186,829       762,859       838,959       842,611       912,263       972,843     1,585,676
 Print
  publishing.....      47,592      164,410       198,284       281,122       404,020       258,587     1,431,520       648,073
 E-commerce......         --           --          1,249        13,837        17,638       150,455       149,790       260,472
                    ---------    ---------   -----------   -----------   -----------   -----------   -----------   -----------
 Total cost of
  revenues.......     492,913      351,239       962,392     1,133,918     1,264,269     1,321,305     2,554,153     2,494,221
                    ---------    ---------   -----------   -----------   -----------   -----------   -----------   -----------
Gross profit
 (loss)..........    (133,347)     (99,577)     (564,671)     (169,398)     (578,933)     (701,593)     (990,878)      117,397
Operating
 Expenses:
 Product
  development....     344,004      386,261       736,902       457,127       643,468       671,237       900,137       825,435
 Sales and
  marketing......     146,667      186,987       266,818       339,645       456,735       763,659     1,183,860       631,761
 General and
  administrative..    321,730       46,002       478,182       464,839       567,262       775,954       790,547       732,157
 Amortization....      10,518       10,519        10,519        16,587        22,102        62,116        84,680        72,800
                    ---------    ---------   -----------   -----------   -----------   -----------   -----------   -----------
 Total operating
  expenses.......     822,919      629,769     1,492,421     1,278,198     1,689,567     2,272,966     2,959,224     2,262,153
                    ---------    ---------   -----------   -----------   -----------   -----------   -----------   -----------
Operating loss...   (956,266)     (729,346)   (2,057,092)   (1,447,596)   (2,268,500)   (2,974,559)   (3,950,102)   (2,144,756)
Other income
 (expense), net..       (30,045)   (28,159)      101,328       (82,004)     (270,359)     (146,503)      (24,050)      (32,780)
                    ---------    ---------   -----------   -----------   -----------   -----------   -----------   -----------
Net loss.........   $(986,311)   $(757,505)  $(1,955,764)  $(1,529,600)  $(2,538,859)  $(3,121,062)  $(3,974,152)  $(2,177,536)
                    =========    =========   ===========   ===========   ===========   ===========   ===========   ===========
                                                                           Three Months Ended
                   -------------------------------------------------------------------------------------------------------------
                                  1997                                          1998
                   -------------------------------------   -----------------------------------------------------
                   Jun. 30(/1/)   Sept. 30       Dec. 31       Mar. 31       Jun. 30      Sept. 30       Dec. 31       Mar. 31
                   ------------  ---------   -----------   -----------   -----------   -----------   -----------   -----------
Percentage of
 Annual Total:
Total revenue....          36%          25%           39%           25%           18%           16%           41%           30%
Gross profit
 (loss)..........         (17)%        (12)%         (71)%          (7)%         (24)%         (29)%         (41)%           3%
Operating loss...         (26)%        (19)%         (55)%         (14)%         (21)%         (28)%         (37)%         (10)%
Net loss.........         (27)%        (20)%         (53)%         (14)%         (23)%         (28)%         (36)%         (10)%
                   -----------------------------------------
                          1999
                   -----------------------------------------
                       Jun. 30       Sep. 30       Dec. 31
                   ------------- ------------- -------------
Revenues:
 Digital
  publishing.....  $ 1,100,955    $1,510,060    $1,260,095
 Print
  publishing.....      250,833       401,806       388,839
 E-commerce......      405,019       208,055       446,403
                   ------------- ------------- -------------
 Total revenue...    1,756,807     2,119,921     2,095,337
Cost of revenues:
 Digital
  publishing.....    2,208,057     2,084,922     2,726,495
 Print
  publishing.....      834,707       396,421     1,454,940
 E-commerce......      332,263       185,198       413,443
                   ------------- ------------- -------------
 Total cost of
  revenues.......    3,375,027     2,666,541     4,594,878
                   ------------- ------------- -------------
Gross profit
 (loss)..........   (1,618,220)     (546,620)   (2,499,541)
Operating
 Expenses:
 Product
  development....    1,037,625     1,152,488     1,155,558
 Sales and
  marketing......    1,022,487     1,364,723     2,369,590
 General and
  administrative..   1,060,908     1,291,612     1,866,637
 Amortization....      240,513       588,598       617,773
                   ------------- ------------- -------------
 Total operating
  expenses.......    3,361,533     4,397,421     6,009,558
                   ------------- ------------- -------------
Operating loss...   (4,979,753)   (4,944,041)   (8,509,099)
Other income
 (expense), net..      (64,693)     (180,164)      (81,212)
                   ------------- ------------- -------------
Net loss.........  $(5,044,446)  $(5,124,205)  $(8,590,311)
                   ============= ============= =============
                   -----------------------------------------
                          1999
                   -----------------------------------------
                       Jun. 30       Sep. 30       Dec. 31
                   ------------- ------------- -------------
Percentage of
 Annual Total:
Total revenue....           20%           25%           25%
Gross profit
 (loss)..........          (36)%         (12)%         (55)%
Operating loss...          (24)%         (24)%         (42)%
Net loss.........          (24)%         (25)%         (41)%

-------
(1) Total Sports was formed on February 20, 1997 but did not commence opera-tions until March 31, 1997, in connection with its acquisition of the sports content business of KOZ inc.

Our operating results have varied on a quarterly basis during our operating history and may fluctuate in the future as a result of a variety of factors, many of which are outside our control. Historically, we have reported our high-est revenues in the first quarter, which coincides with the NCAA Championship men's basketball tournament occurring in March of each year. Additionally, as a result of our limited operating history and the emerging nature of the sports information markets in which we compete, it is difficult for us to forecast our revenues or losses accurately. Our expense levels are largely based on our staffing levels and are to a large extent fixed. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant shortfall in relation to our expectations could cause a material adverse effect on our business, results of operations and financial condition. In addition, we cur-rently intend to significantly increase our operating expenses to:

  .  develop and enhance our technology;

  .  increase sales and marketing and operations staff expenses;

  .  fund promotion and advertising expenditures to build brand awareness;

  .  create, introduce and enhance our current product offerings;

  .  acquire content and other business and technology services; and

  . enter into new strategic partnership agreements domestically and internationally.

To the extent that such expenses precede or are not subsequently followed by increased revenue, our business, results of operations and financial condition could be materially adversely affected.

Liquidity and Capital Resources

Our capital requirements have been and will continue to be significant, and to date, our cash requirements have exceeded our cash flow from operations. Since our inception in 1997, we have satisfied cash requirements and financed our op-erations primarily through borrowings, capital lease financings, convertible bridge loans and private sales of our equity securities.

From our inception in February 1997 through June 1997, we funded operations with $750,000 in equity contributions from our founders. In June 1997, we com-pleted a private placement of our Series A preferred stock and common stock warrants with net proceeds of $1,180,000. In November 1997, we completed a pri-vate placement of our Series B preferred stock with net proceeds of $1,937,000. In August 1998 and January and April 1999, we completed private placements of our Series C and C1 preferred stocks with net proceeds totaling $15,617,000. In November 1999, we completed an approximately $35,500,000 private placement of our Series D preferred stock. Included in the proceeds of this placement is $6,500,000 from previously issued convertible notes that were converted into Series D preferred stock.

In addition to funding ongoing operations and capital expenditures, our princi-pal commitments consist of various obligations under short and long-term borrowings, notes payable, operating leases and capital leases. On February 24, 1999, we issued a note payable for $114,921 to First Raleigh Telex, LLC, a re-lated entity controlled by Frank A. Daniels, Jr., a director and stockholder of Total Sports. The note is due on February 24, 2002, bears interest at 9.0% per annum, and is collateralized by computer equipment. In November 1999, we paid off our outstanding $3,966,000 line of credit with First Union National Bank from the proceeds from the offering of our Series D preferred stock. Between June and November 1999, we entered into convertible bridge loans for $6.5 mil-lion. In November 1999, the $6.5 million aggregate principal amount of these loans was converted into 391,802 shares of our Series D preferred stock.

On August 13, 1999, we entered into a ten-year operating lease for office space with First Raleigh Telex. This lease requires monthly payments of $24,923. As of December 31, 1999, total rent expense for all outstanding operating leases was approximately $83,575 per month. During 1999, we entered into capital leases for the use of certain computer and telecommunications equipment with purchase prices totaling approximately $502,000. These 1999 capital leases re-quire total monthly payments of approximately $22,000 through June 2002. Total payments for all outstanding capital leases as of December 31, 1999 were ap-proximately $31,000 per month.

As of December 31, 1999, we had $17,671,000 in cash and cash equivalents. Net cash used in operating activities was $3,825,000, $9,860,000 and $16,614,000 for 1997, 1998 and 1999. Net cash used in operating activities resulted from our net operating losses, adjusted for certain non-cash items including compen-sation and interest expense related to the issuance of options and warrants to key employees and business partners. Non-cash charges relating to the issuance of these options and warrants were $212,000 for 1998 and $240,000 in 1999. Non-cash charges relating to depreciation and amortization expense were $255,000, $760,000 and $3,417,000 for 1997, 1998 and 1999.

Net cash used in investing activities was $1,772,000, $964,000 and $2,118,000 for 1997, 1998 and 1999. Net cash used in investing activities resulted primar-ily from capital expenditures relating to purchases of computer and office equipment and acquisitions of and investments in related businesses.

Net cash provided by financing activities was $5,834,000, $11,272,000 and $35,718,000 for 1997, 1998 and 1999. Net cash provided by financing activities for these periods included the issuance of short and long-term borrowings and notes payable, long-term capital lease obligations and preferred stock, common stock and warrants.

No provision for federal or state income taxes has been recorded as we incurred net operating losses for all periods. However, we have paid state franchise taxes during 1997, 1998 and 1999. As of December 31, 1999, we had approximately $31.9 million of net operating and economic loss carryforwards available to offset future federal and state taxable income. These carryforwards expire in years 2011 through 2019. As a result of various equity transactions during 1997, 1998 and 1999, we believe our company has undergone an "ownership change" as defined by Section 382 of the Internal Revenue Code. Accordingly, the use of a portion of the net operating and economic loss carryforwards may be limited. Due to this limitation, and the uncertainty regarding the ultimate use of the net loss carryforwards, we have not recorded any net tax benefit for losses by the provision of a valuation allowance for the entire amount of our net de-ferred tax assets. In addition, future sales by us of shares of our capital stock, including sales pursuant to this offering, and/or transfers of a sub-stantial number of shares of common stock by the current stockholders,may re-strict our ability to use our net operating loss carryforwards.



We have experienced a substantial increase in operating expenses since incep-tion in connection with the growth of our operations and staffing and the ex-pansion of our service offerings. From our inception, we have incurred net losses of more than $35.8 million, including losses of approximately $20.9 mil-lion in 1999. We expect to continue to incur net losses for the foreseeable fu-ture as we implement our business strategy. Our capital requirements for the year ending December 31, 2000 depend on numerous factors, including the amount of resources to be devoted to:

- improving and extending services offerings;

- expanding strategic relationships;

- making investments in or acquisitions of businesses, products and technolo-gies; and

- expanding sales and marketing programs and conducting more aggressive cam-paigns to strengthen brand recognition.

As of December 31, 1999, we had approximately $17.6 million in cash and cash equivalents. We have determined that we must raise additional funds to support our operations and implement our business strategy over the next twelve months, and are undertaking efforts to raise additional capital. These efforts include a planned initial public offering of our common stock in 2000, with expected net proceeds of approximately $45 million. We believe that the net proceeds from this offering, along with cash and cash equivalents on hand, will be suf-ficient to fund our cash requirements for operations, working capital and capi-tal expenditures for at least the next twelve months. Thereafter, we may need to raise additional funds. In the event that this planned offering is not con-summated, we believe that we will need to raise additional capital, either from the sale of equity or debt securities, or from other sources such as borrowings from banks, in order to continue with our current business strategy on the planned timetable. Although no assurances can be given that the efforts to raise additional capital will be successful, based on our history of raising equity, we believe that we can successfully raise funds necessary to support our plans for the next twelve months. In the event that we are not able to raise such additional funds, we have prepared a contingency operating plan that consists of reductions in personnel and marketing expenditures which, in the opinion of our management, could be implemented and would allow us to continue our operations for a reasonable period of time. However, the implementation of this contingency plan could have material adverse effects on our long-term op-erations.

Year 2000 Readiness, Costs of Compliance and Effect on Operations

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year in respective date fields. We use a combination of hardware devices run by computer programs at our support center and offsite transmission locations to process transactions and other data which are essential to our business operations. The Year 2000 issue and its impact on data integrity could result in system interruptions, miscalculations or failures causing disruption of operations.

The following discussion about the status of our Year 2000 activities, the costs expected to be associated with the activities and the results we expect to achieve constitute forward-looking information. As noted below, there are many uncertainties involved with the Year 2000 issue, including the extent to which we will be able to adequately provide for contingencies that may arise, as well as the broader scope of the Year 2000 issue as it may affect third parties and our sponsors. Accordingly, the costs and results of our Year 2000 activities and the extent of any impact on our results of operations could vary materially from that stated herein.

State of Readiness. In February 1999, we formed a Year 2000 committee comprised of our Chief Technology Officer and our technical specialists. The committee was responsible for developing our Year 2000 compliance assessment plan, which consisted of a three-phase process of:

  . identifying both information technology and non-information technology systems that are not Year 2000 compliant;

  .  determining their significance to our operations; and

  .  developing plans to resolve issues where necessary.

Our Year 2000 compliance assessment plan included testing all of our informa-tion and non-information technology systems as well as our internally developed TotalCast software. We identified potential problems in some of our non-criti-cal systems and began repairing, upgrading or replacing such systems in the second quarter of 1999. Such Year 2000 compliance activities were completed prior to December 31, 1999. Based on our testing and assessment, we believe that our information and non-information technology, as well as internally de-veloped systems, are Year 2000 compliant.

We expect most material Year 2000 compliance problems to have arisen on or im-mediately after January 1, 2000. As of January 21, 2000, we had not experienced any year 2000 problems and we had not been informed of any material year 2000 problems by our customers and vendors. It is possible, however, that further Year 2000-related problems will arise after January 1, 2000. For example, the date February 29, 2000 may present further problems for non-compliant systems or software. We do not expect to experience any material adverse effects on our business, financial condition or results of operations from any vendor, sup-plier or financial institution who may experience Year 2000 problems after Jan-uary 1, 2000.

Costs. Total Sports was formed in February 1997. At that time, the Year 2000 issue was widely known and anticipated among the technology industry, and most software and hardware providers were working to update their products to achieve and ensure Year 2000 compatibility. As we selected the software and hardware products to be used in our operations, we made a determined effort to select Year 2000 certified products. As a result, our historical costs related to Year 2000 activities have been insignificant. To date, costs that we have incurred in connection with identifying and evaluating Year 2000 compliance is-sues have been approximately $10,000. Most of our expenses relate to, and are expected to continue to relate to, the operating costs associated with time spent by employees in the assessment process, the repair, upgrade or replace-ment process and general Year 2000 compliance matters. We estimate that the to-tal cost of our Year 2000 activities will be less than $15,000 and we intend to expense such costs as they are incurred. In the event that we incur expenses higher than anticipated, such additional expenses could harm our business.

Risks. If we or our key vendors, suppliers or financial institutions experience Year 2000 problems, the result could be a failure or interruption of our normal business operations. Although we believe that the potential for significant in-terruptions to normal operations should be minimal due to the relative newness of our systems, our business is exposed to risks associated with the Year 2000 problem. Our primary risks of Year 2000 failures are those related to external service providers including telecommunications, electrical power and Internet commerce systems that we upon daily. The most reasonably likely worst-case sce-nario is a failure related to one or several of our external service providers referenced above. Such failure or failures could cause any of the following:

  . protracted interruption of electrical power to our operations and Internet servers which could materially and adversely impact our ability to enable online transactions and other services;

  . significant or widespread failure of software products and services provided to us by third parties; and

  . significant or widespread failure of third party computer systems with which our systems interface.

To date, we are not aware of Year 2000 problems experienced by our sponsors. However, failure of our sponsors' equipment or software due to Year 2000 prob-lems may result in reduced funds available for sponsorship and advertising ac-tivities. In addition, the purchasing patterns of sports users may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. Finally, we are subject to external forces that might generally affect industry and commerce, such as utility or transportation company Year 2000 compliance failures and related service inter-ruptions. The occurrence of any Year 2000 compliance failures that affect our sponsors, our audience or industry and commerce generally could have a material adverse ef-fect on our business, results of operations and financial condition.

Contingency Plan. In the event that we experience Year 2000 problems, we will manually perform those tasks which would otherwise be performed by our non-Year 2000-compliant systems until such systems are repaired, upgraded or replaced. In the event we experience a Year 2000 problem as a result of our communica-tions or electrical power providers, we expect the operations and transmission of our TotalCasts of sporting events to be effected. Under this scenario, our employees will manually call in information using land-based telephone lines with analog or digital cellular telephones as backup. In this event, we antici-pate that we will experience delays in our TotalCast transmissions for those events. We are not currently able to determine the effect on our revenues, if any, from these delays or interruptions.

Newly Adopted Accounting Standards

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Cost of Computer Software Devel-oped or Obtained for Internal Use. Statement of Position 98-1 is effective for financial statements for years beginning after December 15, 1998. Statement of Position 98-1 provides guidance over accounting for computer software develop-ment or obtained for internal use including the requirement to capitalize spec-ified costs and amortization of such costs. The adoption of this statement by Total Sports did not have a significant effect on our capitalization policy or on our financial statements during the year ended December 31, 1999.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Statement of Position 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start up activities and or-ganization costs to be expensed as incurred. As we have expensed these costs historically, the adoption of this standard did not have an impact on our re-sults of operations, financial position or cash flows for the year ended Decem-ber 31, 1999.

Recently Issued Accounting Standards Not Yet Adopted

In June 1998, the Financial Accounting Standards Board issued Statement of Fi-nancial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133 estab-lishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or lia-bilities in the statement of financial position and measure those instruments at fair value. Statement of Financial Accounting Standards No. 133 is effective for the first fiscal quarter of fiscal 2001; earlier application is encouraged. As of December 31, 1999, we have not determined the effect of Statement of Fi-nancial Accounting Standards No. 133 on our consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to minimal market risks. We manage sensitivity of our results of operations to these risks by maintaining a conservative investment portfolio, which consists of money markets funds and other highly liquid investments, and entering into long-term debt obligations with appropriate pricing and terms. We do not hold or issue derivative, derivative commodity or other financial in-struments held for trading purposes. Financial instruments for other than trad-ing purposes do not impose a material market risk on us.

We are exposed to interest rate risk, as additional debt financing is periodi-cally needed due to the large operating losses and capital expenditures associ-ated with establishing and expanding our network coverage. The interest rate that we will be able to obtain on debt financing will depend on market condi-tions at that time, and may differ from the rates we have secured on our cur-rent debt.

While all of our long-term debt bears fixed interest rates, the fair market value of our fixed rate long-term debt is sensitive to changes in interest rates. We have no cash flow or earnings exposure due to market interest rate changes for our fixed long-term obligations. The table below provides addi-tional information about our long-term debt obligations as of December 31, 1999. For additional information about our long-term debt obligations, see Note 6 to our Consolidated Financial Statements.

As of December 31, 1999 :

                                                          ----------------------
                                                                   Weighted
                                                                    Average
                                                             Fixed Interest
Expected Maturity                                             Debt     Rate
-----------------                                         -------- --------
2000..................................................... $101,548     8.47%
2001.....................................................   92,764     7.49
2002.....................................................   54,810     7.50
2003.....................................................   73,493     7.18
2004.....................................................   78,782     7.18
Thereafter...............................................    9,459     7.18
                                                          --------     ----
                                                          $410,856      8.0%
                                                          ========     ====
Fair market value........................................ $417,000       --
                                                          ========     ====

We operate primarily in the United States, and all sales to date have been made in U.S. dollars. Accordingly, we have had no material exposure to foreign cur-rency rate fluctuations.

Inflation

We do not expect inflation to have a significant impact on our operations.

Seasonality

We expect that our revenues will be higher leading up to and during major U.S. sports seasons and lower at other times of the year, particularly during the summer months. The effect of such seasonal fluctuations in revenues could be enhanced or offset by revenues associated with major sports that do not occur every year. We believe that advertising sales in traditional media, such as television, generally are lower in the first and third calendar quarters of each year, and that advertising expenditures fluctuate significantly with eco-nomic cycles. Depending on the extent to which these factors apply to Internet advertising, the seasonality and cyclicality in the level of our advertising revenues could become more pronounced. The foregoing factors could have a mate-rial adverse affect on our business, results of operations and financial condi-tion. The following table summarizes by sports group our advertising revenues included in 1999 digital publishing revenues, and the quarters in which the ma-jority of the advertising revenues are recognized:

                                   ---------------------------------------------
                                   Advertising       Primary Timing of
Sports Group                          Revenues                  Events  Quarters
------------                       ----------- ----------------------- ---------
Collegiate athletics..............  $1,591,281         Spring and fall Q1 and Q4
Golf..............................  $1,226,853                 Various   Various
Auto racing.......................     288,461       Spring and summer Q2 and Q3
Baseball..........................     916,236 Spring, summer and fall Q2 and Q4
Fishing...........................      81,441                 Various   Various
Other.............................      45,722                 Various   Various
                                    ----------
                                    $4,149,994
                                    ==========

                                    Business

Overview

Total Sports is an event-centered, online sports media company. We provide sports fans and enthusiasts with live, or real-time, simulcasts of events in eight collegiate and professional sports, game summaries, in-depth statistical analysis, breaking news and the opportunity to purchase sports-related merchan-dise. We believe we are differentiated from our competitors by our live event focus. In 1999, we provided live coverage of over 4,000 sporting events using our TotalCast and other simulcast technologies. We also believe we are differ-entiated by our business architecture, which consists of our combination of proprietary technology and people who cover live events and provide other sports content. Our business architecture enables us to provide statistically detailed real-time coverage and continually update and customize content. We have five networks of sports Web sites:

 .  Total College Sports Network;

 .  Total Baseball Network;

 .  Total Golf Network;

 .  Total Motor Racing Network; and

 .  Total Sportfishing Network.

Our contractual relationships with the NCAA through Host Communications, Major League Baseball and Sports Illustrated provide us with the majority of our con-tent. Our contractual relationship with NBC Sports, a Total Sports stockholder, provides us with the majority of our promotion on television. Our objective is to become the leading global online sports media company with a focus on live event coverage.

The total number of our Web pages our users access, referred to as page views, have increased from approximately 38 million in 1997 to approximately 696 mil-lion in 1999, while the number of our sponsors and advertisers has grown from two in 1997 to 99 in 1999.

Industry Background

The Sports Market. According to the 1998 ESPN Chilton Sports Poll, 87% of the U.S. population over the age of 12 consider themselves sports fans, which we estimate is over 182 million sports fans. Interest in sports is intense and the overall sports industry is large and growing. In 1995, according to the Georgia Institute of Technology, spectator sporting events, the sale of sporting goods and the sale of sports publications in the United States generated an estimated $130 billion. Each year, there are approximately 2,500 Major League Baseball games, 5,000 NCAA Division I college basketball games, 700 NCAA Division I-A college football games and 200 professional golf events. Media coverage of these events provides businesses with an opportunity to promote their products and services to large audiences. Seven of the ten most widely viewed television broadcasts in the 1998-99 television season were sporting events, according to Nielsen Media Research. Sports-related television advertising generated approx-imately $4.8 billion in 1998 and is estimated to generate approximately $6.6 billion in 2003, according to Paul Kagan & Associates. In addition, based on research conducted by Sports Marketing magazine, our management estimates that in 1998, between $12.2 billion and $14.2 billion was invested globally in sports through the sponsorship of events, federations, teams, individuals and stadiums.

The Internet. The Internet has emerged as a significant global communications medium, enabling millions of people to access information and conduct commerce electronically. The total number of Web users worldwide will increase from ap-proximately 196 million in 1999 to 502 million by 2003, according to Interna-tional Data Corporation. The Internet provides advertisers and merchants with an attractive means of marketing and selling products and services either to a mass audience or to a targeted demographic. The total value of products and services sold over the Web is projected to increase from approximately $111.4 billion in 1999 to approximately $1.3 trillion by 2003, according to Interna-tional Data Corporation. Advertising spending on the Internet is projected to increase from $2.8 billion in 1999 to approximately $17.2 billion in 2003, ac-cording to Forrester Research.

Sports on the Internet. The Internet provides sports enthusiasts access to re-al-time scores and game summaries, extensive news coverage, statistics, analy-sis and commentary before, during and after a sporting event. Total Sports be-lieves, based on its market research conducted in 1999, that sports-related Web sites are the third most visited category on the Internet, and over 75% of all Internet users have visited sports-related Web sites, averaging approximately
1.7 visits a day. Internet users spend approximately 50% more time on sports-related Web sites and visit these sites approximately 25% more often than other Web sites, according to data collected by Media Metrix. Additionally, visitors to sports-related Internet sites have higher household incomes and make more online purchases than the average online adult, according to Cyberdialogue/findsvp.

Opportunities For Online Sports Providers. The Internet provides the ability to create a personalized, event-centered and comprehensive sports experience for the user. Before, during and after a sporting event, sports enthusiasts can en-gage in interactive event coverage, purchase event-specific merchandise and ac-cess comprehensive sports information from a single online media source. The popularity of sports on the Internet and the demographic attractiveness of the audience offers multiple revenue-producing opportunities for merchants and advertisers.

Traditional media such as newspapers, magazines, radio, television and 24-hour sports cable channels do not offer a personalized, event-centered and compre-hensive sports experience, nor do they incorporate interactive features. In ad-dition, traditional media can only broadcast one event at a time and access by fans is often limited by regional coverage. While several online providers, in-cluding traditional media providers with an online presence, have emerged in the sports category, we believe their presentation of programming and related information tends to follow the traditional media model and consists of repack-aging existing content into an online format. In addition, we believe most on-line providers in the sports category have not developed the infrastructure necessary to exploit the convergence of traditional media, the Internet and other emerging digital technologies.

The Total Sports Experience

Total Sports provides an interactive, event-centered online sports experience, which enables users to easily access and select real-time and other information specific to events, teams, and athletes. Our Total Sports networks consist of over 100 Web sites that provide live event coverage, historical databases, ex-pert analysis and breaking news of many collegiate and professional sports. Our business architecture, which combines technology and business processes, ena-bles us to integrate interactive live event coverage, sports content and e-com-merce capabilities into our Total Sports networks and the Web sites of our cus-tomers.

Benefits to Users. We have designed our event-centered sports coverage to meet the needs of sports fans. Key benefits include:

 . Real-Time Live Event Coverage. TotalCasts allow our users to experience interactive, play-by-play, real-time coverage over the Internet. Our TotalCasts provide graphical and textual presentations of live sporting events that enhance a user's experience by offering a variety of real-time charts, graphs and statistical analysis that we believe exceeds what is offered by traditional and other new media coverage. Our statistical content allows users to monitor and analyze the performance of teams and individual players at any point during a sporting event. Our TotalCasts also offer users real-time coverage of events which might not be broadcast locally.

 . Extensive and Authoritative Sports Content. Our live event coverage is enriched by our extensive sports-related news and information, including our historical databases and archives, breaking news and expert analysis and Web sites targeted to particular teams or conferences. We maintain databases with statistical information on many sports. For example, we have a searchable online baseball database with the complete records of the over 15,000 current and former Major League Baseball players. Users can access and query this online repository of sports-related information and statistics to follow their favorite teams and players. In addition, we have partnered with Sports Illustrated to publish sports-related print titles and have access to its archive of articles, books and photographs for use in both online and traditional media. We publish the official encyclopedias for Major League Baseball, the National Football League and the National Hockey League.

 . Convenient Shopping Experience. We provide users with the opportunity to purchase sports merchandise online. We integrate specific team, school and conference sport store fronts and other e-commerce offerings into our TotalCasts and Total Sports networks. We also offer merchandise specifically related to sporting events we TotalCast. Our users can easily select, order and purchase merchandise before, during and after an event.

Benefits to Customers. Our customers include online news and entertainment com-panies, broadcasters, leagues, athletic conferences and teams. Key benefits to these partners include:

 . Sports Content. We have designed our event-centered sports coverage to be compelling to users. We believe that our content attracts and retains users for our customers, creating additional advertising and e-commerce opportunities. In particular, we believe that TotalCasts, which typically last between two and three hours, retain users longer per visit than other online live event coverage.

 . Outsourced Sports Content. Our business architecture enables us to provide outsourced online sports content in a cost-effective manner while maintaining our customers' brand integrity and the look and feel of their Web sites. We use a series of internally developed templates designed to help us quickly and efficiently tailor our sports content to our customers' specific needs and preferences. By providing sports content, we offer an alternative to maintaining a large staff of reporters and editors and technology infrastructure.

Benefits to Sponsors, Advertisers and Merchants. Key benefits include:

 . Large and Targeted User Base. We provide sponsors, advertisers and merchants a channel to reach a large and demographically attractive user base. Furthermore, our Total Sports networks enable them to target users by sport, region and other demographic categories, which allows sponsors, advertisers and merchants to segment their target audience.

 . Focused and Event-Centered Advertising and E-Commerce. We allow sponsors, advertisers and merchants to tailor the scope and duration of a particular campaign by enabling them to focus on specific sports, leagues, teams, or events. Merchants can capitalize on a sports fans' event-specific interests by selling related merchandise directly during our event coverage. We also design custom campaigns and programs for maximizing marketing and e-commerce opportunities on the Web for our sponsors, advertisers and merchants.

Business Strategy

Our objective is to become the leading global online sports media company with a focus on real-time live event coverage. To achieve our objective, we plan to:

Enhance and Generate Revenue From Our Content. We intend to grow our user base and increase traffic to generate additional revenue by adding new sports Web sites and networks of Web sites, expanding our existing sports networks and en-hancing user functionality. We plan to increase the content available on our five current sports networks as well as launch new networks devoted to profes-sional and collegiate sports in the United States and internationally that are not currently covered in a comprehensive fashion. We will continue to enhance user functionality on our Total Sports networks and use our databases to create enhanced content to make the user experience broader and richer.

Strengthen Our Brand Recognition. We intend to make Total Sports synonymous with authoritative, real-time, comprehensive sports content. We also will pro-mote our other brands and trademarks, such as TotalCast, our brand for real-time graphical and textual presentation of live sporting events; Powered by To-tal Sports, our brand for syndicated content; and Total Sports Illustrated, one of our print publishing imprints. We intend to build our brands through online and offline advertising, strategic alliances, and other promotional activities. We will also continue to co-brand our content with leading syndication media partners.

Capitalize on Our Technology. We believe our technology infrastructure and business processes provide us with an advantage as we enter new sports catego-ries, expand our strategic relationships, increase the syndication of our con-tent and capitalize on convergence opportunities. We believe that our capabil-ity to provide detailed, real-time sporting events coverage offers sports, leagues and teams an attractive means to expand online coverage and promotion of their events. In addition, by allowing rapid collection, customization and distribution of sports content, our business architecture enables other custom-ers to access our sports content. We have recently introduced Total Sports TV, which involves filming sporting events and providing edited video to users on our Web sites. Our technology also positions us to expand our service offerings and become a leader in integrating video, audio, text and digital sports pro-gramming on a real-time basis over the Internet. We believe that doing so will give us a competitive advantage. As technologies that integrate television, wireless and Internet broadcasts develop, we will be able to disseminate the data we collect through our TotalCast system, as well as the related analysis and graphical presentations, using these convergent technologies. In addition, we can deliver our content to a variety of devices that provide Internet ac-cess, including PCs, hand-held devices, pagers, cellular telephones and inter-active television. We intend to deliver our content to other devices as they develop.

Expand Strategic Relationships. We intend to expand our current and enter into new strategic relationships to obtain additional content and distribution. We plan to expand the scope of our existing relationships with major media compa-nies, such as NBC Sports, and with professional and collegiate sports teams, leagues and other sports organizations, such as Major League Baseball and the NCAA, to broaden the reach of our online networks and gain access to additional content. We will also seek to establish additional relationships with other sports organizations and traditional and new media companies to secure rights to additional content and events, both in the U.S. and internationally.

Grow Through Acquisitions. Since our inception, we have acquired and integrated five businesses and we intend to continue pursuing acquisitions. We plan to pursue acquisitions that broaden and deepen our statistical databases and con-tent, enhance our e-commerce opportunities, supplement our existing technology and provide an international presence.

Total Sports Business Architecture

Our proprietary technology infrastructure and business processes enable us to collect sports statistics and information and distribute it in customized for-mats on our Total Sports networks and to multiple distribution customers. This business architecture allows us to rapidly collect sports content from a wide variety of sources, convert the content into one master format, and then cus-tomize and distribute that content quickly and efficiently.

Our distribution of content allows users to access our content in a number of ways, including:

 . through our two main navigation sites, www.totalsports.net and www.totalsports.com, which help them find our specific site covering the sport, league or team in which they are interested;

 . through our five sports networks, which consist of groups of our individual sites, organized by sport, league, school or team, and linked together for easy navigation;

 . directly through one of our over 100 individual Web sites for sports, leagues, schools or teams; or

 . through the over 250 Web sites of our distribution customers to whom we dis-tribute sports content.

The following schematic depicts our business architecture:





                              [CHART APPEARS HERE]

Our business architecture consists of two primary components, the TotalCast system and the Total Sports publishing system. The primary difference between the two systems is the source and nature of the content initially flowing into the systems.

TotalCast System

The TotalCast system receives data real-time from a sports event, processes the information, so that it can be stored and manipulated in our databases and then, using that data, creates graphical and textual descriptions and analysis of the event. Our business architecture is comprised of three primary processes that create the ability to reuse and redistribute Total Sports statistics and information across many different platforms in many different ways.

 . Collecting Real-Time Data. At the sports venue, our operators input data relating to the sporting event into a computer that relays the information to the company over the Internet. The computers used by our operators have software featuring an easy-to-use graphical display, immediate quality control feedback and artificial intelligence that knows the rules and situations of each sport. We believe that the ease-of-use and intelligence built into the software allow our operators to capture up to ten times more data during the event than other data collection methods. The data is sent real-time to our servers in a format ready for conversion.

 . Converting the Data. The TotalCast system receives and immediately converts the data into a format that can be stored in our databases and used to create new content. The data conversion process will manage situations where problems occur during an event. For instance, if there is an interruption in service, once communications are re-established, the data conversion process will synchronize all missing information and create new content. This enables Total Sports to deliver accurate and complete coverage to its users and to make available complete archives of events.

 . Creating the Content. The content creation process immediately takes information from the TotalCast database and creates multiple graphs, statistical presentations and text pages per play during a sporting event. The system can create many different presentations of each discreet event like a pitch in baseball or a pass play in football. We believe that it typically takes approximately ten seconds from the time the operator enters the information into the computer at the sport venue to when all the different presentations are available on the Internet.

The TotalCast system also can integrate audio files, video files and still pho-tographs or deliver that content separately to our network of Web sites, those of our syndication partners and a variety of other access devices.

Total Sports Publishing System

The Total Sports publishing system enables us to receive data and information from many sources in multiple formats and convert, manipulate and distribute this data in different forms on the Total Sports network or the Web sites of our distribution customers. The system also allows us to rapidly repackage con-tent into one of more than 100 different templates each with a different look, feel and presentation.

 . Collecting Data. The publishing system receives news, statistics and other content from multiple sources in different formats, including email, computer files, facsimiles, proprietary data formats, news or sports wire transmissions, photographs and satellite data streams. The system can process tens of thousands of data files per day.

 . Converting the Data. The publishing system converts this diverse stream of information into a format that can be stored in our databases and used to create new content. As part of this process, the system knows the contractual rules for each source of information. For instance, some wire services will allow Web sites to display stories for a certain period of time before they must be removed from the Web site. The data conversion process automatically ensures that all content is used consistently with any relevant contractual provisions.

 . Creating the Content. Editors, either from Total Sports or our distribution customers, can adjust the display, change headlines, or change the display priority of any content on their respective Web sites. The system creates Web pages to conform to the look and feel of each Total Sports distribution customer. The content creation process can display a story in more than 100 different formats.

Both the TotalCast system and the publishing system are designed to handle rapid changes in design and load. The architecture can accommodate new distri-bution customers and increased traffic levels without slowing down our ability to update Web sites, limiting our customers' ability to change their site or changing the user's experience. The architecture is also designed to distribute our content to various non-Internet devices such as in-venue displays, pagers, mobile computers, cellular phones and hand-held computing devices, as well as our traditional publishing unit. For example, in early 2000, we began offering detailed, customized updates of ongoing sporting events via cellular phones.

Products and Services

We provide users access to our TotalCasts and other live event simulcasts, our searchable archives of sports- related news, statistics and analysis and mer-chandise related to their favorite teams, players and events throughout our To-tal Sports networks and on the Web sites of our distribution customers. In addition, we publish sports encyclopedias, fan guides and other sports-related titles.

Total Sports Networks

Our five Total Sports networks provide users with extensive online sports pro-gramming encompassing both collegiate and professional sports. Our Total Sports networks are centered around our live event coverage. These networks consist of more than 100 Web sites, which users can access directly or through our navigational sites www.totalsports.net and www.totalsports.com. Our networks feature:

 .  interactive live event coverage;

 .  up-to-date general sporting news and editorials;

 .  streaming audio and video;

 .  constantly updated scoreboards; and

 .  e-commerce storefronts.

The following chart identifies our five Total Sports networks, including se-lected Web sites and content features:

    Sports Networks        Selected Web sites        Content Features
--------------------------------------------------------------------------------
 Total College Sports    TotalCollegeSports.com   . Official Web sites
 Network                 FinalFour.net              and TotalCasts for
                         NCAA Football.net          NCAA championships,
                         NCAA Baseball.net          including the Final
                         SECSports.com              Four and the College
                         Big10Championships.com     World Series
                         GoDuke.com               . TotalCasts of
                         Riceowls.com               conference and
                                                    university sporting
                                                    events
                                                  . University and
                                                    conference Web sites
                                                  . Official university
                                                    and conference
                                                    online stores
--------------------------------------------------------------------------------
 Total Baseball Network  TotalBaseball.com        . TotalCasts of all
                         TotalWorldSeries.com       spring training,
                                                    regular season,
                                                    playoff and World
                                                    Series games

                                                  . Searchable database
                                                    for statistics on
                                                    approximately all
                                                    15,000 current and
                                                    former MLB players

                                                  . Standings,
                                                    schedules,
                                                    statistics, news
--------------------------------------------------------------------------------
 Total Golf Network      Golf.com                 . TotalCasts of
                         Pinehurst99.com            tournaments
                                                  . Instruction, news,
                                                    schedules
                                                  . Equipment sales
--------------------------------------------------------------------------------
                         Motortrax.com            . Streaming NASCAR pit
 Total Motor Racing                                 crew/driver
 Network                                            conversation
--------------------------------------------------------------------------------
 Total SportFishing      worldbillfishseries.com  . Simulcast of World
 Network                 thebigrock.com             Billfish Series
                         buddydavis.com           . General sportfishing
                                                    information


Live Events

We provide real-time, live event coverage on our Total Sports networks and the Web sites of our distribution customers in the form of TotalCasts and other si-mulcasts.

A TotalCast is a rich, graphical and textual real-time presentation of live sporting events over the Internet that simulates a spectator's experience. Each TotalCast incorporates real-time scoring updates, detailed textual play-by-play descriptions and comprehensive statistical updates in an integrated, easy-to-use, interactive format. The TotalCast functionality allows a user to search for and analyze statistics for teams or individual athletes throughout the event. Our proprietary data collection system enables us to cap-ture a significant number of discrete events creating a dynamic user experi-ence. Our TotalCast navigational system enables users to easily access statis-tics, graphical depictions of real-time events, rosters and general sporting news. Our TotalCasts of collegiate and professional sports include:

 . Baseball. Our baseball TotalCast collects 210 categories of statistical information, compared to a standard 18-category box score. We offer our users a graphical representation of a player at-bat and the location of each pitch. We also allow users to track each player's at-bats by inning. In addition, we provide a graphical representation of the baseball field and categorize each ball in play, such as grounders, line drives, pop-ups, fly balls and home runs.

 . Basketball. Our basketball TotalCast collects over 50 categories of statistical information on each discrete event in a game, including every shot made or missed, assist, rebound, steal, turnover, blocked shot and foul. Each of these discrete events is recorded in both a play-by-play textual summary and charted by location on the court. Our basketball TotalCast includes photographs from cameras in various locations, including a "Slam Cam" located above the backboard.

 . Football. Our football TotalCast tracks over 110 statistics for each athlete and team including passing yardage, rushing yardage, first downs, points scored, touchdowns, field goals, turnovers, penalties and kick returns. We graphically display each possession which can have any of 14 possible outcomes, and summarize possessions in each quarter. Our system-generated text provides a description of each play that includes information such as players' full names, commentary on passing styles and plays, and game summaries.

 . Golf. Our golf TotalCast collects information on each player in a tournament, including every shot, the distance traveled, the club used, information about greens, fairways, putts, sandsaves and the actual x and y coordinates of every shot hit. This allows the TotalCast to display the actual beginning and ending point of every shot in real-time. We also provide information about the course, including full statistical and pictorial descriptions of each hole. Throughout the tournament, users can track the complete statistics on each individual player's round. Users can compare different players' performance on the same hole. After each round, a statistical summary is created, combining highlights and statistics. A continuously updated leader board keeps track of all individual rounds in progress.

In addition to our TotalCasts, our business architecture allows us to provide other forms of live event coverage over the Internet. For example, users can listen to NASCAR drivers' conversations with crew chiefs during races. Total Sports is the licensed provider of streaming audio of these conversations over the Internet. In addition our users can also follow the progress of fishing tournaments over the Internet.

Since our inception, we have provided live event coverage through both our TotalCasts and other simulcasts for over 7,000 live sporting events including the following: Major League Baseball games; the NCAA Championship men's and women's basketball tournaments; and NASCAR races. We covered over 240 live events in 1997, over 3,000 in 1998 and over 4,000 in 1999. We estimate that over one million users viewed TotalCasts of 1999 NCAA Championship men's bas-ketball tournament games.

Distribution

We license, or syndicate, content to the Web sites of both traditional and Internet distribution customers under our Powered by Total Sports brand. Syndi-cation ranges from basic distribution of content to the creation, maintenance and management of Web sites. Our scalable, flexible business architecture effi-ciently integrates our content with that of our distribution customers to pro-vide continuously updated, dynamic content. Our different types of syndication are described below:

      Type of Distribution          Distribution Customers                  Description
---------------------------------------------------------------------------------------------------
  Basic distribution            . Associated Press                Syndicate Total Sports content to
                                                                  over 250 Web sites through the
                                                                  AP's "The Wire" service
---------------------------------------------------------------------------------------------------
  TotalCast syndication         . Regional and local newspapers   Provide links to TotalCast
                                . MSNBC
                                . Houston Astros
                                . San Diego Padres
---------------------------------------------------------------------------------------------------
  Site creation, maintenance    . AOL.com                         Design, provide and manage the
  and management                . Wall Street Journal             content for the sports section of
                                . Los Angeles Times               Web sites

E-Commerce

Our event-focused programming and Total Sports networks generate a demographi-cally attractive audience that provides e-commerce opportunities to sponsors, advertisers and merchants. As of December 31, 1999, we operated 27 online stores offering a range of sporting goods and merchandise, including the Golf.com pro shop; a Web site selling our print titles; and Web sites for the NCAA Final Four, the SEC, Duke University, the University of Texas, and Univer-sity of Arizona. Our event-focused programming offers a targeted channel for online marketing and sales. For example, the moment the 1999 NCAA Championship men's basketball tournament ended, we promoted and sold national champion mer-chandise featuring the winning team. Total Sports customers can place and track an order through our Web sites as well as through our customer service, which can be reached by email or by calling our toll free customer service number 1-877-I AM A FAN.

We do not maintain significant amounts of e-commerce inventory. During 1998 and 1999, approximately 75% of our e-commerce transactions were purchased by us from third-party manufacturers or distributors after we received orders from customers. We expect this percentage to remain constant in future periods. For sales of merchandise, we are responsible for pricing, processing orders, ar-ranging or authorizing delivery, processing all merchandise returns, providing all customer support related to the transaction, and resolving customer dis-putes. In the event goods are lost or damages during shipment from or return to the distributor and coverage is denied by the commercial shipping company, we bear the risk of loss. We generally do not extend credit to e-commerce custom-ers, except through third-party credit cards. Credit card sales account for ap-proximately 100% of total e-commerce sales in 1998 and 1999. Our agreements with third-party credit companies provide for the electronic processing of credit approvals and the electronic submission of transactions. Upon the sub-mission of these transactions to the credit card companies, they transmit pay-ment to our bank account. Payment from the credit card companies usually occurs within one to two days.

Print

As a leading sports publisher, we publish sports reference books, including the official league encyclopedias for three of the four major professional leagues, and other sports-related books including fan guides, histories, biographies and statistical compilations. We have a contractual relationship with Sports Illus-trated, under which we publish books under our co-branded Total Sports Illus-trated imprint and have access to Sports Illustrated's news and photograph ar-chives. Most of the books we publish are written and photographed by indepen-dent authors and photographers. We typically find these authors and photogra-phers through our contacts in the sports publishing market. Typically, we enter into a contract with an author to write a specific book for us. He delivers us text, which we edit. We then provide the final, edited text to an outside com-pany to print and bind for us.

The following is a representative list of our books we either published or au-thored:

      Encyclopedias:         Total Baseball, Total Football, Total Hockey

      Fan Guides:            USA Today Baseball Weekly Insider, Total Mets,
                             Total Braves, Total Indians, Total Browns, Total
                             Cowboys, Total 49ers, Total Steelers, Total Super
                             Bowl

      Histories and          Years of Glory, The Commissioners, East Side/West
      Biographies:           Side, The World According to Dean (Dean Smith),
                             The Babe, Home Run--My Life in Pictures (Hank
                             Aaron), Number 99--My Life in Pictures (Wayne
                             Gretzky), Greatest Athletes of the 20th Century,
                             Sports Illustrated Almanac, Smoke--The Romance and Lore of Cuban Baseball, 20th Century Sports,
                             Book of Boxing

      Statistics and         Hidden Game of Football, USA Today Baseball
      Abstracts:             Weekly Almanac

Strategic Relationships

We have entered into strategic relationships that enhance our content, distri-bution and promotion, including the following:

NBC Sports. Our relationship with NBC Sports, a division of the National Broad-casting Company, Inc., encompasses promotion and distribution arrangements as well as an equity investment. NBC Sports has agreed to provide us $17.4 million worth of promotion. If we have rights to TotalCast an NBC-televised sporting event other than the Olympics, then NBC Sports will promote our TotalCast and no other similar service during its broadcast of the event. NBC Sports will promote our TotalCasts in a variety of ways, which may include announcer-read, in-context, promotional mentions and in-broadcast graphics. NBC Sports will direct users to Web sites owned, co-owned or controlled by NBC Sports from which users can access our live event coverage. We believe that the NBC Sports on-air promotion will significantly increase traffic to our Web sites and awareness of our TotalCast brand. NBC Sports also has agreed to use commer-cially reasonable efforts to assist us in securing advantageous promotion and distribution on NBC Sports' affiliated Web site properties, including
MSNBC.com and any dedicated NBC Sports Web site other than its Olympics sites. Our agreement with NBC Sports is for 51 months beginning in November 1999, subject to earlier termination for breach or upon an acquisition of control of Total Sports by a competitor of NBC Sports. In the case of a termination upon such a change of control, NBC Sports would not have to pay us any money or re-turn the Total Sports stock we issued to NBC Sports. In addition, NBC Sports has the right to pay us cash or return Total Sports stock we issued to them instead of providing us promotion under the agreement. NBC is also an equity investor, along with Total Sports, in Golf.Com.

National College Athletic Association and Collegiate Athletic Conferences. Our relationships with both the NCAA and collegiate conferences provide us with content for our college sports and NCAA championship networks. Through our partner, Host Communications, we have the exclusive rights, through June 30, 2001, to host Web sites for and to TotalCast all 81 championship tournament events for the NCAA. We have separate relationships with several collegiate conferences and organizations, including the Southeastern Conference, the Big Ten, the Big 12, the Big East and the National Association of Intercollegiate Athletics. Typically for such conferences, Total Sports has the exclusive rights to host their Web site, to provide TotalCasts of all conference tourna-ment or championship events, host an online store selling conference merchan-dise and to access to all conference photograph, video, audio, statistical and print libraries.

Major League Baseball. Major League Baseball has licensed online and print publishing rights to us. We hold a license to TotalCast the over 2,400 major league games played each year, including spring training exhibition games, the All-Star game, the playoffs and the World Series. This license runs through 2001 and includes the right to use and display statistics. Since 1995, we have published the official Major League Baseball encyclopedia, Total Baseball, and we have rights to continue publishing this title through November 2000.

Sports Illustrated. We have a relationship with Sports Illustrated through which we publish books under our co-branded Total Sports Illustrated imprint and have access to the magazine's news and photograph archives. We believe that this relationship enhances our status as a sports authority.

Sales and Marketing

Sales

As of December 31, 1999, we had a sales force consisting of 20 sales profes-sionals and we plan to add additional sales personnel during 2000. Our sales effort is organized geographically with offices in New York, Toronto, San Jose and Washington D.C. Our sales force maintains a close relationship with our sponsors and advertisers by consulting regularly with them on design and placement of their advertising and offering a high level of customer support. Our Total Sports networks and event-focus enable sponsors to target on multi-ple levels including by sport, region, team, event or other parameters. In ad-dition, we design custom advertising solutions for clients seeking to extend marketing campaigns and merchandising opportunities across offline and online media.

During 1999, 99 sponsors and advertisers, an increase of approximately 111% over 1998, sponsored events or placed advertisements on the Total Sports net-works. No single customer accounted for more than five percent of our revenues for 1999. The following is a list, in alphabetical order, of our top ten spon-sors and advertisers by revenues to us in 1999:

  .  American Express Company             .  Mastercard International
                                             Corporation
  .  Compaq Computer Corporation

                                          .  Myrtle Beach Golf Holiday

  .  Continental Airlines, Inc.
                                          .  NBC Sports

  .  General Motors Corporation
                                          .  Nokia

  .  GTE Corporation                      .  PepsiCo, Inc.

Marketing

We employ a variety of online and offline advertising campaigns to promote our brands, generate additional traffic and attract new users to our Total Sports networks. We recently entered into a relationship with NBC Sports which will provide us with on-air promotion on NBC Sports television broadcasts. We have primarily relied upon promoting and marketing Total Sports through our online syndication relationships with AOL.com, the Wall Street Journal, the Associ-ated Press and the Los Angeles Times. These relationships have allowed us to establish our Powered by Total Sports brand and reach a mass consumer market. Our branded content is also promoted by links on major search engines such as Yahoo!, Altavista and Excite. Our print marketing has primarily targeted spon-sors and advertisers with advertisements in sports trade publications, includ-ing the Street and Smith Sports Business Journal. Our branded books, encyclo-pedias and reference guides help promote the Total Sports brand as a sports authority. We will continue to pursue relationships that will expand our audi-ence and enhance our brand awareness.

Competition

We compete for users, advertisers and rights to sporting events with many other entities. Our direct competitors are other online sports media companies and Web sites. Some of these competitors target sports enthusiasts generally. Others target fans of a particular team, league or sport. Our most significant direct competitor is ESPN.com. Based on our market research conducted in 1999, we believe that approximately 20% of the people who visit sports-related Web sites visit one of our sites, while over 60% visit ESPN.com.

We also compete indirectly with companies and Web sites in different business sectors, such as:

 . Web search and retrieval services and other high traffic Web sites that provide access to sports-related content and services, many of which have been established by traditional media companies;

 . vendors of sports information, merchandise, products and services distributed through other means, including retail stores, mail, facsimile and private bulletin board services; and

 . television, radio and other established media entities that broadcast sporting events.

We believe that the principal competitive factors in attracting and retaining users are:

 .  the depth, breadth, and timeliness of sports content;

 .  brand recognition; and

 .  ease of use and quality of services.

We anticipate that, as the Internet and other interactive distribution systems converge with traditional television broadcasting and cable, significant com-petition may come from the providers of broadband networks, including sports-oriented cable networks. Some of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, tech-nical and marketing resources than we do. Others might develop technologies and services that are similar or superior to ours. We expect that the number of our direct and indirect competitors will increase in the future and this may adversely affect our business, operating results and financial condition. Increased competition could result in lower advertising rates and loss of us-ers, market share and advertising and sponsorship opportunities, any of which could materially and adversely affect our business, operating results and fi-nancial condition.

Infrastructure, Operations and Technology

Our operating infrastructure is designed to provide timely, efficient and re-liable delivery of our content for the benefit of our users, syndication part-ners, sponsors and advertisers. We use Solaris as an operating system and En-terprise and Apache Webserver and Netscape Fast Track as Web server software. Total Sports' technology infrastructure integrates commercial and company-de-veloped software. All of our internally developed applications utilize Java Enterprise and interact with various third-party applications licensed by To-tal Sports, including Oracle's database software. We intend to add capacity and functionality as required to meet usage demands.

Frontier Global Center hosts our production servers at its Herndon, Virginia facility. Frontier Global Center provides comprehensive facilities management services including human and technical monitoring of all production servers 24 hours per day, seven days per week. Frontier provides the means of connectivity for Total Sports' servers to end-users via the Internet through high capacity transmission wires. These connections link to many different parts of the Internet via a combination of public and private peering agreements. The facil-ity has at least two independent uninterruptible power supplies, which are bat-tery-powered, as well as at least two independent diesel generators designed to provide power to these systems within seconds of a power outage. The diesel generators can supply the data center's power for nine days before refueling is required. Any disruption in the Internet access provided by Frontier could ma-terially adversely affect our business, results of operations and financial condition.

Our product development expenses were $1,467,000 for the period from February 20,1997 (inception) through December 31, 1997, $2,672,000 in 1998 and
$4,171,000 in 1999. We intend to continue to invest significantly in enhancing our technology.

Governmental Regulation and Legal Uncertainties

The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws, including those governing intellectual property, priva-cy, libel and taxation, apply to the Internet generally and the electronic dis-tribution of business information in particular. Legislation could reduce the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, which could materially ad-versely affect our business, operating results and financial condition. In ad-dition, the growing popularity and use of the Internet has burdened the exist-ing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone service. As a result, some lo-cal telephone carriers have petitioned governmental agencies to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on Internet service providers and online service providers. If any of these petitions or the relief that they seek is granted, the costs of communicating on the Internet could in-crease substantially, potentially adversely affecting the growth in the Internet.

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in electronic commerce. Therefore, we might become subject to additional state sales and income taxes. Because our content is available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. Failure by us to comply with foreign laws or to qualify as a foreign corporation in a jurisdic-tion where we are required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the applica-tion of laws or regulations from jurisdictions whose laws do not currently ap-ply to our business, could subject us to additional taxes or penalties.

Intellectual Property

The intellectual property that is important to our business is our proprietary data collection software and systems, and our sports content, including statis-tical databases and copyrighted material. Trademarks are also important to our success because we rely on brand recognition to increase user traffic on our Web sites. We also license and receive a substantial amount of our data and content from third parties. These licenses generally have terms equal to or longer than the period of time we intend to use the data or content. Copyright protection on our own content lasts 75 years from first publication. Trademarks are protected by law as long as we are using the trademark.

We rely primarily on a combination of copyrights, trademarks, trade secret laws, our user policy, licensing agreements and restrictions on disclosure to protect our intellectual property. Despite these precautions, it may be possi-ble for a third party to copy or otherwise obtain and use the content on our Web sites or our other intellectual property without authorization. Our precau-tions might not prevent misappropriation or infringement of our intellectual property. Failure to protect our intellectual property in a meaningful manner could materially adversely affect our business, operating results and financial condition. In addition, we may need to engage in litigation in order to enforce our intellectual property rights in the future or to determine the validity and scope of the proprietary rights of others. Any litigation could result in sub-stantial costs and diversion of management and other resources, either of which could materially adversely affect our business, operating results and financial condition.

Because we license and receive a substantial amount of our data and content from third parties, our exposure to copyright infringement actions might in-crease. We rely upon these third parties as to the origin and ownership of li-censed content. We generally obtain representations as to the origins and own-ership of licensed content and generally obtain indemnification to cover any breach of any representations. However, these representations might not be ac-curate and indemnification might not be sufficient to provide adequate compen-sation for any breach of these representations.

Others might assert infringement or other claims against us, whether resulting from our internally developed intellectual property or licenses or content from third parties. For example, in late 1999, DDB Technologies contacted us to so-licit a license under three patents held by DDB Technologies. We are consider-ing the request of DDB Technologies to license their patents and have retained patent counsel to assist in evaluating the patents and determining our strategy relating to this request. Any future assertions or prosecutions could materi-ally adversely affect our business, operating results and financial condition. Any claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel or require us to introduce new content or trademarks, develop non-infringing technology or enter into royalty or licensing agreements. These royalty or licensing agreements, if required, might not be available on acceptable terms, if at all. In the event a claim of infringement is successful and we fail or are unable to introduce new content, develop non-infringing technology or license the infringed or similar technology on a timely basis, our business, operating results and financial condition could be materially and adversely affected.

Employees

As of December 31, 1999, we employed 191 full-time employees, consisting of 35 in sales and marketing, 24 in finance and administration, 73 in product devel-opment and 59 other employees. In addition, we engage as independent contrac-tors free-lance reporters, statisticians, photographers, camera operators and editors. As we continue to grow, we expect to hire more personnel. None of our current employees are represented by a labor union. We believe that our rela-tionship with our employees is good. Competition for qualified personnel in our industry is intense.

Properties

We are headquartered in Raleigh, North Carolina, with leased office space in New York, New York and Kingston, New York. Our principal facility, into which we relocated in August 1999, consists of approximately 27,000 square feet. The lease for this facility will expire in June 2009. The Kingston, New York lease covers approximately 16,800 square feet of office and warehouse space and will expire in September 2000.

Legal Proceedings

We are not currently subject to any material legal proceedings.

                                   Management

Executive Officers and Directors

The following table contains information concerning our executive officers and directors as of December 31, 1999:

--------------------------------------------------------------------------------

Name                     Age Position(s)
----                     --- ----------
Frank A. Daniels, III...  43 Chairman of Board of Directors and Chief Executive Officer
George Schlukbier.......  48 President and Chief Operating Officer
Colin Boatwright........  26 Vice President, Technology
John Thorn..............  52 Publisher
Petra Weishaupt.........  34 Controller
Eric Harris.............  43 Vice President, Operations
Marie Hasnain...........  38 Vice President, Sales and Marketing
Ezra Kucharz............  31 Vice President, Business Development
Frank A. Daniels, Jr....  68 Director
Charles L. Jarvie(2)....  62 Director
William W. Neal,
 III(1).................  67 Director
C. Toms Newby, III......  33 Director
Robert S. Prather,
 Jr.(1).................  55 Director
William E. Ray(1).......  50 Director
Stuart B. Rekant(2).....  49 Director
John Rigas..............  36 Director
Kenneth D. Schanzer.....  54 Director
Gary R. Stevenson(2)....  42 Director

---------------
(1)Member of the compensation committee
(2)Member of the audit committee

Frank A. Daniels, III has served as our Chairman and Chief Executive Officer since our founding in March 1997. From 1990 to 1995, Mr. Daniels served as Vice President, Executive Editor and Director of the daily newspaper The News and Observer in Raleigh, North Carolina. From August 1995 to August 1996, Mr. Dan-iels served as President and Publisher of Nando.net, an integrated digital pub-lishing and internet services company. In January 1996, Mr. Daniels founded KOZ inc., the predecessor company of Total Sports, a builder of community and group publishing systems, where he currently serves as chairman of the board. Mr. Daniels currently serves on the board of Cadmus Communications Co. and the boards of directors of a number of privately held companies. Mr. Daniels serves as a director at the designation of our management pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

George Schlukbier has served as our President and Chief Operating Officer since our founding in March 1997. From May 1996 to March 1997, Mr. Schlukbier served as President of KOZ inc. Mr. Schlukbier served at Nando.net from August 1993 to September 1996 in the position of director of new media. Previously he served as the coordinator of the corporate new product development team at McClatchy Newspapers. Mr. Schlukbier also has 14 years' experience of running his own in-formation consulting service, Info Bank, in Toronto, Canada.

Colin Boatwright has served as our Vice President, Technology since our incep-tion in March 1997. Prior to joining us, Mr. Boatwright served as vice presi-dent of technology of KOZ inc. from May 1996. Mr. Boatwright also served as chief technologist at Nando.net from March 1995 to May 1996. Prior to that time, Mr. Boatwright was a full-time student at North Carolina State Universi-ty.

John Thorn created and oversees our print publishing program and has served with us as publisher since March 1997. He was instrumental in developing Total Baseball and Total Football and served as chief consultant to Ken Burns' 18 1/2-hour PBS film, Baseball. Mr. Thorn is a consultant to the Veterans Commit-tee of the Baseball Hall of Fame and originally created our award-winning Web site, www.totalbaseball.com. For the 12 years prior to joining us, Mr. Thorn headed his own book packaging and digital-services companies, Baseball Ink and Total Baseball.

Petra Weishaupt has served as our Controller since March 1997. Prior to joining us, Ms. Weishaupt served as Assistant Controller of BSG, Inc., an international software integration company and subsidiary of Medaphis, Inc., from July 1996 to

March 1997, a financial analyst for Maxm Systems Corporation, a software devel-opment company, from February 1995 to July 1996, and as an accounts receivable executive for Seer Technologies, Inc., a software company, from January 1994 to February 1995. From January 1991 to December 1993, she served at Ernst & Young International in both Stuttgart, Germany and Raleigh, North Carolina as a se-nior accountant and consultant.

Eric Harris has served as our Vice President, Operations since our inception in March 1997. Prior to joining us, Mr. Harris served as editor of KOZ inc. from June 1996. Mr. Harris served at Nando.net from February 1994 to June 1996 as Vice President of Operations. Before joining Nando.net, Mr. Harris worked in a variety of capacities at several newspapers for 20 years.

Marie Hasnain has served as our Vice President, Sales and Marketing since March 1998. Ms. Hasnain has over 15 years of advertising and marketing experience in magazines, newspapers and on-line products. She was previously the Director of Sales and Marketing for The Toronto Star newspaper in their new media division from September 1997 to March 1998, and also was employed in various capacities from 1989 to September 1997 with The Globe and Mail newspaper in Canada, serv-ing as Director, International Sales and most recently serving as the director of sales and marketing for its Internet new media division.

Ezra Kucharz has served as Vice President, Business Development since our in-ception in 1997. From April 1997 to January 1998, he also served as Chief Exec-utive Officer of Total College Communications Company. Prior to joining us, Mr. Kucharz co-founded and served as Chief Executive Officer of Applied New Tech-nologies from August 1995 until it was acquired by KOZ inc. in May 1996. From December 1990 to August 1994 Mr. Kucharz was an engineer for Long Life Sciences at the NASA Johnson Space Center.

Frank A. Daniels, Jr. has served as a director since June 1997. Mr. Daniels is the retired President and Publisher of the News & Observer Publishing Company, where he served in many capacities since beginning his career in publishing and media in 1953, culminating in his retirement in 1996. Mr. Daniels also served as chairman of the board of directors for the Associated Press from 1992 to 1997, and he remains president of the Philanthropy Journal of North Carolina, a monthly non-profit publication he helped found in 1994. Mr. Daniels has been and continues to be civically involved in the Raleigh area. Mr. Daniels serves as director at the designation of our management pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

Charles L. Jarvie has served as a director since June 1998. He has served as President of Host Communications, Inc. since 1993. Mr. Jarvie currently serves on the board of directors of Rawlings Sporting Goods Co., Inc. Mr. Jarvie serves as our director at the designation of Host Communications pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

William W. Neal has served as a director since January 1998. He has served as Managing Principal of Piedmont Venture Partners Limited Partnership since July 1996. Prior to joining Piedmont Venture Partners, Mr. Neal served as President, Chief Executive Officer and later Chairman of Broadway & Seymour, a provider of information technology solutions to the financial services industry from July 1989 until July 1996. Mr. Neal has also served as a General Partner with the New York venture capital and buyout firm of Welsh Carson Anderson & Stowe. Mr. Neal currently serves on the board of directors of Health Management Systems, as well as other privately held portfolio companies of Piedmont Venture Part-ners. Mr. Neal serves as a director at the designation of Piedmont Venture Partners pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

C. Toms Newby, III has served as a director since December 1999. He has served as General Partner of Technology Crossover Ventures since July 1998, where he previously served as an associate from April 1996 to July 1998. Prior to join-ing Technology Crossover Ventures, Mr. Newby served as an investment banker in the technology group with Montgomery Securities from 1994 to April 1996. Mr. Newby currently serves on the board of directors of a number of privately held companies. Mr. Newby serves as our director at the designation of Technology Crossover Ventures pursuant to the terms of a voting agreement that will termi-nate upon the closing of this offering.

Robert S. Prather, Jr. has served as a director since August 1998. Since 1992 he has served as President of Bull Run Corporation, a holding company with in-vestments in various media and sports-related companies. Mr. Prather served at Fuqua Industries from 1961 through 1980, with his last position as Vice Presi-dent of Corporate Development. Mr. Prather serves as a director at the designa-tion of Bull Run pursuant to the terms of a voting agreement that will termi-nate upon the closing of this offering.

William E. Ray has served as a director since November 1997. Mr. Ray founded Raycom Sports in 1979 with his wife, Dee, and built Raycom Sports into one of the largest collegiate sports production and syndication companies in the country. In 1997, the Rays sold Raycom Sports and Mr. Ray retired as Presi-dent. Mr. Ray continues his involvement in sports media through various busi-ness ventures and investments. Mr. Ray serves as a director at the designation of Nuray Telluride Properties Limited Partnership pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

Stuart B. Rekant has served as a director since August 1998. Mr. Rekant is co-founder, and since June 1994, has served as President, of Winstar New Media Company, Inc., where he is responsible for developing and managing the media and information services division. Since July 1998, Mr. Rekant has also served as the chief executive officer and vice-chairman of Office.com Inc. Both Winstar New Media and Office.com Inc. are subsidiaries of Winstar Communica-tions, Inc. Prior to joining Winstar New Media, Mr. Rekant worked for more than 20 years in senior programming and finance positions in the entertainment and media industries for companies including U.S. News and World Report, Miramax Film Corp., Home Box Office, Inc., Management Company Entertainment Group, Inc. and Independent Production Resources, Inc. Mr. Rekant serves as a director at the designation of Winstar Interactive Ventures, Winstar's subsid-iary that makes investments in online properties, pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

John Rigas has served as our director since December 1999. Since 1988, Mr. Rigas has been a private equity investment manager at Zilkha Capital Partners L.P. and its predecessor companies. Mr. Rigas serves on the board of directors of World Access, Inc. and a number of privately held companies. Mr. Rigas serves as our director at the designation of Zilkha Capital Partners pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

Ken Schanzer has served as our director since December 1999. Mr. Schanzer has been president of NBC Sports since June 1998. He served as executive vice president of NBC Sports, from 1983 to 1993 and from 1995 to June 1998. From July 1993 through October 1995, Mr. Schanzer served as the president and CEO of The Baseball Network, the joint venture of Major League Baseball, ABC and NBC. The Baseball Network oversaw the marketing, television sales and televi-sion production for the partners. Mr. Schanzer initially came to NBC Sports in November 1981, and served as Vice President, Talent and Program Negotiations, until his appointment as executive vice president in June 1983. Mr. Schanzer serves as our director at the designation of NBC Sports pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

Gary R. Stevenson has served as a director since May 1997. Mr. Stevenson cur-rently owns a sports marketing and television consulting practice, Stevenson Marketing and Media, that specializes in strategic planning and business de-velopment for corporate clients and sports properties rightsholders, which he founded in October 1995. Mr. Stevenson served as President of NBA Properties Marketing and Media Group from August 1996 to August 1997, and during that time he was the architect of the strategy and business plan for the formation and launch of the Women's National Basketball Association. Mr. Stevenson also served in various capacities in the professional golf industry at both the PGA Tour and the Golf Channel for 11 years prior to joining the NBA Properties Marketing and Media Group, recently as a chief executive officer of the Golf Channel from August 1994 to October 1995. Mr. Stevenson serves as a director at the designation of management pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

There are no relationships that exist between our officers and directors ex-cept that Frank A. Daniels, III is the son of Frank A. Daniels, Jr.

Board of Directors and Committees

Our board of directors is currently composed of eleven members. Each director holds office until the next annual meeting of the stockholders or until his successor is duly elected and qualified. Our amended and restated certificate of incorporation and amended and restated bylaws will provide that, beginning with the first meeting of the board of directors following this offering, the board of directors will be divided into three classes, with each class serving staggered, three-year terms. Class I will consist of Messrs. Daniels, III, Jarvie, Ray and Rigas, who will stand for election at the annual meeting of stockholders to be held in 2001. Class II will consist of Messrs. Neal, Prath-er, Rekant and Stevenson, who will stand for election at the annual meeting of stockholders to be held in 2002. Class III will consist of Messrs. Daniels, Jr., Newby and Schanzer, who will stand for election at the annual meeting of stockholders to be held in 2003. The amended and restated bylaws of the corpo-ration will provide that directors can be removed only for cause by holders of at least 66 2/3% of our common stock. Officers are chosen by, and serve at the discretion of, the board of directors.

The board of directors has created a compensation committee and an audit com-mittee. The compensation committee makes recommendations to the board of di-rectors concerning salaries and incentive compensation for our officers and employees and administers our stock option plans. The members of the compensa-tion committee are Messrs. Prather, Jr., Ray and Neal. The audit committee makes recommendations to the board of directors regarding the selection of in-dependent auditors, reviews the results and scope of audits and other account-ing-related services and reviews and evaluates our internal control functions. The members of the audit committee are Messrs. Rekant, Stevenson and Jarvie.

Director Compensation

Prior to this offering, we issued a nonstatutory stock option exercisable for 300 shares, at an exercise price of $0.01 per share, to each member of our board of directors for each meeting attended by that director. In addition, each director was reimbursed for his reasonable out-of-pocket expenses in-curred in connection with attending meetings of the board of directors. We an-ticipate that, for an undetermined period following this offering, our direc-tors will not be paid any fees or compensation for service as members of the board of directors or any committee thereof, but will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending meet-ings of the board of directors and any committees thereof. In addition, direc-tors who are not our employees will periodically receive automatic grants of non-qualified options under our stock plan.

Limitation of Liability and Indemnification Matters

Our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. Prior to consummation of this offering, we intend to obtain additional directors' and officers' liability insurance and expect to enter into indemnification agreements with all of our directors and executive officers. In addition, our certificate of incorpora-tion limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of Messrs. Prather, Jr., Ray and Neal. No member of the compensation committee serves as our officer or employee. No member of the compensation committee serves as a member of the board of direc-tors or compensation committee of any entity that has one or more executive officers serving as a member of our board of director or its compensation com-mittee.

Executive Compensation

The following table presents information concerning the cash and non-cash com-pensation during the fiscal year ended December 31, 1999 of our chief execu-tive officer and our four other most highly compensated executive officers, who we refer to in this prospectus as the named executive officers.

Summary Compensation Table

                                --------------------------------------------
                                                            Long-Term
                                Annual Compensation    Compensation Awards
                                -------------------- -----------------------
                                                     Securities    All Other
                                                     Underlying Compensation
Name and Principal Positions    Salary ($) Bonus ($)    Options          ($)
----------------------------    ---------- --------- ---------- ------------
Frank A. Daniels, III..........   $188,533   $    --        250        $  --
 Chairman and Chief Executive
 Officer
George Schlukbier..............    158,398     6,250     20,260        2,002(1)
 President and Chief Operating
 Officer
Petra Weishaupt................    104,519    40,000     39,250        2,403(1)
 Controller
Marie Hasnain..................    205,286        --     36,750           --
 Vice President, Sales and
 Marketing
Ezra Kucharz...................    168,518        --      2,750        3,771(1)
 Vice President, Business
 Development

---------------
(1) Represents company matching on named executive officers' 401(k) contribu-tions.

The following table presents information regarding stock options granted to each named executive officers during the fiscal year ended December 31, 1999.

Option Grants in Last Fiscal Year

                         -------------------------------------------------------------------------------
                                             Individual Grants
                         ---------------------------------------------------------
                                                                                   Potential Realizable
                                                                                     Value at Assumed
                                                                                      Annual Rates of
                               Number of                                                Stock Price
                              Securities      % of Total                               Appreciation
                              Underlying Options Granted                            for Option Term(1)
                         Options Granted    to Employees Exercise Price Expiration ---------------------
Name                                 (#)  in Fiscal Year    (($)/Share)       Date     5% ($)    10% ($)
----                     --------------- --------------- -------------- ---------- ---------- ----------
Frank A. Daniels, III...        250            0.1%          $18.25      12/15/09  $    2,608 $    6,610
George Schlukbier.......        250            0.1%           16.59      12/15/09       2,608      6,610
                             20,000            5.3%           10.20      05/01/09     128,295    325,123
Petra Weishaupt.........        250            0.1%           16.59      12/15/09       2,608      6,610
                             39,000           10.3%           10.20      05/01/09     250,174    633,991
Marie Hasnain...........        250            0.1%           16.59      12/15/09       2,608      6,610
                             36,500            9.6%           10.20      05/01/09     234,137    593,350
Ezra Kucharz............        250            0.1%           16.59      12/15/09       2,608      6,610
                              2,500            0.7%           10.20      05/01/09      16,037     40,640

---------------
(1)Assumes increases in the fair market value of the common stock of 5% and 10% per year from the date of the grant over the terms of the options in compliance with the rules and regulations of the SEC, and does not represent our estimate or projection of the future value of the common stock. The actual value real-ized may be greater or less than the potential realizable values presented in the table.

The following table presents information concerning stock option exercises dur-ing 1999 and holdings by the named officers at December 31, 1999.

1999 Option Exercises and Fiscal Year-End Option Values

                                                    Number of Securities
                                                         Underlying           Value of Unexercised
                                                   Unexercised Options at     In-the-Money Options
                                                         FY-End (#)                 FY-End($)
                                                  ------------------------- -------------------------
                                          Value
                         Shares Acquired Realized
Name                     on Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -------- ----------- ------------- ----------- -------------
Frank A. Daniels, III...         --       $   --        6,747         6,998    $108,559      $128,074
George Schlukbier.......        779          715        3,333        19,257      48,281       205,295
Petra Weishaupt.........      1,109        1,020        6,932        35,346      48,486       221,593
Marie Hasnain...........         --           --        7,842        35,944      38,870       194,365
Ezra Kucharz............         --           --        1,170         3,845       8,708        46,786

Employment Agreements

Mr. Daniels and Mr. Schlukbier are each party to noncompetition, nondisclosure and inventions agreements, dated June 1997, that survive the termination of em-ployment for the shorter of the period of time that we continue paying such em-ployee's base salary or a period of two years after the termination or cessa-tion of such employee's employment with us for any reason.


Ms. Weishaupt and Ms. Hasnain are each party to an employment agreement with us. Ms. Weishaupt's agreement expires in June 2002, and Ms. Hasnain's expires in December 2002. Ms. Weishaupt and Ms. Hasnain are each to be paid an annual salary of $110,000, subject to adjustment in the Board of Directors' discre-tion. They are eligible to receive employment benefits similar to executive em-ployees of comparable status and are also eligible for a bonus upon satisfac-tion of criteria determined in the Board of Directors' discretion. These agree-ments also contain noncompetition and nonsolicitation provisions that are in-tended to survive the termination of employment for one year. If the executive is terminated without cause, we will pay such executive salary and provide ben-efits for the remainder of the term of the agreement. The benefits obligation shall terminate earlier if the executive secures employment with another em-ployer.

1997 Stock Plan

Our 1997 stock plan was adopted by the board of directors in November 1997. A total of 1,185,000 shares of common stock has been reserved for issuance under the plan. Through December 31, 1999, outstanding options to purchase 468,773 shares of common stock at a weighted average exercise price of $9.37 per share were outstanding granted under the plan, and 13,389 shares had been issued un-der the plan at an average exercise price of $1.11 per share. The plan will terminate in November 2007, unless sooner terminated by the board of directors.

Our plan provides for grants of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, to employees and grants of non-statutory options to employees and consultants. It also allows for the grant of stock purchase rights. The plan is administered by the board of directors. The exercise price of incentive stock options granted under the plan must not be less than the fair market value of the common stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option must not exceed 5 years. The terms of all other options may not exceed 10 years. The aggregate fair market value of common stock, determined as of the date of the option grant for which incentive stock options may for the first time become exercisable by any individual in any calendar year, may not exceed $100,000.

The board of directors may amend or terminate the plan at any time, except that stockholder approval is required for some amendments. No amendment or termina-tion may adversely affect the rights, with respect to previous grants, of any optionee without his or her consent. The board of directors may also select the consultants and employees to whom options or stock purchase rights may be granted as well as the number of shares of common stock covered by each award and the terms and conditions, including any vesting schedule, for each award. The board of directors may accelerate the vesting or exercisability of any op-tion or stock purchase rights issued under the plan.

The plan also provides for the award of stock purchase rights, subject to a re-stricted stock purchase agreement which, unless the board of directors or a committee of board members determines otherwise, grants us an option to repur-chase the restricted stock upon termination of its recipient and at the pur-chase price paid by the recipient. The purchase price, specified in the agree-ment, may not be less than 85% of the fair market value of the underlying shares at the time of the award. A holder of stock purchase rights is entitled to the same rights as a stockholder.

In the event of any change in our outstanding common stock by reason of stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration, the plan provides, subject to any required stockholder action, for the proportionate in-crease or decrease in the number of shares of our common stock authorized for issuance under the plan and covered by each outstanding option or stock pur-chase right.

401(k) Plan

We maintain a tax-qualified employee savings and retirement plan for employees who elect to participate. Subject to certain limitations, participants may con-tribute up to 15% of their compensation on a pre-tax basis to the 401(k) plan. We contribute matching funds in amounts equal to 50% of each dollar of an em-ployee's contributions, up to 6% of the employee's salary. Amounts attributable to participant contributions under the 401(k) plan are fully vested at all times. Our contributions vest beginning after 2 years and become fully vested after 4 years). Participants are entitled to receive their vested 401(k) plan accounts, including investment earnings, upon death, retirement or other termi-nation of employment.

              Certain Relationships and Related Transactions


Transactions with Management and Others

Warrant Issuances for Cash Contributions

In May 1997, Total Ltd. issued an immediately exercisable warrant to Mr. Dan-iels, Jr. to purchase 10,800 shares of its common stock, having a current value of $129,600 (based upon the midpoint of the offering price range shown on the cover page of this prospectus), and an immediately exercisable warrant to Mr. Daniels, III to purchase 5,400 shares of its common stock, having a current value of $64,800 (based upon the midpoint of the offering price range shown on the cover page of this prospectus), each at an exercise price of $3.42 per share, in consideration for certain cash contributions totaling $375,000 previ-ously made to Total Ltd. in March 1997. At the time of this transaction, Mr. Daniels, Jr. and Mr. Daniels, III, a 7.02% stockholder of Total Sports, were directors of Total Ltd.

Series A Financing

In June 1997, Total Ltd. issued an aggregate of 125,000 shares of its Series A preferred stock, at a purchase price of $3.42 per share, which shall be re-deemed after the offering at $.01 per share, and warrants to purchase an aggre-gate 365,218 shares of its common stock, having a current value of $4,382,616 (based upon the midpoint of the offering price range shown on the cover page of this prospectus), at an exercise price of $0.01 per share, to Mr. Daniels, Jr. and Piedmont Venture Partners Limited Partnership in a private placement for an aggregate purchase price of approximately $1,250,000. At the time of this transaction, Stacy Anderson, a managing principal of Piedmont Venture Manage-ment, Inc., general partner of Piedmont Venture Partners, an 8.27% stockholder of Total Sports, was elected to the board of directors of Total Ltd.

Series B Financing

In November 1997, Total Ltd. issued an aggregate of 445,263 shares of its Se-ries B preferred stock, at a purchase price of $4.492 per share, to a group of private investors in a private placement for an aggregate purchase price of ap-proximately $2,000,000. Purchasers of its Series B preferred stock included the following related parties:

                                           ------------------------------------
                                                                        Current
                                           Number of      Aggregate    Value of
Name, Relationship                            Shares Purchase Price Securities*
------------------                         --------- -------------- -----------
Piedmont Venture Partners Limited
 Partnership, 8.27% stockholder..........    111,316     $  500,031  $1,335,792
Nuray Telluride Properties Limited
 Partnership, 7.34% stockholder..........    222,632     $1,000,063  $2,671,584
Frank A. Daniels, III, director, officer
 and 7.02% stockholder...................     44,526     $  200,011  $  534,312
Frank A. Daniels, Jr., director..........     44,526     $  200,011  $  534,312
Julie Nowell, sister of Frank A. Daniels,
 III.....................................     22,263     $  100,000  $  267,156

-------

* Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

At the time of the transaction, William E. Ray, manager of Nuray Telluride Properties Limited Partnership, was elected to the board of directors of Total Ltd.

January - April 1998 Bridge Financing

From January to April 1998, Total Ltd. issued 10% convertible promissory notes in the aggregate principal amount of $2,500,000 and immediately exercisable warrants to purchase an aggregate of 50,805 shares of its Series B preferred stock at an exercise price of $4.492 per share to the following related par-ties:

                                              --------------------------------
                                               Principal
                                               Amount of Number of     Current
                                              Promissory   Warrant    Value of
Name, Relationship                                  Note    Shares Securities*
------------------                            ---------- --------- -----------
Piedmont Venture Partners Limited
 Partnership, 8.27% stockholder.............. $1,000,000    20,322    $243,864
Nuray Telluride Properties Limited
 Partnership, 7.34% stockholder.............. $1,000,000    20,322    $243,864
Frank A. Daniels, III, director, officer and
 7.02% stockholder........................... $  500,000    10,161    $121,932

-------

* Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

All these loans were converted into a total of approximately 369,486 shares of our Series C preferred stock, at a conversion price of $7.106 per share, in Au-gust 1998. William W. Neal, a managing principal of Piedmont Venture Manage-ment, replaced Ms. Anderson as a member of the board of directors of Total Ltd. on January 22, 1998.

Stock and Warrant Issuances to Mr. Daniels, III

In January 1998, we issued an immediately exercisable warrant to purchase 7,268 shares of the common stock, having a current value of $87,216 (based upon the midpoint of the offering price range shown on the cover page of this prospec-
tus) of Total Ltd., at an exercise price of $4.492 per share, to Mr. Daniels, III in consideration for his $25,000 charitable contribution to the Hank Aaron Fund in the name of Total Ltd. made in September 1997. In April 1998, the board of directors of Total Ltd. approved the issuance of a total of 37,100 shares of its common stock, having a current value of $445,200 (based upon the midpoint of the offering price range shown on the cover page of this prospectus), to Mr. Daniels, III in consideration for his personally guaranteeing $2,000,000 of To-tal Ltd.'s $3,500,000 line of credit with First Union National Bank. We issued these shares to Mr. Daniels, III in September 1998.

Acquisition of Total College Communications

In June 1998, we acquired all the tangible and intangible property and assets of Total College Communications Company, LLC, a Kentucky limited liability com-pany. We issued 837,942 shares of our common stock to Total College Communica-tions for cash at $.001 per share. Total College Communications then distrib-uted 418,971 shares of common stock to both of its members, Total Ltd. and Host Communications, Inc. At the time of the transaction, Mr. Daniels, Jr. was a di-rector of Total Ltd. and Total Sports, Mr. Daniels, III, a 7.02% stockholder of Total Sports, was also director and Chief Executive Officer of Total Ltd. and Total Sports, Ezra Kucharz was an Executive Vice President of Total Sports and a manager and Chief Executive Officer of Total College Communications, and Charles L. Jarvie, president of Host and a manager of Total College Communica-tions, was elected as our director.

Reorganization into Delaware Corporation

In June 1998, we acquired all the assets and liabilities of Total Ltd. in a merger in which we were the surviving corporation. At the time of the transac-tion, the board of directors of Total Ltd. was identical to our board of direc-tors. The 418,971 shares issued to Total Ltd. in connection with our acquisi-tion of Total College Communications were immediately retired upon the merger of Total Ltd. and Total Sports Inc., as the merger was concurrent with the To-tal College Communications acquisition.

June 1998 Bridge Financing

In June 1998, we issued a 10% convertible promissory note in the principal amount of $1,000,000 and an immediately exercisable warrant to purchase 20,703 shares of our Series B preferred stock, having a current value of $248,436 (based upon the midpoint of the offering price range shown on the cover page of this prospectus), at an exercise price of $4.492 per share to Piedmont Venture Partners, an 8.27% stockholder of Total Sports. This loan was converted into our Series C preferred stock, at a conversion price of $7.106 per share, in Au-gust 1998.

Series C Financing

In August 1998, we issued an aggregate 1,418,200 shares of our Series C pre-ferred stock, at an exercise price of $7.106 per share, to a group of private investors for an aggregate consideration of approximately $10,078,000. Purchas-ers of our Series C preferred stock included the following related parties:

                                       ---------------------------------------
                                       Number of      Aggregate  Current Value
Name, Relationship                        Shares Purchase Price of Securities*
------------------                     --------- -------------- --------------
Piedmont Venture Partners Limited
 Partnership, 8.27% stockholder.......   290,794     $2,066,382     $3,489,528
Nuray Telluride Properties Limited
 Partnership, 7.34% stockholder.......   201,132     $1,429,244     $2,413,584
Frank A. Daniels, III, director,
 officer and 7.02% stockholder........    72,571     $  515,690     $  870,852
Bull Run Corporation, 6.90%
 stockholder..........................   351,815     $2,499,997     $4,221,780
Winstar Interactive Ventures I, Inc.,
 6.55% stockholder....................   351,815     $2,499,997     $4,221,780

-------

*Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

Winstar Interactive Ventures I, Inc., Piedmont Venture Partners Limited Part-nership, Nuray Telluride Properties Limited Partnership and Mr. Daniels, III also received warrants to purchase an aggregate of up to 632,244 shares of Se-ries C1 preferred stock, for an aggregate purchase price of up to $5,549,996. These warrants expired on November 4, 1998.

At the time of the transaction, Stuart B. Rekant, President of Winstar New Me-dia Company, Inc. and its subsidiary, Winstar Interactive Ventures, and Robert
S. Prather, Jr., the president of Bull Run, were elected to our board of direc-tors.

Stock Issuance to Consultant

In September 1998, our board of directors approved the issuance of 14,073 shares of our common stock, valued at $1.25 per share, to Gary Stevenson pursu-ant to the terms of a consulting agreement and in consideration for consulting and advisory services previously provided and to be provided by him. These shares have a current value of $168,876 (based upon the midpoint of the offer-ing price range shown on the cover page of this prospectus). At the time of the transaction, Mr. Stevenson served as a member of our board of directors.

Series C1 Financing

From January to April 1999, we issued an aggregate 630,756 shares of our Series C1 preferred stock, at a purchase price of $9.49 per share, to a group of pri-vate investors for an aggregate consideration price of $5,985,874. Purchasers of our Series C1 preferred stock included the following related parties:

                                       ---------------------------------------
                                       Number of      Aggregate  Current Value
Name, Relationship                        Shares Purchase Price of Securities*
------------------                     --------- -------------- --------------
Piedmont Venture Partners II, L.P.,
 8.27% stockholder ...................   105,374     $1,000,000     $1,264,488
Bull Run Corporation, 6.90%
 stockholder .........................   105,374     $1,000,000     $1,264,488
Frank A. Daniels, III, director,
 officer and 7.02% stockholder .......    52,687     $  500,000     $  632,244
Nuray Telluride Properties Limited
 Partnership, 7.34% stockholder ......   105,374     $1,000,000     $1,264,488
Frank A. Daniels, Jr., director.......    31,612     $  299,998     $  379,344
Gary R. Stevenson, director...........     7,903     $   75,000     $   94,836

-------

*Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

Stock Issuance to Mr. Daniels, III

In March 1999, our board of directors approved the issuance of 18,550 shares of our common stock, having a current value of $222,600 (based upon the midpoint of the offering price range shown on the cover page of this prospectus), to Mr. Daniels, III, a director, officer and 7.02% stockholder, in consideration for his personal guaranty of our renewed $3,500,000 line of credit with First Union National Bank from January 15, 1999 to July 15, 1999.

Acquisition of Motortrax

In June 1999, we acquired Long Distance Technologies, Inc. d/b/a Motortrax pur-suant to the terms of an agreement and plan of merger. Stockholders of Motortrax received 284,401 shares of our common stock, valued at $10.20 per share, in exchange for all of the outstanding shares of capital stock of Motortrax with an aggregate value of approximately $2,900,000. These shares have a current value of $3,412,812 (based upon the midpoint of the offering price range shown on the cover page of this prospectus). At the time of the transaction, Piedmont Venture Partners, an 8.27% stockholder of Total Sports, and White Oak Properties Limited Partnership owned a majority of the outstand-ing capital stock of Motortrax. Our director William E. Ray is a principal of White Oak Properties.

June 1999 Bridge Financing

In June 1999, we issued a 10% convertible promissory note in the principal amount of $4,000,000 and an immediately exercisable warrant to purchase for 60,277 shares of our common stock at an exercise price of $16.59 to Labatt Brewing Company Limited, a 6.49% stockholder of Total Sports, for an aggregate $4,000,000 purchase price. This loan was converted into 241,043 shares of our Series D preferred stock, at a conversion price of $16.59 per share, and imme-diately exercisable warrants to purchase 108,469 shares of Series D1 preferred stock, at an exercise price of $16.59 per share, in November 1999.

September - November 1999 Bridge Financing

In September and November 1999, we issued 10% convertible promissory notes in the aggregate principal amount of $2,500,000 and immediately exercisable war-rants to purchase an aggregate of 15,067 shares of our common stock, at an ex-ercise price of $16.59 per share, to a group of private investors, including the following related parties:

                                                 ------------------------------
                                                  Principal  Number
                                                  Amount of      of     Current
                                                 Promissory Warrant    Value of
Name, Relationship                                     Note  Shares Securities*
------------------                               ---------- ------- -----------
Piedmont Venture Partners II, L.P., 8.27%
 stockholder...................................  $  500,000   3,013     $36,156
Nuray Telluride Properties Limited Partnership,
 7.34% stockholder.............................  $1,000,000   6,027     $72,324
Winstar Interactive Ventures I, Inc., 6.55%
 stockholder...................................  $  500,000   3,013     $36,156

-------

* Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

These loans were converted into an aggregate of 120,520 shares of our Series D preferred stock, at a conversion price of $16.59 per share, and immediately ex-ercisable warrants to purchase an aggregate of 54,233 shares of Series D1 pre-ferred stock, at an exercise price of $16.59 per share, in November 1999.

Series D Financing

In November 1999, we issued an aggregate 2,140,873 shares of our Series D pre-ferred stock and immediately exercisable warrants to purchase an aggregate 963,370 shares of our Series D1 preferred stock, at an exercise price of $16.59 per share, to a group of private investors for an aggregate consideration of approximately $35,500,000. If the per share price of the shares of common stock sold in this offering is less than $33.18, the conversion ratio of the Series D preferred stock shall be adjusted so that holders of Series D preferred stock shall be entitled to receive, for each share of Series D preferred stock con-verted, a number of shares of common stock worth $33.18 at the per share ini-tial public offering price. Based upon a per share offering price of $12.00 (the midpoint of the price range shown on the cover page of this prospectus), the holders of Series D preferred stock would be entitled to receive 5,919,514 shares of common stock. Purchasers of our Series D preferred stock and warrants included the following related parties:

                            ---------------------------------------------------
                                                                        Current
                            Number of      Number of      Aggregate    Value of
Name                           Shares Warrant Shares Purchase Price Securities*
----                        --------- -------------- -------------- -----------
Entities affiliated with
 Technology Crossover
 Ventures, 14.93%
 stockholder..............    602,608        271,171     $9,999,978 $10,485,348
Piedmont Venture Partners
 II, L.P., 8.27%
 stockholder..............     30,130         13,558     $  499,992 $   524,256
Zilkha Capital Partners
 and affiliated entities,
 7.55% stockholder........    301,304        135,586     $4,999,989 $ 5,242,680
Nuray Telluride Properties
 limited Partnership,
 7.34% stockholder........    120,521         54,234     $2,000,000 $ 2,097,060
Winstar Interactive
 Ventures I, Inc., 6.55%
 stockholder..............    150,652         67,793     $2,499,995 $ 2,621,340
Labatts Brewing Company,
 6.49% stockholder........    241,043        108,469     $4,000,000 $ 4,194,144
Gary R. Stevenson,
 director.................      3,013          1,355     $   50,000 $    52,416

-------

* Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

At a per share offering price less than $20.74, the conversion of the Series D preferred stock into common stock would require the consent of the holders of a majority of the Series D preferred stock. In addition, in connection with the Series D financing, certain of our warrant holders and the holders of Series A, Series B, Series C, Series C1 and Series D preferred stock were granted rights of first refusal that, at a per share offering price less than $20.74, would allow these warrant holders and preferred stockholders to purchase their pro rata share of common stock in this offering.

For information regarding the grant of stock options to our executive officers, please see "Management--Director Compensation" and "Management--Executive Com-pensation."

For information regarding noncompetition and employment agreements to our exec-utive officers, please see "Management--Employment Agreements."

Certain Business Relationships

In March 1997, Total Ltd. purchased all the sports content business assets, consisting of the proprietary rights to certain sports-related Web sites, com-puter equipment and sports newswire contracts including related liabilities and accounts payable, of KOZ inc., a North Carolina corporation, for a principal purchase price of approximately $1,414,000. At the time of this transaction, Mr. Daniels, III, an 7.02% stockholder of Total Sports, was the Chairman and Chief Executive Officer of Total Ltd. and was also a director and shareholder of KOZ.

In connection with the acquisition of Total College Communications, we assumed all rights and obligations of Total College Communications to (1) a services agreement with Host Communications whereby we would serve as the exclusive on-line publisher for intercollegiate sports publications authorized by Host Com-munications, (2) a marketing agreement with Host Communications whereby we would engage Host Communications as a nonexclusive sales agent for marketing of the intercollegiate sports publication Web sites published by us and (3) a Web site and cybercasting agreement with Host Communications whereby we would pro-duce and broadcast certain NCAA championships on the Internet.

In connection with our sale of Series C preferred stock in August 1998, we en-tered into a programming and inventory agreement with The Winning Line, Inc. d/b/a SportsFan Enterprises, a subsidiary of Winstar New Media Company, to pur-chase advertising inventory on the SportsFan Radio Network for a 6-month period of time for an aggregate purchase price of $500,000. Additionally, we entered into a Web site agreement with SportsFan and Winstar Interactive Media Sales, Inc., also a subsidiary of Winstar New Media Company, to develop and establish a co-branded Web site with content provided by us. Stewart B. Rekant, our di-rector, is President of Winstar-New Media Company, the parent company of Winstar Interactive Ventures, a 6.55% stockholder of Total Sports.

In February 1999, we entered into a loan and security agreement with First Ra-leigh Telex pursuant to which we issued a promissory note to First Raleigh Telex for the principal amount of $114,921 due and payable in 36 monthly in-stallments of principal and interest calculated at a rate of 9% per annum for the purchase of office equipment. First Raleigh Telex maintains a security in-terest in all equipment purchased with proceeds of the loan. Mr. Daniels, Jr., our director, is a principal of First Raleigh Telex.

Effective as of August 1999, we entered into a lease agreement and first amend-ment thereto with First Raleigh Telex, LLC pursuant to which we leased an ag-gregate of 27,010 square feet of space at 234 Fayetteville Street Mall, Ra-leigh, North Carolina, for an aggregate rental amount of $30,000 per month dur-ing 2000. The lease expires on June 30, 2009. Our director Mr. Daniels, Jr. is a principal of First Raleigh Telex.

In November 1999, we entered into an agreement with NBC Sports, Inc., a 17.09% stockholder, whereby NBC Sports will provide $17.4 million of certain on-air promotion and marketing of our live sporting event coverage in exchange for the issuance of 811,423 shares of our common stock and 811,423 shares of our Series E preferred stock, which will convert into eight shares of common stock on the closing of this offering, to NBC Sports. The shares of capital stock issued to NBC Sports have a current value of $9,737,076 (based upon the midpoint of the offering price range shown on the cover page of this prospectus). If the per share offering price of the common stock sold in this offering is less than $32.11, NBC Sports will receive additional shares of common stock in amount such that the total value of their shares of common stock valued at the per share offering price shall equal $26.875 million. Based upon a per share offer-ing price of $12.00 (the midpoint of the price range shown on the cover page of this prospectus), we would issue an additional 1,359,810 shares of common stock to NBC Sports.

Indebtedness to Management

Mr. Daniels, III personally guaranteed our line of credit with First Union Na-tional Bank, up to a maximum of $4,000,000. This line of credit expired in No-vember 1999.

Transactions with Promoters

In February 1997, Total Ltd., a North Carolina corporation and predecessor in interest to Total Sports, issued shares of its common stock, at a purchase price of $.001 per share, to the following promoters of Total Ltd.:

                                         Number of      Aggregate  Current Value
Name                                        Shares Purchase Price of Securities*
----                                     --------- -------------- --------------
Frank A. Daniels, III...................  641,987     $641.99       $7,703,844
Harold Bailes...........................   26,323       26.32          315,876
George Schlukbier.......................  148,387      148.39        1,780,644
Jody Tester.............................   22,194       22.19          266,328
Mark Markwell...........................   16,000       16.00          192,000
Ezra Kucharz............................   38,710       38.71          464,520
Quin Snyder.............................   25,806       25.81          309,672
Thomas Drew.............................    4,258        4.26           51,096
Colin Boatwright .......................   16,465       16.47          197,580
Bryan Watson............................    1,806        1.81           21,672
Eric Harris.............................   19,355       19.36          232,260

-------

* Based upon the midpoint of the offering price range shown on the cover page of this prospectus.

                             Principal Stockholders

The following table presents as of December 31, 1999 the number of shares of common stock and the percentage of outstanding shares of common stock that are beneficially owned by:
 .  each person that is the beneficial owner of more than 5% of our capital stock;
 .  each of our directors;
 .  each named officer; and
 .  all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commis-sion and generally includes voting or investment power with respect to securi-ties, subject to community property laws, where applicable. Shares of common stock subject to options and warrants that are presently exercisable or exer-cisable within 60 days of December 31, 1999 are deemed to be outstanding and beneficially owned by the person holding such option or warrant for the purpose of computing the percentage of ownership of that person, but they are not deemed outstanding for the purpose of computing the percentage of any other person. The number of shares beneficially owned by each stockholder shown below assumes (1) the conversion of shares of our Series B, Series C, Series C1, Se-ries D and Series E preferred stock held by that stockholder which include, in the case of holders of our Series D preferred stock, shares of common stock which they are eligible to receive because the offering price falls below a certain threshold as described under "Certain Relationships and Related Trans-actions--Series D Financing" and (2) exercise of options or warrants held by that stockholder which are exercisable within 60 days of December 31, 1999, in-cluding the cashless exercise of warrants that will expire if not exercised prior to the consummation of this offering. The number of shares beneficially owned by NBC Sports shown below includes 1,359,810 additional shares of common stock which NBC Sports will receive upon consummation of this offering because the offering price falls below a certain threshold as described under "Certain Relationships and Related Transactions--Certain Business Relationships". The denominator used in calculating the applicable beneficial ownership for each stockholder before this offering is based on an aggregate of 12,702,718 shares, which consists of (1) 2,882,663 shares of common stock outstanding as of Decem-ber 31, 1999, (2) 8,413,741 shares of common stock issuable upon the conversion of all our outstanding shares of Series B, Series C, Series C1, Series D and Series E preferred stock, including an aggregate of 3,778,641 additional shares of common stock issued to Series D holders as described above upon consummation of this offering, (3) the 1,359,810 additional shares of common stock to be re-ceived by NBC Sports as described above upon consummation of this offering and
(4) 46,504 shares of common stock issuable upon the cashless exercise of 102,716 warrants that will expire if not exercised prior to the consummation of this offering. The denominator used in calculating the applicable beneficial ownership for each stockholder after this offering is based on an aggregate of 16,869,385 shares, which consists of the shares described above and 4,166,667 shares of common stock to be issued in this offering. Our Series A preferred stock will be redeemed in connection with this offering. Unless otherwise not-ed, each of the persons listed below has sole voting and investment power with respect to his or her shares and the address for each of the persons listed be-low as beneficially owning more than five percent of our outstanding capital stock is 234 Fayetteville Street, Raleigh, North Carolina 27601.

                             --------------------------------------------------
                                                  Percent Beneficially Owned
                                                -------------------------------
Name and Address of            Number of Shares
Principal Stockholders       Beneficially Owned Before Offering  After Offering
----------------------       ------------------ ---------------  --------------
Frank A. Daniels, III(1)...             892,742            7.02%           5.29%
Frank A. Daniels, Jr.(2)...             157,699            1.23               *
Charles L. Jarvie(3).......                 292               *               *
William W. Neal(4).........           1,079,178            8.27            6.27
C. Toms Newby, III(5)......           1,937,382           14.93           11.30
Robert S. Prather, Jr.(6)..             876,452            6.90            5.19
William E. Ray(7)..........           1,008,777            7.89            5.95
Stuart B. Rekant(8)........             836,453            6.55            4.94
John Rigas(9)..............             968,692            7.55            5.70
Kenneth D. Schanzer(10)....           2,171,241           17.09           12.87
Gary R. Stevenson(11)......              32,479               *               *
Bull Run Corporation(12)..              876,160            6.90            5.19
 4370 Peachtree Rd., NE
 Atlanta, GA 30319-3099
Labatts Brewing Company                 835,230            6.49            4.90
 Limited(13)...............
 Labatt House
 181 Bay Street, Suite 200
 Toronto, Ontario M5J 2J3
NBC Sports(14).............           2,171,241           17.09           12.87
 30 Rockefeller Plaza
 New York, NY 10112
Nuray Telluride Properties              937,385            7.34            5.53
 Limited Partnership(15)...
 801 East Trade St.
 Charlotte, NC 28202
Piedmont Venture Partners             1,079,178            8.27            6.27
 affiliated entities(16)...
 6805 Morrison Blvd., Ste.
 380
 Charlotte, NC 28210
Technology Crossover                  1,937,382           14.93           11.30
 Ventures affiliated
 entities(17)..............
 575 High Street, Suite 400
 Palo Alto, CA 94301

                               -------------------------------------------------
                                                    Percent Beneficially Owned
                                                  ------------------------------
Name and Address of Principal    Number of Shares
Stockholders                   Beneficially Owned Before Offering After Offering
-----------------------------  ------------------ --------------- --------------
Winstar Interactive Ventures
 I, Inc.(18).................             836,453            6.55           4.94
 685 Third Avenue, 31st Floor
 New York, NY 10017
Zilkha Capital Partners, L.P.
 affiliated entities(19).....             968,692            7.55           5.70
 767 Fifth Avenue
 New York, NY 10169
George Schlukbier(20)........             155,516            1.22              *
Marie Hasnain(21)............              12,966               *              *
Petra Weishaupt(22)..........              13,569               *              *
Ezra Kucharz(23).............              41,093               *              *
All directors and executive
 officers as a group(24).....          10,184,531           74.20          56.92

*   Indicates less than one percent.

 (1) Includes (a) 10,161 shares issuable upon the exercise of currently exer-cisable warrants, (b) 6,761 shares issuable upon the exercise of stock op-tions that are exercisable within 60 days of December 31, 1999 and (c) 169,784 shares issuable upon the conversion of outstanding preferred stock.

 (2) Includes (a) 73,040 shares issuable upon the exercise of currently exer-cisable warrants, (b) 817 shares issuable upon he exercise of stock op-tions that are exercisable within 60 days of December 31, 1999 and (c) 76,138 shares issuable upon the conversion of outstanding preferred stock.

 (3) All are shares issuable upon the exercise of stock options held by Host Communications, Inc., of which Mr. Jarvie is President. Mr. Jarvie dis-claims beneficial ownership of such shares.

 (4) Includes (a) 346,761 shares issuable upon the exercise of currently exer-cisable warrants, (b) 817 shares issuable upon the exercise of stock op-tions that are exercisable within 60 days of December 31, 1999 and (c) 590,793 shares issuable upon the conversion of outstanding preferred stock (including 53,179 additional shares issuable upon conversion of Series D preferred stock as described above) owned by entities affiliated with Piedmont Venture Management, Inc. which serves as general partner of such entities. Mr. Neal is managing principal of Piedmont Venture Management, Inc. and disclaims beneficial ownership of such shares except to the ex-tent of his pecuniary interest therein.

 (5) Includes (a) 271,171 shares issuable upon the exercise of currently exer-cisable warrants and (b) 1,666,211 shares issuable upon the conversion of outstanding preferred stock (including 1,063,603 additional shares issua-ble upon conversion of Series D preferred stock as described above) owned by entities affiliated with Technology Crossover Ventures. Mr. Newby is general partner of Technology Crossover Ventures and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (6) Includes (a) 292 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999 and (b) 457,189 shares issuable upon the conversion of outstanding preferred stock held by Bull Run Corporation, of which Mr. Prather is President. Mr. Prather disclaims beneficial ownership except to the extent of his pecuniary interest there-in.

 (7) Includes (a) 292 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999 owned by Mr. Ray, (b) 74,556 shares issuable upon the exercise of currently exercisable war-rants, 450 shares issuable upon the exercise of stock options that are ex-ercisable within 60 days of December 31, 1999 and 862,379 shares issuable upon the conversion of outstanding preferred stock (including 212,720 ad-ditional shares issuable upon conversion of Series D preferred stock as described above) owned by Nuray Telluride Limited Partnership, the general partner of which is Nuray Holdings LLC, of which Mr. Ray is the sole own-er, and (c) 71,100 shares owned by White Oak Partners Limited Partnership, the general partner of which is Nuray Holdings LLC, of which Mr. Ray is the sole owner. Mr. Ray disclaims beneficial ownership of such shares held by Nuray Telluride Properties and White Oak Partners except to the extent of his pecuniary interest therein. Mary Ann Kent is the manager of Nuray Holdings LLC, and has voting and dispositive power over the shares owned by Nuray Telluride Limited Partnership and White Oak Partners but dis-claims beneficial ownership of such shares except to the extent of her pe-cuniary interest therein.

 (8) Includes (a) 67,793 shares issuable upon the exercise of currently exer-cisable warrants, (b) 292 shares issuable upon the exercise of stock op-tions that are exercisable within 60 days of December 31, 1999 and (c) 768,368 shares issuable upon the conversion of outstanding preferred stock (including 265,901 additional shares issuable upon conversion of Series D preferred stock as described above) owned by Winstar Interactive Ventures I, Inc., of which Mr. Rekant is President. Mr. Rekant disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (9) Includes (a) 135,586 shares issuable upon the exercise of currently exer-cisable warrants and (b) 833,106 shares issuable upon the conversion of outstanding preferred stock (including 531,802 additional shares issuable upon conversion of Series D preferred stock as described above) owned by Zilkha Capital Partners, L.P. and affiliated entities. Mr. Rigas is pri-vate equity investment manager of Zilkha Capital Partners, L.P. and dis-claims beneficial ownership of such shares except to the extent of his pe-cuniary interest therein.

(10) Includes (a) 1,359,810 additional shares of common stock issuable upon consummation of this offering as described above and (b) eight shares is-suable upon conversion of outstanding Series E preferred stock, owned by NBC Sports. Mr. Schanzer is president of NBC Sports and disclaims benefi-cial ownership of such shares except to the extent of his pecuniary inter-est therein.

(11) Includes (a) 817 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999, (b) 1,355 shares is-suable upon the exercise of currently exercisable warrants and (c) 16,234 shares issuable upon the conversion of outstanding preferred stock (in-cluding 5,318 additional shares issuable upon conversion of Series D pre-ferred stock as described above).

(12) Includes 457,189 shares issuable upon the conversion of outstanding pre-ferred stock.

(13) Includes (a) 168,746 shares issuable upon the exercise of currently exer-cisable warrants and (b) 666,484 shares issuable upon the conversion of outstanding preferred stock (including 425,441 additional shares issuable upon conversion of Series D preferred stock as described above).

(14) Includes (a) 1,359,810 additional shares of common stock issuable upon consummation of this offering as described above and (b) eight shares is-suable upon conversion of outstanding Series E preferred stock.

(15) Includes (a) 74,556 shares issuable upon the currently exercisable war-rants, (b) 450 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999 and (c) 862,379 shares is-suable upon the conversion of outstanding preferred stock (including 212,720 additional shares issuable upon the conversion of Series D pre-ferred stock as described above).

(16) Includes (a) 346,761 shares issuable upon the exercise of currently exer-cisable warrants, (b) 817 shares issuable upon the exercise of stock op-tions that are exercisable within 60 days of December 31, 1999 and (c) 590,793 shares issuable upon the conversion of outstanding preferred stock (including 53,179 additional shares issuable upon conversion of Series D preferred stock as described above). The shares, warrants and options are held by Piedmont Venture Partners Limited Partnership and Piedmont Venture Partners II, L.P.

(17) Includes (a) 271,171 shares issuable upon the exercise of currently exer-cisable warrants and (b) 1,666,211 shares issuable upon the conversion of outstanding preferred stock (including 1,063,603 additional shares issua-ble upon conversion of Series D preferred stock as described above). The shares and warrants are held by TCV III (GP), TCV III Strategic Partners, L.P., TCV III L.P., and TCV III (Q), L.P., entities affiliated with Tech-nology Crossover Ventures.

(18) Includes (a) 292 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999, (b) 67,793 shares is-suable upon the exercise of currently exercisable warrants and (c) 768,368 shares issuable upon the conversion of outstanding preferred stock (in-cluding 265,901 additional shares issuable upon conversion of Series D preferred stock as described above).

(19) Includes (a) 135,586 shares issuable upon the exercise of currently exer-cisable warrants and (b) 833,106 shares issuable upon the conversion of outstanding Series D preferred stock (including 531,802 additional shares as described above). The shares and warrants are held by Zilkha Capital Partners, L.P. and Zilkha Guernsey Capital Partners, L.P.

(20) Includes 6,350 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999.

(21) Includes (a) 11,912 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999 and (b) 1,054 shares issuable upon the conversion of outstanding preferred stock.

(22) Includes 10,848 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999 and (b) 703 shares is-suable upon the conversion of outstanding preferred stock.

(23) Includes 2,383 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 1999.

(24) Includes the information in the notes above, as applicable.

                          Description of Capital Stock

Our amended and restated certificate of incorporation, which will become effec-tive upon completion of the offering, authorizes the issuance of 500,000,000 shares of common stock, no par value per share, and 50,000,000 shares of pre-ferred stock, $.01 par value per share.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally, including the election of directors. Holders of common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of funds legally available for dividends. If Total Sports is liquidated, dissolved or wound-up, holders of common stock will share proportionately in all assets available for distribu-tion. However, dividend and distribution rights of holders of common stock will be subject to the rights of any holders of any series of preferred stock as de-scribed below. The holders of common stock have no preemptive or conversion rights. The common stock does not have cumulative voting rights. As a result, the holder or holders of more than half of the shares of common stock voting for the election of directors can elect all directors being elected at that time. All shares of common stock outstanding immediately following the offering will be fully paid and will not be subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

After this offering, no shares of preferred stock will be outstanding. Our board of directors will be authorized, without further stockholder action, to issue preferred stock in one or more series and to fix the voting rights, liq-uidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the preferred stock. Although there is no cur-rent intention to do so, our board of directors may, without stockholder ap-proval, issue shares of a class or series of preferred stock with voting and conversion rights, which could adversely affect the voting power or divided rights of the holders of common stock and might have the effect of delaying, deferring or preventing a change in control.

Warrants

From time to time, we have issued warrants exercisable for our capital stock. As of December 31, 1999 the following outstanding warrants had been issued:

                                     ----------------------------------------
                                     Number of
                                        Issued    Exercise            Outside
Underlying Security                   Warrants       Price    Expiration Date
-------------------                  ---------    -------- ------------------
Common stock........................   365,218     $ 0.01        June 2, 2007(1)
Common stock........................    16,200     $ 3.42        May 15, 2007(2)
Common stock........................     6,598     $ 3.44        June 2, 2002(2)
Common stock........................     7,268     $4.492   September 4, 2002(2)
Series B preferred stock............    50,805(3)  $4.492    January 31, 2008
Series B preferred stock............    22,773(3)  $4.492       June 30, 2008
Common stock........................     8,285     $ 4.94    November 4, 2002(2)
Common stock........................    31,458     $ 7.82      August 6, 2003(2)
Common stock........................   318,500     $7.106       June 30, 2005
Common stock........................    20,000     $7.106      August 7, 2003(2)
Common stock........................     7,940     $10.44    January 15, 2004(2)
Common stock........................     4,967     $10.44       April 6, 2004(2)
Common stock........................    60,277     $16.59        May 31, 2009
Common stock........................    15,067     $16.59  September 30, 2009(2)
Series D1 preferred stock...........   963,407(4)  $16.59   November 12, 2004
Common stock........................    46,004     $18.25   November 12, 2004

(footnotes on next page)

  (1)These warrants become exercisable upon the initial public offering of our common stock to the public.
  (2)These warrants expire upon the earlier to occur of an acquisition of To-tal Sports or the initial public offering of our common stock to the pub-lic.
  (3)These warrants will become exercisable for common stock upon the closing of this offering.
  (4)The mandatory conversion into common stock of the Series D preferred stock resulting from this offering will cause these warrants to become ex-ercisable for common stock upon the closing of this offering.

Registration Rights

We are party to an investor rights agreement, dated as of November 12, 1999, with all the stockholders who purchased Series A, Series B, Series C, Series C1 and Series D preferred stock, Allen & Company, Inc. and NBC Sports, who will collectively hold in the aggregate 12,967,141 shares of common stock upon the completion of this offering. In the investor rights agreement, we have granted the following rights:

 . The right to demand that shares of common stock be registered under the Securities Act of 1933, as amended, in a manner similar to the registration of the shares that are offered by this prospectus. Any combination of the stockholders party to the investor rights agreement collectively holding at least 35% of such common stock may initiate one registration. In addition, no request can be made within the six months following the effectiveness of a registered public offering of our capital stock. Only one request can be made every 12 months and each registration must include common stock with a fair market value in excess of $5,000,000.

 . The right to demand that shares of common stock be registered under the Securities Act on Form S-3, when we are eligible to use that form. Any combination of the stockholders party to the investor rights agreement collectively holding at least 35% of such common stock may initiate four such registrations. Only one request can be made every 12 months and each registration must include common stock with a fair market value in excess of $2,500,000.

 . The right to have shares of common stock included in any registration of common stock by us under the Securities Act, other than those effected on Forms S-4 or S-8, subject to underwriter cut-backs.

We are required to bear the expenses of any registration or qualification de-scribed above except for the fees of the stockholders' legal counsel, or under-writers' discounts or commissions relating to the securities being registered. These registration rights are transferable in certain circumstances.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions; Anti-Takeover Effects

Delaware Corporate Law

The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law, is in-tended to discourage hostile takeover practices by impeding the ability of a hostile acquiror to engage in transactions with the target company.

In general, Section 203 provides that a person who owns 15% or more of the out-standing voting stock of Delaware corporation, referred to as an "interested stockholder," may not consummate a merger or other business combination trans-action with such corporation at any time during the 3-year period following the date such person became an interested stockholder. The term "business combina-tion" is defined broadly to cover a wide range of corporate transactions in-cluding mergers, sales of assets, issuances of stock, transactions with subsid-iaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203:

 . any business combination if, prior to the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

 . any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by employee stock plans;

 . any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

 . business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors.

A corporation may exempt itself from the requirements of the statute by adopt-ing an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. Our board of directors does not intend to propose any such amendment.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation, effective immediately upon the consummation of this offering, will provide:

 . for the authorization of the board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof;

 . that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing;

 . that special meetings of our stockholders may be called only by the chairman of the board, the chief executive officer or a majority of the members of the board of directors;

 .  for a classified board of directors; and

 . that vacancies on the board of directors, including newly created directorships, can be filled only by a majority of the directors then in office.

Our amended and restated bylaws, effective immediately upon the consummation of this offering, will include provisions (1) imposing advance notice requirements for stockholder proposals and director nomination and (2) providing that our directors may be removed only for cause and only by the affirmative vote of holders at least 66 2/3% of the outstanding shares of voting stock together as a single class.

These provisions in our amended and restated certificate of incorporation and amended and restated bylaws are intended to enhance the likelihood of continu-ity and stability in the composition of the board of directors and in the poli-cies formulated by the board of directors and to discourage transactions that might involve an actual or threatened change of control of Total Sports. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our out-standing shares, or an unsolicited proposal for the restructuring or sale of all or part of Total Sports. These provisions, however, could discourage poten-tial acquisition proposals and could delay or prevent a change in control of Total Sports. These provisions might also have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                        Shares Eligible For Future Sale

Prior to the offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that these sales could occur, could depress the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of the offering and assuming no exercise of stock options after December 31, there will be an aggregate of 16,869,385 shares of our common stock outstanding. The 4,166,667 shares offered by this prospectus, or 4,791,667 shares if the underwriters' option is exercised in full, will be freely transferable without restriction or limitation under the Securities Act of 1933, as amended, unless purchased by our "affiliates" as that term is de-fined in Rule 144 under the Securities Act. The remaining 12,702,718 shares outstanding upon completion of the offering will be "restricted securities" within the meaning of Rule 144 under the Securities Act, and are subject to re-strictions under the Securities Act.

Our directors, officers and security holders holding in the aggregate 12,640,662 shares of our common stock will agree not to sell, offer for sale, or otherwise dispose of any of our common stock for a period of 180 days from the date of this prospectus without the prior written consent of J.P. Morgan Securities Inc. In addition, during that 180-day period, we will agree not to file any registration statement, except for the registration statement on Form S-8 described below, with respect to our common stock or any securities con-vertible into or exercisable or exchangeable for common stock without the prior written consent of J.P. Morgan Securities Inc.

Subject to these lock-up agreements, the shares of common stock outstanding upon the completion of this offering, not including the 4,166,667 shares of-fered by this prospectus, assuming the exercise of outstanding options and war-rants will be eligible for sale, subject to Rule 144, in the public market as follows:

   Immediately after this offering......................    62,056 shares;
   180 days after this offering......................... 5,508,808 shares;
   1 year after this offering........................... 9,174,533 shares; and
   2 years after this offering..........................   147,820 shares.

In general, under Rule 144, as currently in effect, a person, or persons whose shares are required to be aggregated, who owns shares that were purchased from us or any of our affiliates at least one year previously, is entitled to sell in brokers transactions or to market makers, within any three-month period com-mencing 90 days after the date of this prospectus, the number of shares of com-mon stock that does not exceed the greater of (1) one percent of the number of then outstanding shares, approximately 168,694 shares immediately after the of-fering, or (2) the average weekly reported trading volume during the four cal-endar weeks preceding the date on which the required notice of sale is filed with the SEC. Sales under Rule 144 are generally subject to the availability of current public information about Total Sports. Any person, or persons whose shares are aggregated, who owns shares that were purchased from us or any of our affiliates at least two years previously and who has not been an affiliate of ours at any time during the 90 days preceding the sale, would be entitled to sell those shares under Rule 144(k) without regard to the volume limitations or manner of sale, public information or notice requirements of Rule 144.

Any of our employees, officers, directors or consultants who have purchased or were awarded shares or options to purchase shares pursuant to a written compen-satory plan or contract are entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits affiliates and non-affiliates to sell such shares without having to comply with the holding period restrictions of Rule 144, in each case commencing 90 days after the date of this prospectus. In addition, non-affiliates may sell such shares without complying with the public information, volume and notice provisions of Rule 144. Rule 701 is available for our option holders as to all 13,389 shares issued pursuant to the exercise of options granted prior to this offering.

After the offering, Total Sports intends to file a registration statement on Form S-8 to register all of the 1,185,000 shares of common stock reserved for issuance under our stock incentive plans and not eligible for sale under Rule
701. Accordingly, shares issued upon exercise of such options will be freely tradeable by holders who are not our affiliates and, subject to the volume and other limitations of Rule 144, by holders who are our affiliates.

In addition, Total Sports may raise additional equity capital through the sale of equity securities. Sales of these shares in the public markets may cause fu-ture dilution to our existing stockholders.

                                  Underwriting

We and the underwriters named below have entered into an underwriting agreement covering the common stock to be offered in this offering. J.P. Morgan Securi-ties Inc., Hambrecht & Quist LLC, Allen & Company Incorporated and U.S. Bancorp Piper Jaffrey, Inc. are acting as representatives of the underwriters. Each un-derwriter has agreed to purchase the number of shares of common stock opposite its name below.

                                                                      ---------
                                                                      Number of
                                                                         Shares
Underwriters                                                          ---------
J.P. Morgan Securities Inc...........................................
Hambrecht & Quist LLC................................................
Allen & Company Incorporated.........................................
U.S. Bancorp Piper Jaffrey, Inc. ....................................
                                                                      ---------
  Total.............................................................. 4,166,667
                                                                      =========

The underwriting agreement provides that if the underwriters take any of the shares set forth in the table above, then they must take all of these shares. No underwriter is obligated to take any shares allocated to a defaulting under-writer except under limited circumstances.

The underwriters are offering the shares of common stock, subject to the prior sale of shares, and when, as and if such shares are delivered to and accepted by them. The underwriters will initially offer to sell shares to the public at the initial public offering price set forth on the cover page of this prospec-tus. The underwriters may sell shares to securities dealers at a discount of up
to $    per share from the initial public offering price. Any such securities dealers may resell shares to other brokers or dealers at a discount of up to
$    per share from the initial public offering price. After the initial public offering, the underwriters may vary the public offering price and other selling terms.

If the underwriters sell more shares than the total number set forth in the ta-ble above, the underwriters have the option to buy up to an additional shares of common stock from us to cover such sales. They may exercise this option dur-ing the 30-day period from the date of this prospectus. If any shares are pur-chased with this option, the underwriters will purchase shares in approximately the same proportion as set forth in the table above.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters to Total Sports per share of common stock. The underwriting discount is expected to equal 7.0% of the initial public offering price. The following table shows the per share and to-tal underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' op-tion to purchase additional shares.

                                                      -------------------------
                                                      No Exercise Full Exercise
                                                      ----------- -------------
Per share............................................    $            $
                                                         ----         ----
Total................................................    $            $
                                                         ====         ====

The representatives have informed us that they do not expect discretionary sales by the underwriters to exceed 5% of the shares being offered.

The underwriters may purchase and sell shares of common stock in the open mar-ket in connection with this offering. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater num-ber of shares than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or slowing a decline in the market price of the common stock while the offering is in progress. The underwriters may also impose a penalty bid, which means that an underwriter must repay to the other underwriters a portion of the underwrit-ing discount received by it. An underwriter might be subject to a penalty bid if the representatives of the underwriters, while engaging in stabilizing or short covering transactions, repurchase shares sold by or for the account of that underwriter. These activities might stabilize, maintain or otherwise af-fect the market price of the common stock. As a result, the price of the common stock might be higher than the price that otherwise would exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transac-tions on the Nasdaq National Market, in the over-the-counter market or other-wise.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $1,400,000.

We have agreed to indemnify the underwriters against various liabilities, in-cluding liabilities under the Securities Act of 1933.

We and our directors, officers and securityholders holding in the aggregate shares of our common stock have agreed with the underwriters not to transfer, dispose of or hedge any of our or their common stock, or securities convertible into or exchangeable for shares of common stock, for a period of 180 days after the date of this prospectus, except with the prior written consent of J.P. Mor-gan Securities Inc. and in other limited circumstances, including our granting of options or our issuance of shares of common stock upon the exercise of op-tions under our existing employee benefit plans.

In connection with our Series D preferred stock financing, we agreed to use our best efforts to cause the managing underwriters of our initial public offering to establish a program whereby the managing underwriters would offer the Series D preferred stock investors the opportunity to purchase shares of our common stock in our initial public offering. The number of shares of the common stock to be offered to the Series D preferred stock investors pursuant to this pro-gram will be equal to the greater of $5,000,000 or 10% of the aggregate gross proceeds to the Company from this offering, and is subject to reduction under some circumstances. The Series D preferred stock investors have no obligation to purchase any of the shares offered to them. We intend that all offers to purchase shares pursuant to this program will be made in compliance with all federal and state securities laws and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc.

In addition, at our request, the underwriters have reserved 416,667 shares of common stock for sale to our directors, officers, employees, family and friends who have expressed an interest in participating in the offering. We expect these persons to purchase no more than 10% of the common stock offered in the offering. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. This directed share program will be administered by Hambrecht & Quist LLC. Any reserved shares of common stock which are not so purchased will be offered by the under-writers to the general public on the same basis as the other shares of common stock offered by this prospectus. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Secu-rities Act, in connection with sales of the directed shares.

We have applied to have the common stock listed on the Nasdaq National Market under the symbol "TSPT."

It is expected that delivery of the shares will be made to investors on or
about    , 2000.

There has been no public market for the common stock prior to this offering. We and the underwriters will negotiate the initial offering price. In determining the price, we and the underwriters expect to consider a number of factors in addition to prevailing market conditions. Primary considerations include:

 . the history of and prospects for the industry and for Internet companies generally;

 .  an assessment of our management;

 .  our present operations;

 .  our historical results of operations;

 .  the trend of our revenues and earnings; and

 .  our earnings prospects.

We and the underwriters will consider these and other relevant factors in rela-tion to the price of similar securities of generally comparable companies. Nei-ther we nor the underwriters can assure investors that an active trading market will develop for the common stock, or that the common stock will trade in the public market at or above the initial offering price.

From time to time in the ordinary course of their respective businesses, some of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking and/or investment banking transactions with us and our affiliates. In September 1998, we issued warrants to purchase 318,500
shares of common stock to Allen & Company Incorpo     -
rated in consideration for a financial advisory services letter agreement dated May 8, 1998, pursuant to which Allen & Company Incorporated provides financial advisory services to Total Sports Inc. In April 1999, employees of J.P. Morgan Securities Inc. purchased 7,902 shares of our Series C1 preferred stock as part of our Series C1 preferred stock offering. In November 1999, Hambrecht & Quist California, Hambrecht & Quist Employer Venture Fund, L.P. II, Access Technology Brokers Fund, L.P. and H&Q Total Sports Investors, LLC, affiliates of Hambrecht & Quist LLC, purchased in the aggregate 24,104 shares of our Series D preferred stock and warrants to purchase 10,848 shares of our Series D1 preferred stock as part of our Series D preferred stock offering. In addition, Access Technolo-gies Partners, L.P., a fund of outside investors that is managed by a subsidi-ary of Hambrecht & Quist California, purchased 96,419 shares of our Series D preferred stock and warrants to purchase 43,389 shares of our Series D1 pre-ferred stock as part of our Series D preferred stock offering. Upon consumma-tion of this offering, the warrants to purchase shares of Series D1 preferred stock convert into warrants to purchase our common stock. The exercise price of the warrants is $16.59 per share.

                                 Legal Matters

The validity of the common stock offered hereby will be passed on for us by Wy-rick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Attorneys of Wyrick Robbins Yates & Ponton LLP beneficially own 14,484 shares of our common stock and warrants to purchase 1,355 shares of common stock. Certain legal matters in connection with the offering will be passed on for the underwriters by Cahill Gordon & Reindel, New York, New York.

                                    Experts

The consolidated financial statements of Total Sports as of December 31, 1998 and 1999 and for the period from February 20, 1997 (date of inception) through December 31, 1997 and the years ended December 31, 1998 and 1999, included in the prospectus, and the related financial statement schedule included elsewhere in the registration statement, have been audited by Deloitte & Touche LLP, in-dependent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included based upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statement of net assets acquired from KOZ inc., predecessor entity of Total Sports, as of March 31, 1997, and the statements of operations and cash flows from the sports content business acquired from KOZ inc. for the eleven-month period ended March 31, 1997, included in the prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appear-ing herein and elsewhere in the registration statement, and have been so in-cluded based upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Long Distance Technologies, Inc. as of December 31, 1997 and 1998 and for each of the two years ended December 31, 1998, included in the prospectus, have been audited by Deloitte & Touche LLP, independent au-ditors, as stated in their report appearing herein and elsewhere in the regis-tration statement, and have been so included based upon the report of such firm given upon their authority as experts in accounting and auditing.

                      Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-1, includ-ing exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement. Complete exhibits have been filed with our registration statement on Form S-1.

You may read and copy our registration statement and any contract, agreement or other document filed as an exhibit to our registration statement or any other information from our filings at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for fur-ther information about the public reference rooms. Our filings with the Commis-sion, including our registration statement, are also available to you on the Securities and Exchange Commission's Web site, http://www.sec.gov. As a result of this offering, we will become subject to the information and reporting re-quirements of the Securities Exchange Act of 1934, and will file periodic re-ports, proxy statements and other information with the Commission. Upon ap-proval of our common stock for quotation on the Nasdaq National Market, these reports, proxy statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, DC 20006.

We intend to furnish our stockholders with annual reports containing audited financial statements, and make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim finan-cial information.

                         Index to Financial Statements

Consolidated Financial Statements of Total Sports Inc.:

Independent Auditors' Report.............................................  F-2

Consolidated Balance Sheets as of December 31, 1998 and 1999.............  F-3

Consolidated Statements of Operations for the period February 20, 1997
 (date of inception) through December 31, 1997, and the years ended
 December 31, 1998 and 1999..............................................  F-5

Consolidated Statements of Stockholders' Equity (Deficiency) for the
 period February 20, 1997 (date of inception) through December 31, 1997, and the years ended December 31, 1998 and 1999..........................  F-6

Consolidated Statements of Cash Flows for the period February 20, 1997
 (date of inception) through December 31, 1997, and the years ended
 December 31, 1998 and 1999..............................................  F-8

Notes to Consolidated Financial Statements............................... F-10

Financial Statements of KOZ inc.:

Independent Auditors' Report............................................. F-34

Statement of Net Assets Acquired from KOZ inc. as of March 31, 1997...... F-35

Statement of Operations of the Sports Content Business Acquired from KOZ inc. for the period May 1, 1996 through March 31, 1997.................. F-36

Statement of Cash Flows from Operations of the Sports Content Business
 Acquired from KOZ inc. for the period May 1, 1996 through March 31,
 1997.................................................................... F-37

Notes to Financial Statements............................................ F-38

Financial Statements of Long Distance Technologies, Inc.:

Independent Auditors' Report............................................. F-40

Balance Sheets as of December 31, 1997 and 1998, and May 31, 1999
 (unaudited)............................................................. F-41

Statements of Operations for the years ended December 31, 1997 and 1998, and the five-month periods ended May 31, 1998 and June 4, 1999
 (unaudited)............................................................. F-42

Statements of Shareholders' Equity (Deficiency) for the years ended
 December 31, 1997 and 1998, and the five months ended May 31, 1999
 (unaudited)............................................................. F-43

Statements of Cash Flows for the years ended December 31, 1997 and 1998, and the five-month periods ended May 31, 1998 and June 4, 1999
 (unaudited)............................................................. F-44

Notes to Financial Statements............................................ F-45

Unaudited Pro Forma Financial Data

Introduction to Unaudited Pro Forma Financial Data....................... F-52

Unaudited Pro Forma Statement of Operations Data for the year ended
 December 31, 1999....................................................... F-53

Notes to Unaudited Pro Forma Statement of Operations Data................ F-54

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Total Sports Inc.
Raleigh, North Carolina

We have audited the accompanying consolidated balance sheets of Total Sports Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consol-idated statements of operations, stockholders' equity (deficiency) and cash flows for the period February 20, 1997 (date of inception) through December 31, 1997 and the years ended December 31, 1998 and 1999. These financial statements are the responsibility of Total Sports' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Total Sports Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the period February 20, 1997 (date of inception) through Decem-ber 31, 1997 and the years ended December 31, 1998 and 1999, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

January 24, 2000

                               Total Sports Inc.
                          Consolidated Balance Sheets

                                                             -------------------------
                                                             December 31, December 31,
                                                                     1998         1999
                                                             ------------ ------------
                           ASSETS
Current Assets:
  Cash and cash equivalents                                    $  684,777  $17,671,279
  Accounts receivable (less allowance for doubtful accounts;
   1998--$24,832; 1999--$36,467)                                1,039,755    1,197,013
  Accounts receivable from employees and affiliates (Note
   17)                                                             13,800      229,878
  Inventory (less allowance for obsolescence; 1998--
   $143,983; 1999--$536,145)                                      168,396      294,127
  Deferred publishing costs (Note 3)                               97,049      373,859
  Prepaid assets                                                  184,465      240,525
  Other current assets                                             16,965    1,106,882
                                                               ----------  -----------
    Total current assets                                        2,205,207   21,113,563
Investment in Affiliate (Note 2)                                                91,116
Deferred Publishing Costs (Note 3)                                392,688      690,670
Property and Equipment, Net (Notes 2, 4, 6 and 7)               1,307,403    3,438,395
Goodwill (less accumulated amortization;
 1998--$217,041; 1999--$1,736,725) (Note 2)                     1,184,106    2,991,900
Databases (less accumulated amortization;
 1998--$112,991; 1999--$206,477) (Note 2)                         541,407      447,921
Other Assets                                                       66,679       20,491
                                                               ----------  -----------
Total Assets                                                   $5,697,490  $28,794,056
                                                              ==========  ===========

                               Total Sports Inc.
                    Consolidated Balance Sheets (Concluded)

                                 ----------------------------------------------
                                                                      Pro forma
                                   December 31,    December 31,    December 31,
                                           1998            1999            1999
                                   ------------    ------------    ------------
                                                                    (Unaudited)
                                                                       (Note 1)
 LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIENCY)
Current Liabilities:
 Accounts payable                $      615,804  $    1,279,879  $    1,279,879
 Accrued expenses                     1,297,267       3,118,216       3,118,216
 Accrued expenses--related
  parties (Note 17)                     335,566         129,248         129,248
 Deferred revenues                       58,173         511,152         511,152
 Reserve for sales returns              415,733       1,004,835       1,004,835
 Excess of affiliate losses
  over cost (Note 2)                      9,077
 Line of credit (Note 5)              3,083,483
 Current maturities of notes
  payable (Note 6)                       42,392          43,241          43,241
 Current maturities of notes
  payable--related parties
  (Note 6)                                               58,307          58,307
 Current maturities of capital
  lease obligations (Note 7)             73,972         282,867         282,867
                                 --------------  --------------  --------------
 Total current liabilities            5,931,467       6,427,745       6,427,745
Notes payable, net of current
 maturities (Note 6)                    301,111         258,231         258,231
Notes payable--related parties,
 net of current maturities
 (Note 6)                                                51,077          51,077
Capital lease Obligations, net
 of current maturities (Note 7)         121,658         268,849         268,849
Series A redeemable preferred
 stock (Notes 9 and 11) $10.00
 par value; 125,000 shares
 authorized, issued and
 outstanding at December 31,
 1998 and 1999 ($1,250,000
 aggregate liquidation value at
 December 31, 1998 and 1999);
 no shares issued and
 outstanding, pro forma               1,342,824       1,536,829
Commitments and Contingencies
 (Notes 7 and 16)
Stockholders' Equity
 (Deficiency) (Notes 2, 9, 10
 and 11):
 Preferred stock, $.001 par
  value; 1,925,000 shares
  authorized at December 31,
  1998 and 761,903 shares
  authorized at December 31,
  1999; no shares issued and
  outstanding at December 31,
  1998 and 1999
 Series B convertible preferred
  stock, $4.49 par value;
  650,000 shares authorized at
  December 31, 1998 and 518,841
  shares authorized at December
  31, 1999; 445,263 shares
  issued and outstanding at
  December 31, 1998 and 1999
  ($2,000,000 aggregate
  liquidation value at December
  31, 1998 and 1999); no shares
  issued and outstanding, pro
  forma                               1,936,935       1,936,935
 Series C convertible preferred
  stock, $.001 par value;
  1,500,000 shares authorized
  at December 31, 1998 and
  1,418,200 shares authorized
  at December 31, 1999;
  1,418,200 shares issued and
  outstanding at December 31,
  1998 and 1999 ($10,077,729
  aggregate liquidation value
  at December 31, 1998 and
  1999); no shares issued and
  outstanding, pro forma                  1,418           1,418
 Series C1 convertible
  preferred stock, $.001 par
  value; 800,000 shares
  authorized at December 31,
  1998; 630,756 shares
  authorized, issued and
  outstanding at December
  31, 1999 ($5,985,874
  aggregate liquidation value
  at December 31, 1999); no
  shares issued and
  outstanding, pro forma                                    631
 Series D convertible preferred
  stock, $.001 par value;
  2,230,260 shares authorized;
  2,140,873 shares issued and
  outstanding at December 31,
  1999 ($71,034,166 aggregate
  liquidation value at December
  31, 1999); no shares issued
  and outstanding, pro forma                              2,141
 Series D1 convertible
  preferred stock, $.001 par
  value; 1,003,617 shares
  authorized; no shares issued
  and outstanding at December
  31, 1999; no shares issued
  and outstanding, pro forma
 Series E convertible preferred
  stock, $.001 par value;
  811,423 shares authorized,
  issued and outstanding at
  December 31, 1999
  ($26,054,793 aggregate
  liquidation value at December
  31, 1999); no shares issued
  and outstanding, pro forma                                811
 Common stock, $.001 par value;
  10,000,000 shares authorized
  at December 31, 1998 and
  1999; 1,755,180 shares issued
  and outstanding at
  December 31, 1998; 2,882,663
  shares issued and outstanding
  at December 31, 1999;
  12,702,718 shares issued and
  outstanding, pro forma                  1,755           2,882          12,703
 Stock issued for prepaid
  advertising                                       (12,584,821)    (24,360,000)
 Additional paid-in capital          11,067,755      66,835,259     112,542,033
 Deficit                            (15,007,433)    (35,943,931)    (66,406,582)
                                 --------------  --------------  --------------
 Total stockholders' equity
  (deficiency)                       (1,999,570)     20,251,325      21,788,154
                                 --------------  --------------  --------------
Total Liabilities and
 Stockholders' Equity
 (Deficiency)                    $    5,697,490  $   28,794,056  $   28,794,056
                                 ==============  ==============  ==============

                See notes to consolidated financial statements.

                               Total Sports Inc.
                     Consolidated Statements of Operations

                            ---------------------------------------------
                                       Period
                            February 20, 1997    Year Ended    Year Ended
                             Through December  December 31,  December 31,
                                     31, 1997          1998          1999
                          -----------------  ------------  ------------
Revenues:
  Digital publishing (Note
   17)
   (including revenue from
   non-cash barter
   transactions;
   1997-$0; 1998-$572,000;
   1999-$1,210,000)               $   738,019  $  2,082,979  $  5,396,906
  Print publishing
   (including revenue from
   non-cash barter
   transactions; 1997-$0;
   1998-$97,000; 1999-$0)             257,344     1,314,692     1,831,208
  E-Commerce                           13,586       435,172     1,355,569
                                  -----------  ------------  ------------
    Total revenues                  1,008,949     3,832,843     8,583,683
Cost of Revenues:
  Digital publishing (Note
   17)                              1,395,009     3,566,676     8,605,150
  Print publishing                    410,286     2,375,249     3,334,141
  E-Commerce (Note 17)                  1,249       331,720     1,191,376
                                  -----------  ------------  ------------
    Total cost of revenues          1,806,544     6,273,645    13,130,667
                                  -----------  ------------  ------------
Gross Profit (Loss)                  (797,595)   (2,440,802)   (4,546,984)
Operating Expenses (Notes
 14, 15 and 16):
  Product development
   (Note 17)                        1,467,167     2,671,969     4,171,106
  Sales and marketing
   (Note 17)                          600,472     2,743,899     5,388,561
  General and
   administrative (Note 17)           845,914     2,598,602     4,951,314
  Amortization (Note 2)                31,556       185,485     1,519,684
                                  -----------  ------------  ------------
    Total operating
     expenses                       2,945,109     8,199,955    16,030,665
                                  -----------  ------------  ------------
Operating Loss                     (3,742,704)  (10,640,757)  (20,577,649)
Other Income (Expense):
  Minority interest in
   joint venture losses
   (earnings) (Note 17)               138,341       (41,493)
  Equity in earnings
   (loss) of affiliate
   (Note 2)                                         (24,076)      100,193
  Interest income                       5,119        18,332        87,718
  Interest expense (Note
   11)                               (100,336)     (507,348)     (578,295)
  Other income                                       31,669        31,535
                                  -----------  ------------  ------------
    Other income
     (expense), net                    43,124      (522,916)     (358,849)
                                  -----------  ------------  ------------
Net loss                           (3,699,580)  (11,163,673)  (20,936,498)
Dividends on preferred
 stock                               (144,180)     (197,645)     (194,005)
                                  -----------  ------------  ------------
Net loss applicable to
 common stockholders              $(3,843,760) $(11,361,318) $(21,130,503)
                                  ===========  ============  ============
Basic and diluted loss per
 common share (Note 12)           $     (3.17) $      (7.28) $     (11.88)
                                  ===========  ============  ============
Pro forma basic and
 diluted loss per common
 share (unaudited)                                           $      (4.03)
                                                             ============

                 See notes to consolidated financial statements

                               Total Sports Inc.

       Consolidated Statements of Stockholders' Equity (Deficiency)

                    -------------------------------------------------------------------------------------------
                                                          Series C1      Series D
                         Series B          Series C      Convertible    Convertible      Series E
                       Convertible       Convertible      Preferred      Preferred     Convertible
                     Preferred Stock   Preferred Stock      Stock          Stock     Preferred Stock    Common Stock
                    ------------------ ---------------- -------------- ------------- ---------------- ----------------
                     Number                              Number        Number         Number
                         of            Number of             of            of             of          Number of
                     Shares     Amount    Shares Amount  Shares Amount Shares Amount  Shares   Amount    Shares Amount
                    ------- ---------- --------- ------ ------- ------ ------ ------ ------- -------- --------- ------
 Balance,
 February 20,
 1997                       $                    $              $             $              $                  $
 Issuance of
 shares to
 founders                                                                                               961,291    961
 Additional
 equity
 contributions
 from shareholder
 Issuance of
 common stock for
 Sports Extra
 acquisition                                                                                            290,323    290
 Debit to paid-in
 capital in
 connection with
 KOZ acquisition
 (Note 2)
 Issuance of
 warrants in
 connection with
 sale of Series A
 redeemable
 preferred stock
 Advance from
 stockholder
 reclassified as
 equity
 contribution
 Issuance of
 Series B
 convertible
 preferred stock,
 net of offering
 costs of $63,065   445,263  1,936,935
 Issuance of
 common stock for
 DesigNet
 acquisition                                                                                             33,142     33
 Accrued
 dividends on
 Series A
 redeemable
 preferred stock
 Discount
 accretion on
 Series A
 redeemable
 preferred stock
 Net loss
                    ------- ---------- --------- ------ ------- -----   ----  -----    ---   -------- --------- ------
 Balance, January
 1, 1998            445,263  1,936,935                                                                1,284,756  1,284
                    ------- ---------- --------- ------ ------- -----   ----  -----    ---   -------- --------- ------
 Issuance of
 common stock for
 Total College
 Communications
 acquisition                                                                                            418,971    419
 Exercise of
 common options                                                                                             280      1
 Issuance of
 common stock                                                                                            51,173     51
 Issuance of
 Series C
 convertible
 preferred stock,
 net of offering
 costs of
 $301,758                              1,418,200  1,418
 Advance for
 Series C1
 convertible
 preferred stock
 Issuance of
 Series B
 cumulative
 warrants
 Issuance of
 common stock
 options
 Accrued
 dividends on
 Series A
 redeemable
 preferred stock
 Discount
 accretion on
 Series A
 redeemable
 preferred stock
 Net loss
                    ------- ---------- --------- ------ ------- -----   ----  -----    ---   -------- --------- ------
 Balance,
 December 31,
 1998               445,263 $1,936,935 1,418,200 $1,418         $             $              $        1,755,180 $1,755
                    ------- ---------- --------- ------ ------- -----   ----  -----    ---   -------- --------- ------
                                                                    Total
                    Stock Issued  Additional                Stockholders'
                     for Prepaid     Paid-In      Retained         Equity
                     Advertising     Capital       Deficit   (Deficiency)
                    ------------ ------------ ------------- -------------
 Balance,
 February 20,
 1997                  $         $            $
 Issuance of
 shares to
 founders                                                            961
 Additional
 equity
 contributions
 from shareholder                    648,738                     648,738
 Issuance of
 common stock for
 Sports Extra
 acquisition                         133,258                     133,548
 Debit to paid-in
 capital in
 connection with
 KOZ acquisition
 (Note 2)                         (1,286,522)                 (1,286,522)
 Issuance of
 warrants in
 connection with
 sale of Series A
 redeemable
 preferred stock                     179,000                     179,000
 Advance from
 stockholder
 reclassified as
 equity
 contribution                        125,000                     125,000
 Issuance of
 Series B
 convertible
 preferred stock,
 net of offering
 costs of $63,065                                              1,936,935
 Issuance of
 common stock for
 DesigNet
 acquisition                          16,538                      16,571
 Accrued
 dividends on
 Series A
 redeemable
 preferred stock                                  (127,500)     (127,500)
 Discount
 accretion on
 Series A
 redeemable
 preferred stock                                   (16,680)      (16,680)
 Net loss                                       (3,699,580)   (3,699,580)
                    ------------ ------------ ------------- -------------
 Balance, January
 1, 1998                            (183,988)   (3,843,760)   (2,089,529)
                    ------------ ------------ ------------- -------------
 Issuance of
 common stock for
 Total College
 Communications
 acquisition                         462,278                     462,697
 Exercise of
 common options                          140           141
 Issuance of
 common stock                         60,373                      60,424
 Issuance of
 Series C
 convertible
 preferred stock,
 net of offering
 costs of
 $301,758                          9,774,553                   9,775,971
 Advance for
 Series C1
 convertible
 preferred stock                   1,000,000                   1,000,000
 Issuance of
 Series B
 cumulative
 warrants                            146,162                     146,162
 Issuance of
 common stock
 options                               5,882                       5,882
 Accrued
 dividends on
 Series A
 redeemable
 preferred stock                    (150,000)                   (150,000)
 Discount
 accretion on
 Series A
 redeemable
 preferred stock                     (47,645)                    (47,645)
 Net loss                                      (11,163,673)  (11,163,673)
                    ------------ ------------ ------------- -------------
 Balance,
 December 31,
 1998                            $11,067,755  $(15,007,433)  $(1,999,570)
                    ------------ ------------ ------------- -------------

                               Total Sports Inc.

Consolidated Statements of Stockholders' Equity (Deficiency)--(Concluded)

                                                         Series C1                        Series E
                        Series B          Series C      Convertible       Series D      Convertible
                      Convertible       Convertible      Preferred      Convertible      Preferred
                    Preferred Stock   Preferred Stock      Stock      Preferred Stock      Stock        Common Stock
                   ------------------ ---------------- -------------- ---------------- -------------- ----------------
                    Number                              Number                          Number
                        of            Number of             of        Number of             of        Number of
                    Shares     Amount    Shares Amount  Shares Amount    Shares Amount  Shares Amount    Shares Amount
                   ------- ---------- --------- ------ ------- ------ --------- ------ ------- ------ --------- ------
Balance, January
1, 1999            445,263 $1,936,935 1,418,200 $1,418          $               $               $     1,755,180 $1,755
 Issuance of
 common stock                                                                                            18,550     19
 Exercise of
 common stock
 options                                                                                                 13,109     13
 Issuance of
 Series C1
 convertible
 preferred stock                                       630,756    631
 Issuance of
 common stock for
 Long Distance
 Technologies
 acquisition                                                                                            284,401    284
 Issuance of
 common stock
 options
 Issuance of
 warrants in
 connection with
 convertible
 promissory notes
 payable
 Issuance of
 Series D
 convertible
 preferred stock                                                      2,140,873  2,141
 Issuance of
 Series E
 convertible
 preferred stock
 and common stock
 for the NBC
 Sports agreement                                                                      811,423    811   811,423    811
 Advertising
 received from
 NBC Sports as
 payment for
 common stock
 Accrued
 dividends on
 Series A
 redeemable
 preferred stock
 Discount
 accretion on
 Series A
 redeemable
 preferred stock
 Net loss
                   ------- ---------- --------- ------ ------- ------ --------- ------ ------- ------ --------- ------
Balance, December
31, 1999           445,263 $1,936,935 1,418,200 $1,418 630,756  $ 631 2,140,873 $2,141 811,423  $ 811 2,882,663 $2,882
                   ======= ========== ========= ====== ======= ====== ========= ====== ======= ====== ========= ======
                   -------------------------------------------------------
                                                                    Total
                   Stock Issued   Additional                Stockholders'
                    for Prepaid      Paid-In      Retained         Equity
                    Advertising      Capital       Deficit   (Deficiency)
                   ------------- ------------ ------------- --------------
Balance, January
1, 1999            $             $11,067,755  $(15,007,433)  $ (1,999,570)
 Issuance of
 common stock                         28,734                       28,753
 Exercise of
 common stock
 options                              14,589                       14,602
 Issuance of
 Series C1
 convertible
 preferred stock                   4,779,725                    4,780,356
 Issuance of
 common stock for
 Long Distance
 Technologies
 acquisition                       3,227,667                    3,227,951
 Issuance of
 common stock
 options                             106,174                      106,174
 Issuance of
 warrants in
 connection with
 convertible
 promissory notes
 payable                             318,374                      318,374
 Issuance of
 Series D
 convertible
 preferred stock                  34,026,360                   34,028,501
 Issuance of
 Series E
 convertible
 preferred stock
 and common stock
 for the NBC
 Sports agreement   (13,461,508)  13,459,886
 Advertising
 received from
 NBC Sports as
 payment for
 common stock           876,687                                   876,687
 Accrued
 dividends on
 Series A
 redeemable
 preferred stock                    (150,000)                    (150,000)
 Discount
 accretion on
 Series A
 redeemable
 preferred stock                     (44,005)                     (44,005)
 Net loss                                      (20,936,498)   (20,936,498)
                   ------------- ------------ ------------- --------------
Balance, December
31, 1999           $(12,584,821) $66,835,259  $(35,943,931)  $ 20,251,325
                   ============= ============ ============= ==============

                See notes to consolidated financial statements

                               Total Sports Inc.
                     Consolidated Statements of Cash Flows

                                              Period
                                   February 20, 1997
                                             Through    Year Ended    Year Ended
                                        December 31,  December 31,  December 31,
                                                1997          1998          1999
                                   ----------------- -------------  ------------
Operating Activities:
 Net loss                             $(3,699,580)   $(11,163,673)  $(20,936,498)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
 Depreciation and amortization            255,442          760,495     3,417,052
 Loss on sale of property and
  equipment                                                  7,212         7,433
 Compensation expense for common
  stock and options granted                                 23,474       106,174
 Interest expense on line of
  credit guarantee                                          42,665        28,753
 Amortization of debt discount                             146,162       105,337
 Interest expense on notes
  payable converted into equity                            125,918
 Advertising received as payment
  for common stock                                                       876,687
 Provisions for doubtful
  accounts                                 20,000            4,832        11,635
 Reserve for sales returns                 14,820          400,913       589,102
 Provisions for inventory
  obsolescence                             37,138          106,845       392,162
 Computer equipment received as
  payment for advertising sales                           (100,000)     (100,000)
 Undistributed (earnings) losses
  of affiliates                                             24,077      (100,193)
 Minority interest in joint
  venture earnings (losses)              (138,341)          41,493
 Changes in operating assets and
  liabilities:
 Accounts receivable                     (266,448)        (742,092)     (373,753)
 Inventory                               (200,557)        (111,822)     (498,910)
 Deferred publishing costs               (124,910)        (364,827)   (1,436,375)
 Prepaid expenses and other
  current assets                          (66,543)        (201,611)     (966,378)
 Accounts payable                                          337,097       349,430
 Accrued expenses                         343,586          744,304     1,461,661
 Deferred revenues                                          58,173       452,979
                                         ----------- -------------  ------------
   Net cash used in operating
    activities                         (3,825,393)      (9,860,365)  (16,613,702)
Investing Activities:
 Purchases of property and
  equipment                              (357,371)        (740,824)   (2,154,442)
 Equity investment in Golf.Com                            (250,000)
 Cash from acquired companies                               26,880        36,388
 Acquisition of KOZ sports
  content business                     (1,414,240)
                                         ----------- -------------  ------------
   Net cash used in investing
    activities                         (1,771,611)        (963,944)   (2,118,054)
Financing Activities:
 Borrowings (repayments) on line
  of credit, net                        2,330,000          753,483    (3,083,483)
 Proceeds from issuance of notes
  payable and short-term advances                        3,453,838     6,606,626
 Principal repayments on notes
  payable and short-term advances         (12,847)        (102,016)     (492,568)
 Principal repayments on capital
  leases                                                   (29,524)     (167,187)
 Proceeds from issuance of common
  stock and cash contributions            649,699              308        14,602
 Proceeds from issuance of Series
  A redeemable preferred stock,
  net                                     750,998
 Proceeds from issuance of
  warrants in connection with
  Series A redeemable offering
  and convertible notes payable           179,000          146,162       318,374
 Proceeds from issuance of Series
  B Convertible Preferred stock,
  net                                   1,936,935
 Proceeds from issuance of Series
  C Convertible Preferred stock,
  net                                                    6,050,054
 Proceeds from issuance of Series
  C1 Convertible Preferred stock                         1,000,000     4,780,356
 Proceeds from issuance of Series
  D Convertible Preferred stock                                       27,741,538
                                         ----------- -------------  ------------
   Net cash provided by financing
    activities                          5,833,785       11,272,305    35,718,258
Net Increase (Decrease) in Cash
 and Cash Equivalents                     236,781          447,996    16,986,502
Cash and Cash Equivalents,
 Beginning of Period                                       236,781       684,777
                                         ----------- -------------  ------------
Cash and Cash Equivalents, End of
 Period                               $   236,781    $     684,777  $ 17,671,279
                                         =========== =============  ============

                 See notes to consolidated financial statements

Supplemental Disclosure of Cash Flow Information

                                                         1997     1998     1999
                                                      ------- -------- --------
Cash paid for interest............................... $37,287 $108,805 $577,415
                                                      ======= ======== ========

Supplemental disclosures of non-cash investing and financing activities:

Period February 20, 1997 through December 31, 1997:
As discussed in Note 2, Total Sports issued 290,323 shares of common stock val-ued at $133,548 as consideration for the purchase of the assets and liabilities of Sports Extra, Inc. In connection with the Sports Extra acquisition, Total Sports forgave a note receivable of $100,000 from Sports Extra. Also related to the Sports Extra acquisition, Total Sports assumed two notes payable, totaling $93,046, including accrued interest, related to databases acquired from Sports Extra.

As also discussed in Note 2, Total Sports issued 33,142 shares of common stock valued at $16,571 as consideration for the purchase of the assets and liabili-ties of DesigNet.

In connection with the Series A redeemable preferred stock offering, Total Sports converted an advance from a stockholder of $250,000 into 25,000 shares of Series A redeemable preferred stock.

Total Sports reclassified an advance from a founding stockholder of $125,000 as paid-in capital.

Total Sports accrued dividends of $127,500 and discount accretion of $16,680 relating to the Series A redeemable preferred stock.

Year Ended December 31, 1998:
As also discussed in Note 2, Total Sports issued 418,971 shares of common stock valued at $481,817 as consideration for the remaining 50% ownership of Total College Communications Company.

Total Sports acquired certain computer databases for $361,359 by issuing a note payable.

Total Sports acquired certain computer hardware valued at $225,154 by entering into noncancelable capital leases.

Total Sports accrued dividends of $150,000 and discount accretion of $47,645 relating to the Series A redeemable preferred stock.

Notes payable and accrued interest totaling $3,725,918 were converted into Se-ries C convertible preferred stock.

Year Ended December 31, 1999:

As discussed in Note 2, Total Sports issued 284,401 shares of common stock val-ued at $3,227,951 as consideration for the purchase of the assets and liabili-ties of Long Distance Technologies, Inc. d/b/a Motortrax Interactive.

Total Sports acquired certain computer hardware valued at $523,273 by entering into noncancelable capital leases.

Total Sports acquired certain computer equipment valued at $114,921 by entering into a 3-year promissory note with First Raleigh Telex.

Total Sports accrued dividends of $150,000 and discount accretion of $44,005 relating to the Series A redeemable preferred stock.

Notes payable totaling $6,500,000 were converted into Series D convertible pre-ferred stock.

In connection with the NBC Sports, Inc. agreement discussed in Note 10, Total Sports issued 811,423 stock units valued at $16.59 per unit in exchange for prepaid advertising. Each stock unit consists of one share of common stock and one share of Series E preferred stock.

                 See notes to consolidated financial statements

                               Total Sports Inc.
                   Notes to Consolidated Financial Statements

1. Nature of Operations and Basis of Presentation

Total Sports is an event-centered, online sports media company. Total Sports provides sports fans and enthusiasts with live, or real-time, simulcasts of events in eight collegiate and professional sports, game summaries, in-depth statistical analysis, breaking news and the opportunity to purchase sports-re-lated merchandise. Total Sports' networks provide online sponsorship and e-com-merce opportunities for advertisers and merchants associated with specific sports, leagues, teams and events. Total Sports also publishes encyclopedias, fan guides and other hard and soft cover books.

Total Sports Inc. was originally incorporated on February 20, 1997 as Total Ltd., a North Carolina corporation. Prior to March 31, 1997, Total Ltd. con-ducted no business and had no activity. Concurrent with the KOZ acquisition (see Note 2), Total Ltd. began its principal operations.

On May 29, 1998, Total Sports Inc. was incorporated in the State of Delaware. The capital structure of Total Sports Inc. was identical to Total Ltd.'s in terms of the authorized number of shares, dividends, voting rights, liquidation preference and redemption rights, except that the new capital structure autho-rized Total Sports Inc. to issue up to 5,000,000 shares of preferred stock.

On June 2, 1998, Total Ltd. was merged with and into Total Sports Inc. The sep-arate existence of Total Ltd. ceased, and Total Sports Inc. became the surviv-ing corporation. Prior to the merger, Total Sports Inc. had no operations or activity. As part of the merger, each share of Total Ltd.'s issued and out-standing Series A redeemable, Series B convertible, and common stock was con-verted into and exchanged for one share of Total Sports Inc.'s Series A redeem-able preferred stock, Series B convertible preferred stock, and common stock, respectively. The shareholders of the two companies were exactly the same prior to and after the merger. As the ownership structures of the entities did not change, the assets and liabilities transferred in the merger were recorded at Total Ltd.'s historical book values with no goodwill or other step-up in basis recorded.


Total Sports has experienced a substantial increase in operating expenses since inception in connection with the growth of its operations and staffing and the expansion of its service offerings. From its inception, Total Sports has in-curred net losses of more than $35.8 million, including losses of approximately $20.9 million in 1999. Total Sports expects to continue to incur net losses for the foreseeable future as it implements its business strategy. Total Sports' capital requirements for the year ending December 31, 2000 depend on numerous factors, including the amount of resources to be devoted to:

 .  improving and extending services offerings;

 .  expanding strategic relationships;

 . making investments in or acquisitions of businesses, products and technolo-gies; and

 . expanding sales and marketing programs and conducting more aggressive cam-paigns to strengthen brand recognition.

As of December 31, 1999, Total Sports had approximately $17.6 million in cash and cash equivalents. Management has determined that it must raise additional funds to support its operations and implement its business strategy over the next twelve months, and is undertaking efforts to raise additional capital. These efforts include a planned initial public offering of Total Sports' common stock in 2000, with expected net proceeds of approximately $45 million. Manage-ment believes that the net proceeds from this offering, along with cash and cash equivalents on hand, will be sufficient to fund Total Sports' cash re-quirements for operations, working capital and capital expenditures for at least the next twelve months. Thereafter, Total Sports may need to raise addi-tional funds. In the event that this planned offering is not consummated, man-agement believes that Total Sports will need to raise additional capital, ei-ther from the sale of equity or debt securities, or from other sources such as borrowings from banks, in order to continue with its current business strategy on the planned timetable. Although no assurances can be given that the efforts to raise additional capital will be successful, based on Total Sports' history of raising equity, management believes that it can successfully raise funds necessary to support its plans for the next twelve months. In the event that Total Sports is not able to raise such additional funds, management has pre-pared a contingency operating plan that consists of reduction in personnel and marketing expenditures which, in the opinion of management, could be imple-mented and would allow Total Sports to continue its operations for a reasonable period of time. However, the implementation of this contingency plan could have material adverse effects on Total Sports' long-term operations.

                             Total Sports Inc.

Principles of Consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of Total Sports and its wholly-owned subsidiary, Sports Extra Acquisition Corporation. During 1997, Total Sports formed Total College Communications Company as a joint venture with Host Communications. From the formation of Total College Communications in July 1997 through January 1998, an employee of Total Sports served as chief executive of-ficer of Total College Communications. In addition, Total Sports managed the operations of Total College Communications and was its primary customer. As a result, Total Sports effectively controlled the operations and management of Total College Communications, and since its inception, Total College Communica-tions' results of operations have been consolidated with Total Sports' opera-tions. All intercompany transactions have been eliminated in consolidation. As discussed in Note 2, Total Sports acquired the remaining 50% of Total College Communications in June 1998.

The consolidated financial statements for the year ended December 31, 1999 also include the accounts of Total Motorsports, Inc., a wholly-owned subsidiary, which was formed during 1999 and acquired Long Distance Technologies, Inc. on June 4, 1999, and Total Sports Publishing, Inc., a wholly-owned subsidiary, which was also formed during 1999. All of the assets related to Total Sports' print publishing segment were transferred to Total Sports Publishing, Inc., as of June 30, 1999. All significant intercompany accounts and transactions have been eliminated in consolidation.

The investment in Golf.Com is accounted for by the equity method of accounting as Total Sports exerts significant influence over this entity.

Cash and Cash Equivalents

The Company considers all money market accounts, debt instruments purchased with an original maturity of three months or less, and other highly liquid in-vestments to be cash equivalents.

Concentration of Credit Risk

Total Sports relied on a single distributor for sales of all print titles dur-ing 1997 and 1998. This distributor collected all sales proceeds and remitted these monies, less the distribution fees, on a monthly basis. Effective Febru-ary 1999, Total Sports entered into a termination agreement with the distribu-tor that allows Total Sports to utilize another national distributor for all of its titles except Total Hockey, with the original distributor receiving from 3% to 5% of sales for all titles through June 2000. During the year ended December 31, 1999, Total Sports paid approximately $77,000 to the original distributor under the terms of the termination agreement.

Inventory

Inventory consists primarily of the direct costs associated with the printing of finished books, such as printing, jacket costs, etc. Costs are recorded as titles are developed and are expensed on a per unit basis when sold. Total Sports establishes an allowance for obsolete inventory based on historical and industry experience. All book inventories are fully reserved upon the one-year anniversary of the book's release.

Deferred Publishing Costs

Total Sports' investment in publishing costs is capitalized and amortized over the estimated selling period of one year using the sum-of-the-months digits method beginning on the release date of the related book. Costs incurred for titles that have not been released are classified as long-term deferred pub-lishing costs. Amortization expense was approximately $29,000 in 1997, $574,000 in 1998 and $862,000 in 1999.

Property and Equipment

Property and equipment is carried at historical cost and is being depreciated using the straight-line method over the estimated useful lives of the related assets over periods ranging from one to seven years.

Maintenance and repairs are charged to expense when incurred; improvements are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the account and any gain or loss is recognized.

Goodwill

Goodwill is amortized on a straight-line basis over the periods that expected economic benefits will be provided, ranging from 19 months to 15 years. Manage-ment estimates the period of economic benefit considering factors such as ex-isting contracts and estimated lives of other operating assets acquired. Total Sports evaluates the realizability of goodwill when events or circumstances in-dicate a possible inability to recover the carrying amount. Events which could indicate an

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

impairment of goodwill include loss of key contracts with sports leagues such as the NCAA and NASCAR, a disposal of a segment or business line, and the ef-fects of obsolescence, demand, and competition on our products and services.

In the event of a possible impairment, Total Sports evaluates enterprise level goodwill using a market capitalization method based on quoted prices or cash transactions of equity securities. If an impairment is indicated, the impair-ment is measured as the net book value of Total Sports less the market value of Total Sports' equity securities. Total Sports evaluates goodwill attributable to acquired businesses whose operations are separately identifiable and which have not been incorporated into Total Sports' general operations based on cash flow and profitability projections of the existing businesses, discounted at rates commensurate with the risks involved. Such discount rates are determined after considering Total Sports' cost of capital and incremental borrowing rates. If an impairment of goodwill from a separate business is indicated, the impairment is measured as the excess of the carrying value of goodwill of the separate businesses over the total discounted cash flows of the business. The analyses require significant management judgment to evaluate the capacity of an acquired business to perform within projections.

Databases
Databases represent the cost of acquiring historical statistical information from outside parties in electronic formats. Databases are amortized on a straight-line basis over a period of 7 years. Internal costs incurred to accu-mulate statistical information are expensed as incurred.

Income Taxes

The tax effect of losses for all periods presented are recorded under the pro-visions of Statement of Financial Accounting Standards ("SFAS") No. 109, Ac-counting for Income Taxes. Under SFAS No. 109, deferred income taxes are recog-nized for the tax consequences of "temporary" differences by applying enacted statutory tax rates applicable to future years to differences between the fi-nancial statement carrying amounts and the tax bases of existing assets and li-abilities. Valuation allowances are established when necessary to reduce de-ferred tax assets to the amount that is more likely than not expected to be re-alized. As of December 31, 1998 and 1999, the net deferred tax assets have been fully reserved.

Revenue Recognition

Total Sports derives revenues from three primary sources: digital publishing; print publishing; and e-commerce. Digital publishing revenues result from the sale of sponsorships and of banner advertisements, licensing of statistical data and content, and providing web site development services for third par-ties. Sponsorships revenues generally relate to specific sporting championship events, such as the NCAA men's basketball championships. Advertising revenues are typically derived from sales of banner advertisements on Total Sports' Web sites. Sponsorship revenues are recognized in the period that the sponsored event occurs and the sponsorships is displayed, provided that no significant obligations remain, such as unmet commitments for guaranteed minimum impres-sions ("page views" or "hits"). Advertising revenues are recognized ratably over the period in which the advertisement is displayed, provided that no sig-nificant obligations remain. In the event that sponsorships or advertising con-tracts contain minimum impressions guarantees, revenue is recognized as pro-gress is made toward the minimum impression commitments.

Licensing revenue for statistical data is recognized when the statistical data has been delivered and Total Sports has no further obligations. Content licens-ing revenue is recognized over the period of the license agreement as Total Sports delivers the content. Web site development revenue is recognized as the services are performed, provided that no significant obligations remain. If Web site development fees relate to or originate from an agreement to license con-tent, the development fees revenue is recognized over the content license peri-od. Amounts billed or received for which services have not yet been provided are recorded as deferred revenue in the current liabilities section of the bal-ance sheets.

Print publishing revenues are derived from the sale of encyclopedias and other hard cover and soft cover books. For titles Total Sports publishes, print pub-lishing revenue is recognized upon the sale of books by a third-party distribu-tor. For books that Total Sports co-published, revenue is recognized as Total Sports earns fixed advances that are paid by the co-publisher. Upon the sale of books where Total Sports is the publisher, a reserve for right of returns, based on historical and industry averages, of approximately 37.0% is estab-lished. Allowance for sales returns of books totaled approximately $416,000 at December 31, 1998 and $985,000 at December 31, 1999.

E-commerce revenues represent sales of sports equipment, apparel and memora-bilia through online stores and though live event merchandising. E-commerce revenue is recognized upon the delivery of goods to our customers, which occurs only

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

after credit card authorization. During 1998 and 1999, approximately 75% of e-commerce transactions were purchased by Total Sports from third-party manufac-turers or distributors after Total Sports received customer orders. For these sales, Total Sports assumes credit risk and is responsible for pricing, processing orders, arranging or authorizing delivery, processing all merchan-dise returns, providing all customer support related to the transaction, and resolving customer disputes. In the event goods are lost or damaged during shipment from or return to the distributor and coverage is denied by the com-mercial shipping company, Total Sports bears the risk of loss. Credit card sales account for approximately 100% of total e-commerce sales in 1998 and 1999. Total Sports' policy is to record a sales returns reserve for antici-pated future returns; however, prior to quarter ended June 30, 1999, e-com-merce sales returns were immaterial and were netted from e-commerce revenue as incurred. Subsequent to June 30, 1999, Total Sports has provided for estimated e-commerce returns at the time of shipment based on historical data. Allowance for e-commerce returns totaled approximately $20,000 at December 31, 1999.

Total Sports recognizes advertising revenue as a result of barter transactions for advertising and direct links to Total Sports' TotalCasts for baseball and other sports. Such revenue is recognized based on the fair value of the con-sideration received, which generally consists of advertising and computer equipment. Barter revenue and the corresponding expense are recognized in the period the advertising is displayed.

Cost of Revenues

Digital publishing cost of revenues consists primarily of compensation and benefits for the editorial and operations staff, contract labor, commissions, royalty and license payments, content fees, and allocations of facilities and other shared costs such as depreciation, telecommunications and computer-re-lated expenses.

To provide content for its digital publishing activities, Total Sports ac-quires statistical data and content from newspaper wire feeds. In addition, Total Sports has the right to accumulate statistical data and content through license agreements with sports leagues. Wire feeds are expensed as cost of sales when incurred. Content licensing costs are paid at the beginning of the license period and expensed as cost of sales ratably over the license period. Costs incurred for wire feeds and content licensing costs totaled approxi-mately $308,000, $786,000 and $1,163,000 for the periods ended December 31, 1997, 1998, and 1999.

Print publishing cost of revenues consists primarily of the direct costs of books sold to customers, product fulfillment, amortization of deferred pub-lishing costs such as author fees and royalty payments, license fees, and al-locations of facilities and other shared costs.

E-commerce cost of revenues consists primarily of the direct costs of merchan-dise sold to customers, and costs associated with credit card and other com-missions, product fulfillment, outbound shipping and handling costs, and allo-cations of facilities and other shared costs.

Product Development Costs

During its development and modification in 1997 and 1998, Total Sports' TotalCast software was intended for internal use only and not for sale to third-parties. As such, during that time Total Sports expensed all development costs related to the TotalCast software as incurred. During 1999, Total Sports adopted the provisions of AICPA Statement of Position 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use, which re-quires specified costs of developing or obtaining internal-use software to be capitalized and amortized. Due to Total Sports' history of complete revisions to its TotalCast software and the substantial uncertainty surrounding future technological requirements, Total Sports expenses as incurred the costs of in-ternally developed software with either expected useful lives of six months or less or total project costs of $50,000 or less.

Advertising

Total Sports expenses advertising costs as incurred. Advertising expense was approximately $86,000 for the period February 20, 1997 through December 31, 1997, $835,000 for the year ended December 31, 1998 and $1,358,000 for the year ended December 31, 1999. There were no advertising costs reported as as-sets at December 31, 1998. At December 31, 1999, there were advertising costs totaling approximately $14,000 reported as prepaid assets.

Stock Compensation
Total Sports' stock option plan is accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. To-tal Sports follows the disclosure requirements of SFAS No. 123, Accounting for Stock Based Compensation.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)


Warrants

Stock purchase warrants issued in connection with debt and equity financings are recorded at amounts based on their relative estimated fair values at time of issuance and credited to additional paid-in capital. Any resulting debt dis-count is amortized to interest expense over the term of the related debt using the interest method.

Fair Value of Financial Instruments

Total Sports' financial instruments consist of cash and cash equivalents, trade receivables, trade payables, line of credit and notes payable. The carrying values of cash and cash equivalents, trade receivables and trade payables ap-proximate fair value because of the short-term nature of these assets and lia-bilities. The carrying values of the revolving line of credit approximates fair value because the related interest rate is based on LIBOR. The estimated fair values of notes payable, which consist of fixed-rate borrowings, are based on future cash flows discounted at 7.75%. The estimated fair value of notes pay-able, including current maturities, at December 31, 1998 is approximately $337,000, as compared to a carrying value of $343,503. The estimated fair value of notes payable at December 31, 1999 is approximately $417,000, as compared to a carrying value of $410,580.

Net Loss Per Share
Total Sports computes net loss per share in accordance with Statement of Finan-cial Accounting Standards No. 128, Earnings Per Share. Basic and diluted net loss per share is computed by dividing the net loss available to common stock-holders for the period by the weighted-average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share excludes potential shares of common stock if the effect is antidilutive. Poten-tial shares of common stock are composed of incremental shares of common stock issuable upon the exercise of potentially dilutive stock options and warrants and upon conversion of Total Sports' preferred stock. Diluted net loss per share presented in the accompanying consolidated financial statements is the same as basic net loss per share because Total Sports had losses for all peri-ods presented and inclusion of potential shares would therefore be antidilutive.

Pro Forma Stockholders' Equity and Net Loss per Share (Unaudited)

The accompanying pro forma stockholders' equity and net loss per share reflect the following issuances of common stock, based on an assumed initial public of-fering price of $12.00 per share (the mid point of the offering range):

 . The redemption of the Series A redeemable preferred stock for $0.01 per share;

 . The conversion of all outstanding shares of Series B, C, C1, D and E stock into an aggregate of 4,635,100 shares of common stock as of January 1, 1999, or date of issuance if later;

 . The issuance of 3,778,641 additional shares to Series D stockholders if the initial public offering price is less than $33.18 (see Note 9), resulting in a non-cash dividend to the Series D stockholders of $29,420,000;

 . The issuance of 1,359,810 additional shares to NBC Sports if the initial public offering price is less than $32.11 (see Note 10); and

 . The assumed cashless exercise of 102,716 outstanding common stock warrants, resulting in the issuance of 46,504 shares of common stock.

The additional common shares to be issued are included in the computation of pro forma loss per share even though these issuances would be anti-dilutive. In addition, contingently returnable shares issued to Long Distance Technologies, Inc. in connection with the Long Distance acquisition and to NBC Sports in con-nection with NBC Sports agreement are included in pro forma loss per share as of the date of issuance.

Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ac-tual amounts could differ from these estimates.

Presentation

Certain amounts for 1997 and 1998 have been reclassified to conform to the 1999 presentation.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)


Recent Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Re-porting Comprehensive Income, and No. 131, Disclosures About Segments of an En-terprise and Related Information. SFAS No. 130 requires that an enterprise
(a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. Total Sports has adopted SFAS No. 130 as of Janu-ary 1, 1998, however, this standard does not currently impact disclosures.

SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. This statement defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief op-erating decision maker in deciding how to allocate resources and in assessing performance. Total Sports has adopted SFAS No. 131 as of January 1, 1998.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, Accounting for the Cost of Computer Soft-ware Developed or Obtained for Internal Use. SOP 98-1 is effective for finan-cial statements for the years beginning after December 15, 1998. SOP 98-1 pro-vides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amor-tization of such costs. The adoption of SOP 98-1 during the year ended December 31, 1999 did not have a significant effect on the reported results of opera-tions, financial position or cash flows.

In June 1998, the Financial Accounting Standards Board issued Statement of Fi-nancial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting stan-dards for derivative instruments, including certain derivative instruments em-bedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as ei-ther assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the Financial Accounting Stan-dards Board issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133. This statement postpones the effective date of SFAS No. 133. Total Sports will be required to adopt the new reporting guidelines for the fiscal year beginning January 1, 2001. Total Sports has not fully analyzed the provisions of this statement or its effects on Total Sports.

2. Business Acquisitions and Equity Investments

KOZ Acquisition

On March 31, 1997, Total Sports purchased certain assets and assumed certain liabilities of the sports content business of KOZ inc., a related company, for an aggregate cash purchase price of $1,414,240. This acquisition was financed by borrowings under a line of credit (see Note 5). The purchase price was based on KOZ inc.'s and Total Sports' managements' estimates of the amount of KOZ inc.'s activities to date related to the business lines sold to Total Sports. At March 31, 1997, 99% of KOZ inc.'s and 98% of Total Sports' outstanding shares were controlled by common ownership. Of these amounts, 51% of KOZ inc.'s and 83% of Total Sports' outstanding shares were owned either directly or by immediate family members of Frank Daniels, III, Chief Executive Officer of To-tal Sports, and George Schlukbier, President and Chief Operating Officer of To-tal Sports. Because the owners of Total Sports at the date of the KOZ inc. ac-quisition were also substantially the owners of KOZ inc., the assets acquired and liabilities assumed were recorded at KOZ inc.'s book values. The excess of the purchase price over the net book values of the assets and liabilities ac-quired has been recorded by Total Sports as a charge to stockholders' equity. The following is a summary of the purchase price allocation in connection with the KOZ inc. acquisition:

     Current assets                  $  120,546
     Property and equipment             557,172
     Liabilities assumed               (550,000)
     Charge to stockholders' equity   1,286,522
                                     ----------
                                     $1,414,240
                                     ==========

Total Sports also acquired deferred tax assets of approximately $503,000 relat-ing to net operating and economic loss carryforwards in the acquisition. These deferred tax assets were fully reserved at the acquisition date as management determined it was more likely than not the loss carryforwards would not be re-alized.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)


Sports Extra Acquisition
Concurrent with the KOZ acquisition, Total Sports purchased all the assets and assumed all the liabilities of Sports Extra, Inc., an unrelated company, for an aggregate purchase price of $233,548. The Sports Extra acquisition was funded by forgiveness of a note receivable from Sports Extra of $100,000 and the issu-ance of 290,323 shares of Total Sports' common stock valued at $133,548. Sports Extra was merged into Sports Extra Acquisition Corporation, the surviving cor-poration. The Sports Extra acquisition has been accounted for in accordance with the purchase method of accounting and the accompanying consolidated finan-cial statements of Total Sports reflect the purchase price allocated to assets acquired and liabilities assumed based on their fair values as of the acquisi-tion date. Goodwill resulting from the Sports Extra acquisition is being amor-tized over 15 years. The following is a summary of the purchase price alloca-tion in connection with the Sports Extra acquisition:

     Property and equipment  $   7,049
     Goodwill                  631,142
     Databases                 293,039
     Liabilities assumed      (697,682)
                             ---------
                             $ 233,548
                             =========

Total College Communications Acquisition

In June 1998, Total Sports acquired the remaining 50% interest that it did not own of Total College Communications Company. Total Sports issued Host Communi-cations 418,971 shares of common stock valued at $418,817 for Host's 50% inter-est in Total College Communications. Total College Communications was then merged into Total Sports. The Total College Communication acquisition has been accounted for in accordance with the purchase method of accounting and the ac-companying consolidated financial statements of Total Sports reflect the pur-chase price allocated to assets acquired and liabilities assumed based on their fair values as of the acquisition date. Goodwill resulting from the Total Col-lege Communication acquisition is being amortized over three years. The follow-ing is a summary of the purchase price allocation of the Total College Communi-cation acquisition:

     Goodwill                                                      $  496,384
     Extinguishment of minority interest payable to joint venture
      partner                                                          28,152
     Liabilities incurred in acquisition                              (42,719)
                                                                   ---------
                                                                   $  481,817
                                                                   =========

Golf.Com L.L.C. Investment

In May and July 1998, Total Sports invested a total of $250,000 for a 25% vot-ing interest in Golf.Com L.L.C. At the time of the investment, Total Sports' underlying ownership of Golf.Com's net assets approximated $15,000. The $235,000 difference has been accounted for as goodwill and is being amortized over three years. Total Sports is using the equity method of accounting for the Golf.Com investment. As part of this investment, Total Sports assumed full con-trol over the managerial and operation functions of the Golf.Com Web site. In addition, Total Sports assumed the liability for all operating expenses of run-ning the web site for a five-year period. Total expenses charged to operations under the agreement, excluding the cost of e-commerce merchandise, were approx-imately $193,000 for 1998 and approximately $1,312,000 for 1999.

Under the agreement, Total Sports initially receives a 15% stake in Golf.Com's net profits and losses. If under Total Sports management the Golf.Com Web site meets performance thresholds for both operating revenues and total Web page views, Total Sports will receive an annual 2.5% increase in its share of Golf.Com's net profits and losses with a maximum aggregate increase of 10%. The performance thresholds consist of achieving annual operating revenues progress-ing from $1,160,000 to $2,106,000 and achieving annual page views of approxi-mately 47,000,000 to 85,300,000 over a four-year period. If the performance thresholds are not met in any single year, but the thresholds are met in a sub-sequent year, Total Sports will receive the current year's 2.5% increase as well as all prior year's increases not previously granted. For the six months ended December 31, 1998, Total Sports recorded 15% of Golf.Com's net loss of approximately $160,000 totaling approximately $24,000. For the year ended De-cember 31, 1999, Total Sports recorded 15% of Golf.Com's net income of approxi-mately $668,000 totalling approximately $100,000. Total Sports is primarily re-sponsible for operating the Golf.Com

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

Web site and selling and arranging advertising and sponsorships to be included on the Web site. Summarized financial information of Golf.Com as of December 31, 1999 is as follows:

                                                      December 31,
                                                              1999
                                                      ------------
     Total assets                                      $ 883,151
     Total liabilities                                 $ 109,854
     Net income for the year ended December 31, 1999   $ 668,000

Long Distance Technologies Acquisition
On June 4, 1999, Total Sports acquired 100% of the common stock of Long Dis-tance Technologies, Inc. d/b/a Motortrax Interactive and subsequently merged it into a wholly-owned subsidiary of Total Sports named Total Motorsports, Inc. The Long Distance Technologies acquisition was funded by issuance of 284,401 shares of Total Sports' common stock valued at $3,227,951. The acquisition was accounted for in accordance with the purchase method of accounting. The final purchase price allocation has not been finalized. Preliminary goodwill result-ing from the purchase of Long Distance Technologies is being amortized over a period of 19 months, the remaining life of its contract with NASCAR. The fol-lowing is a summary of the preliminary purchase price allocation of the Long Distance Technologies acquisition:

     Current assets          $  127,001
     Property and equipment     110,896
     Goodwill                 3,327,478
     Liabilities assumed       (337,424)
                             ----------
                             $3,227,951
                             ==========

Total Sports also acquired deferred tax assets of approximately $394,000 relat-ing to net operating and economic loss carryforwards in the acquisition. These deferred tax assets were fully reserved at the acquisition date as management determined it was more likely than not the loss carryforwards would not be re-alized.

The 284,401 shares of Total Sports' common stock issued as consideration in the Long Distance Technologies acquisition are being held in escrow until any and all indemnification claims or disputed claims notices have been satisfied. One-third of the shares held in escrow, less any portion to be forfeited to satisfy any indemnification claims, are due to be released on June 4, 2000, subject to the occurrence of a significant event. The escrow agreement defines a signifi-cant event as the effectiveness of a registration statement for the sale of the shares held in escrow in a underwritten public offering registered under the Securities Act of 1933, or the consummation of a transaction or series of events that result in the escrowed shares becoming publicly traded. If such a significant event occurs before June 4, 2000, then at that date escrowed shares with a value in excess of $4.0 million shall be released from escrow, less any portion subject to a disputed claims notice. Upon the occurrence of a signifi-cant event after June 4, 2000, an additional amount of escrowed shares then in excess of $4.0 million shall be released, less any portion subject to a dis-puted claims notice. The remainder of the escrowed shares shall be released De-cember 4, 2000, to the extent the escrowed shares are not required to be for-feited in satisfaction of indemnification claims or disputed claims notices.

The following unaudited pro forma information presents a summary of the consol-idated results of operations of Total Sports as if the Long Distance Technolo-gies acquisition occurred at January 1, 1998:

                                                 ---------------------------
                                                   Year Ended     Year Ended
                                                 December 31,   December 31,
                                                         1998           1999
                                                 ------------   ------------
                                                  (Unaudited)    (Unaudited)
     Total Revenues                              $  3,946,000   $  8,630,899
     Loss before preferred dividends             $(14,474,000)  $(23,386,936)
     Net loss available for common shareholders  $(14,672,000)  $(23,580,941)

In management's opinion, the unaudited pro forma information is not necessarily indicative of actual results that would have occurred had the acquisition been consummated at January 1, 1998, or of future operations of the combined compa-nies.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

3. Deferred Publishing Costs

Deferred publishing costs at December 31, 1998 and 1999 are summarized as fol-lows:

                                                ---------------------
                                                      1998        1999
                                                ---------   ---------
     Author fees                                $ 520,676   $ 611,513
     License and content fees                      68,219     377,411
     Design costs                                 474,842     901,485
                                                ---------   ---------
       Total deferred publishing costs          1,063,737   1,890,409
     Less long-term portion                       392,688     690,670
                                                ---------   ---------
       Total current deferred publishing costs    671,049   1,199,739
     Less accumulated amortization               (574,000)   (825,880)
                                                ---------   ---------
       Current deferred publishing costs, net   $  97,049   $ 373,859
                                                =========   =========

4. Property and Equipment

Property and equipment at December 31, 1998 and 1999 are summarized as follows:

                                        ----------------------------------
                                        Depreciable
                                              Lives       1998        1999
                                        ----------- ----------  ----------
     Fixtures and furniture               7 years   $  108,502  $  190,882
     Computer equipment                   3 years    1,728,240   3,747,937
     Software (external and internally
      developed)                         1-3 years     251,749   1,126,662
     Leasehold improvements              3-7 years      12,815     144,560
                                                    ----------  ----------
       Total                                         2,101,306   5,210,041
     Less accumulated depreciation                    (793,903) (1,771,646)
                                                    ----------  ----------
       Property and equipment, net                  $1,307,403  $3,438,395
                                                    ==========  ==========

Certain property and equipment is pledged as collateral for notes payable and capital leases.

5. Credit Facility

During 1998 and part of 1999 Total Sports maintained a line of credit facility with a commercial lending institution in the amount of $3,500,000. This line of credit bore interest at the LIBOR Market Index Rate plus 1.50% (6.60% at Decem-ber 31, 1998). Subsequent to December 31, 1998, Total Sports entered into a se-ries of renewals for the credit facility, which extended the maturity date to November 30, 1999 and increased the facility by $500,000 until October 5, 1999 at the same terms and conditions. This credit facility was secured by Total Sports' property and equipment and personally guaranteed by Total Sports' Chairman and Chief Executive Officer. The line of credit facility was paid in full during November 1999 with the proceeds of the Series D preferred stock of-fering.

In March 1999, Total Sports renewed an irrevocable letter of credit for the benefit of an office equipment vendor in the amount of $47,000 with an expira-tion date of February 2, 2000.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

6. Notes Payable

Notes payable outstanding at December 31, 1998 and 1999 are as follows:

                                                         ---------------------
                                                             December 31,
                                                         ---------------------
                                                               1998       1999
                                                         ---------  ---------
   Notes Payable:
     Note payable for baseball publication assumed in
      Sports Extra acquisition, payable in annual
      installments of $6,992 each January 1 through
      2001, including interest at 7.2%                   $   18,287 $   12,886
     Note payable for baseball, football and basketball
      databases, payable in $5,000 installments on
      January 1 and June 1 each year through June 1,
      2005, including interest at 7.2%                       54,109     47,913
     Note payable for hockey database license, payable
      in annual installments of $50,000 on August 1
      through 2002, and payments of $75,000 on August
      1, 2003 and 2004, including interest at 7.2%          271,107    240,673
                                                         ---------  ---------
       Total notes payable:                                 343,503    301,472
   Less current maturities of notes payable                  42,392     43,241
                                                         ---------  ---------
   Notes payable, net of current maturities              $  301,111 $  258,231
                                                         =========  =========
   Notes Payable--Related Parties:
     Promissory note payable to First Raleigh Telex,
      payable monthly through March 2002 with interest
      at 9.0%, collateralized by computer/digital
      equipment                                          $       -- $   89,384
     Note payable to related party due December 31,
      1999, with interest at 8%                                  --     20,000
                                                         ---------  ---------
       Total notes payable--related parties                      --    109,384
   Less current maturities of notes payable--related
    parties                                                      --     58,307
                                                         ---------  ---------
   Notes payable--related parties, net of current
    maturities                                           $       -- $   51,077
                                                         =========  =========

Long term debt maturing after one year is as follows: 2000-$101,548; 2001- $92,764; 2002-$54,810; 2003-$73,493; 2004-$78,782 and thereafter-$9,459.

In conjunction with the note payable for hockey databases, Total Sports issued a warrant for 20,000 shares of common stock at an exercise price of $7.106 per share, exercisable within 10 years.

7. Lease Commitments

Total Sports leases certain equipment under various operating leases. These leases contain renewal clauses for terms of one to three years, with adjust-ments in annual rentals for inflationary increases. Rental expense charged to operations for all operating leases totaled approximately $102,000 during 1997, $371,000 during 1998 and $649,000 during 1999. As of December 31, 1999, future minimum lease commitments on leases that had initial or remaining non-cancel-able lease terms of one year or longer, are as follows:

     2000                            $  613,800
     2001                               605,506
     2002                               597,483
     2003                               534,762
     2004                               497,130
                                     ----------
       Total minimum lease payments  $2,848,681
                                     ==========

Total Sports leases certain computer equipment under noncancelable leasing ar-rangements, collateralized by the equipment, which are classified as capital leases. The asset balance related to capital leases totaled $252,153 and $775,426 at December 31, 1998 and 1999. Amortization expense related to assets from capitalized leases was $36,696 and $145,094 for the years ended December 31, 1998 and 1999.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

As of December 31, 1999, future minimum lease payments for capital leases that have initial or remaining terms in excess of one year are as follows:

     2000                                            $ 372,120
     2001                                              244,065
     2002                                               34,931
                                                     ---------
     Total minimum lease payments                      651,116
     Less amount representing executory costs           18,253
                                                     ---------
     Net minimum payments due                          632,863
     Less amount representing interest (11% to 26%)     81,147
                                                     ---------
     Present value of future minimum lease payments    551,716
     Less current portion                              282,867
                                                     ---------
     Long-term portion of capital lease obligations  $ 268,849
                                                     =========

On August 8, 1999, Total Sports entered into a ten-year lease for office space with First Raleigh Telex, LLC. Frank Daniels, Jr., a Total Sports director and stockholder, is the beneficial owner of First Raleigh Telex.

8. Income Taxes

The components of Total Sports' net deferred tax asset (liability) as of Decem-ber 31, 1998 and 1999, is as follows:

                                           --------------------------
                                                  1998           1999
                                           -----------   ------------
     Deferred tax assets:
       Net operating loss carryforwards    $ 5,317,000    $ 12,461,000
       Accrued vacation and salaries            68,000         127,000
       Bad debt and sales return reserves      173,000         407,000
       Inventory allowance                     129,000         210,000
       Depreciation                             79,000          64,000
       Amortization of goodwill                445,000         408,000
       Capitalized development costs                            98,000
       Other                                    43,000          60,000
                                           -----------   ------------
       Total deferred tax assets             6,254,000      13,835,000
                                           -----------   ------------
       Valuation allowance                  (6,254,000)    (13,835,000)
                                           -----------   ------------
       Net deferred tax assets             $        --    $         --
                                           ===========   ============

Based on management's evaluation of the positive and negative evidence im-pacting the realizability of the deferred tax assets, a valuation allowance has been provided. Management has considered Total Sports' history of losses and concluded that as of December 31, 1998 and 1999, the net deferred tax assets should be fully reserved as it is more likely than not the deferred tax assets will not be realized.

For the periods ended December 31, 1997, 1998 and 1999, reported income taxes differ from income tax benefit that would result from applying the federal statutory rate of 34% to pretax loss due to the following:

                                       ---------------------------------------
                                              1997          1998          1999
                                       -----------   -----------   -----------
     Computed expected tax benefit     $(1,259,000)  $(3,797,000)  $(7,119,000)
     State income tax benefit, net of
      federal benefit                     (189,000)     (571,000)   (1,071,000)
     Amortization                                                      485,000
     Advertising                                --            --       298,000
     Other                                  23,000        42,000       220,000
     Change in valuation allowance       1,425,000     4,326,000     7,187,000
                                       -----------   -----------   -----------
     Income tax benefit                $        --   $        --   $        --
                                       ===========   ===========   ===========

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

During 1997 and 1999, Total Sports acquired deferred tax assets relating to net operating loss carryforwards of approximately $503,000 and $394,000 from the KOZ acquisition and Long Distance Technologies acquisition. These deferred tax assets were fully reserved for at the acquisition dates as it was more likely than not the assets would not be realized.

Total Sports has operating and economic loss carryforwards of approximately $31,900,000 at December 31, 1999 expiring through 2019, which can be offset against future federal and state taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which might cause limi-tations in the amount of net operating losses that Total Sports may utilize in any one year include, but are not limited to, a cumulative change in ownership of more than 50% over a three-year period. At December 31, 1999, the effect of such limitations, if imposed, is not expected to be significant.

9. Stockholders' Equity

Series A Redeemable Preferred Stock
In June 1997, Total Sports raised net proceeds of $750,998 from the issuance of 100,000 shares of Series A redeemable preferred stock and $179,000 from the is-suance of warrants to purchase 365,218 shares of common stock at $0.01 per share to one institutional investor and one individual investor. These warrants expire in June 2007 and are exercisable upon the occurrence of an extraordinary event. An extraordinary event is defined as follows:

  . A merger, consolidation, sale or reorganization in which Total Sports or any of its subsidiaries is not the surviving corporation and in which the warrant holders receive cash or securities.

  . The consummation of a registered public offering of common stock or other equity interests of Total Sports.

  . A sale, lease or exchange, directly or indirectly, of all or substantially all of the property and assets of Total Sports, whether or not in the ordinary course of business, in which the warrant holders receive cash or securities.

In conjunction with the execution of the Series A offering, Total Sports issued to the placement agent warrants to purchase 6,598 shares of common stock with an exercise price of $3.44 per share. The warrants expire upon the earliest to occur of (a) June 2002, (b) the acquisition of Total Sports or (c) the consum-mation of an initial public offering of common stock or other equity interests of Total Sports. Concurrent with the Series A offering, an advance from a stockholder of $250,000 was converted into 25,000 shares of Series A stock.

Unless previously redeemed, all shares of Series A stock shall, at the option of the holders of a majority of the issued and outstanding shares of Series A stock, be redeemed by Total Sports at a price per share of $10.00 plus all ac-crued and unpaid dividends upon the earlier of (a) June 2, 2002 or (b) an ex-traordinary or liquidating event, as defined above. The carrying value of the Series A stock is increased by periodic accretion, in the form of accrued divi-dends, so that the carrying value will equal the mandatory redemption value on the mandatory redemption date of June 2, 2002. During 1997, 1998 and 1999 such accretion totaled $16,680, $47,645 and $44,005, respectively.

Upon the occurrence of an extraordinary event, as defined above, Series A stockholders will calculate the annual internal rate of return on the common stock exercisable under their warrants. If the internal rate of return is less than 45%, then the stockholders may require redemption by Total Sports at a price per share of $10.00 plus all accrued and unpaid dividends. If the inter-nal rate of return is greater than 45%, then Total Sports may redeem the Series A stock and all accrued and unpaid dividends at the extraordinary event redemp-tion price of $0.01 per share. At December 31, 1999, the price per share re-quired to achieve greater than 45% internal rate of return was $8.67.

Series B Convertible Preferred Stock

In November 1997, Total Sports raised net proceeds of $1,936,935 from the issu-ance of 445,263 shares of Series B stock to an institutional investor and sev-eral individual investors. In conjunction with this transaction, Total Sports issued to the placement agent warrants to purchase 8,285 shares of common stock with an exercise price of $4.94 per share. Such warrants expire upon the earli-est to occur of (a) June 2002, (b) the acquisition of Total Sports or (c) the consummation of an initial public offering of common stock or other equity in-terests of Total Sports.

Series C Convertible Preferred Stock
In August 1998, Total Sports raised net proceeds of $9,775,971 from the issu-ance of 1,418,200 shares of Series C stock to both institutional and individual investors. In conjunction with this transaction, Total Sports issued to the placement agent

                            Total Sports Inc.

warrants to purchase 31,458 shares of common stock with an exercise price of $7.82 per share. Such warrants expire upon the earliest to occur of (a) June 2003, (b) the acquisition of Total Sports or (c) the consummation of an ini-tial public offering of common stock or other equity interests of Total Sports.

Series C1 Convertible Preferred Stock

In December 1998, Total Sports received a $1,000,000 contribution of capital towards the purchase of Series C1 stock from several existing stockholders . In January and April 1999, Total Sports raised net proceeds of $5,780,356, $1,000,000 of which was advanced by existing stockholders in December 1998, from the issuance of 630,756 shares of Series C1 stock to both institutional and individual investors. In conjunction with these transactions, Total Sports issued to the placement agent warrants to purchase 12,907 shares of common stock with an exercise price of $10.44 per share. Such warrants expire upon the earliest to occur of (a) January 2004, (b) the acquisition of Total Sports or (c) the consummation of an initial public offering of common stock or other equity interests of Total Sports.

Series D Convertible Preferred Stock

On November 12, 1999, Total Sports raised net proceeds of $34,028,501 from the issuance of 2,140,873 shares of Series D preferred stock and warrants exercis-able for an aggregate 963,370 shares of Series D1 preferred stock, at an exer-cise price of $16.59 per share, to a venture capital fund, various companies and several individual investors. The Series D and D1 preferred stock is ini-tially convertible into common stock on a ratio of one-to-one. In the event that the per share price of common stock sold in an initial public offering is less than $33.18, the conversion ratio of the Series D preferred stock will be adjusted so that holders of Series D preferred stock will be entitled to re-ceive additional common stock so that each preferred share will be convertible into $33.18 of common stock. Under the provision of Emerging Issues Task Force Abstract 98-5, Accounting for Convertible Securities with Beneficial Conver-sion Features or Contingently Adjustable Conversion Ratios, in the event of an initial public offering, Total Sports will be required to record the benefi-cial conversion features associated with the Series D preferred as a dividend of $29,402,000. This non-cash dividend will be credited to additional paid in capital. In conjunction with this transaction, Total Sports issued 46,004 agents warrants to purchase common stock at an exercise price of $18.25 per share. Such warrants are exercisable upon the occurrence of an extraordinary event, as defined above, and expire in November 2003.

Series E Convertible Preferred Stock

In connection with the NBC Sports advertising and promotion agreement dis-cussed in Note 10, NBC Sports received 811,423 stock units of Total Sports valued at $16.59 per unit. Each stock unit consisted of one share each of To-tal Sports' common stock and Series E Convertible Preferred Stock. The Series E stock provides NBC Sports with a liquidation preference above common share-holders but subordinate to all other preferred shareholders in the event of a merger, acquisition or other liquidating event. The Series E shares are con-vertible into one share of common stock for every 100,000 shares of Series E stock at the option of NBC Sports at any time, and automatically convert into common shares upon completion of Total Sports' initial public offering. The Series E shares are not entitled to dividends and have voting rights limited to matters that would adversely affect the rights of the Series E shares.

Preferred Stock Conversion Rights

Each holder of Series B, Series C, and Series C1 stock shall have the right to convert all or any portion of such shares at any time into shares of Total Sports' common stock at an initial conversion rate of 1:1. Upon either comple-tion of a public offering of common stock of at least $20 million and a per share price greater than $7.106 or the written consent of 80% of the Series B, Series C, and Series C1 stockholders, all of the outstanding Series B, Series C, and Series C1 shares automatically convert into shares of common stock at the conversion rate then in effect. As discussed above, the Series D stock has beneficial conversion features contingent upon the per share price of common stock sold in an initial public offering. The Series E stock automatically converts into one share of common stock for every 100,000 shares of Series E stock upon completion of an initial public offering.

Preferred Stock Dividend Rights
The holders of the Series A stock are entitled to receive cumulative dividends of $1.20 per share per annum, payable quarterly, when and if declared by Total Sports' Board of Directors. To the extent not paid on the quarterly payment date, all dividends which have accrued on each share of Series A stock out-standing during the period ending upon each quar-

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

terly payment date shall be accumulated and remain accumulated dividends with respect to such shares until paid to holders thereof. So long as any share of Series A stock remains outstanding, no dividends shall be paid upon, or de-clared or set apart for, the Series B convertible preferred stock, the Series C convertible preferred stock, the Series C1 convertible preferred stock, the Se-ries D convertible preferred stock or common stock or any other class of stock, unless and until all cumulative dividends on the then outstanding Series A stock for all past dividend periods have been or concurrently shall be paid. Dividends of $127,500, $150,000 and $150,000 were accrued on the Series A stock in 1997, 1998 and 1999, respectively. These dividends, in addition to the ac-creted dividends discussed above, are reflected as the total increases in the carrying value of Series A stock in the accompanying consolidated financial statements.

After all cumulative dividends on the then outstanding shares of Series A stock for all past dividend periods have been paid, the holders of Series B, Series C, Series C1 and Series D stock are entitled to receive the following pro-rata annual dividends per share, payable quarterly, when declared by Total Sports' Board of Directors:

     Series B   $    0.54
     Series C   $    0.85
     Series C1  $    1.14
     Series D   $    1.99

To the extent not paid on the quarterly payment date, all dividends which have accrued on each share of Series B, Series C, Series C1 and Series D stock out-standing during the period ending upon each quarterly payment date shall be ac-cumulated and remain accumulated dividends with respect to such shares until paid to holder thereof or converted into shares of common stock in accordance with the conversion privileges. Upon conversion of Series B, Series C, Series C1 and Series D stock into shares of common stock in accordance with the con-version privileges, any outstanding accumulated dividends shall be forfeited upon such conversion. Subject to the restrictions referred to above related to Series A dividends, if any shares of Series B, Series C, Series C1 and Series D stock remain outstanding on September 30, 2004, then all accumulated and unpaid dividends on Series B, Series C, Series C1 and Series D stock shall be paid in cash to the holders thereof.

At December 31, 1999, cumulative unpaid dividends on the Series B, Series C, Series C1 and Series D stock were as follows:

     Series B   $  661,216
     Series C   $1,598,558
     Series C1  $  565,403
     Series D   $  567,273
                ----------
       Total    $3,392,450
                ==========

No dividends have been declared on the Series B, Series C, Series C1 and Series D stock and accordingly no liability has been recorded.

The Series E convertible preferred stock is not entitled to dividends.

Preferred Stock Liquidation Privileges
Upon the dissolution, liquidation, or winding up of Total Sports, whether vol-untary or involuntary, the holders of outstanding Series A stock shall be enti-tled to receive $10 in cash for each share of Series A stock, together with all accrued and unpaid dividends. If upon such liquidating event the assets of To-tal Sports are insufficient to permit the payment of the Series A liquidation value, the assets of Total Sports shall be distributed to the holders of Series A stock ratably until the holders shall have received the full amount to which they would otherwise be entitled.

Upon the dissolution, liquidation, or winding up of Total Sports, whether vol-untary or involuntary, the holders of outstanding Series B, Series C, Series C1 and Series D stock shall be entitled to receive, after all obligations to the Series A stockholders have been satisfied, the following liquidation rates in cash for each share of Series B, Series C, Series C1 and Series D stock, to-gether with all accrued and unpaid dividends:

     Series B   $   4.492
     Series C   $   7.106
     Series C1  $    9.49
     Series D   $   33.18

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

If upon such liquidating event, the assets of Total Sports are insufficient to permit the payment of the Series B, Series C, Series C1 and Series D liquida-tion values, the assets of Total Sports shall be distributed to the holders of Series B, Series C, Series C1 and Series D stocks ratably until the holders shall have received the full amount to which they would otherwise be entitled.

Upon the dissolution, liquidation, or winding up of Total Sports, whether vol-untary or involuntary and after the payment in full of the Series A, Series B, Series C, Series C1 and Series D liquidation preferences, the holders of out-standing Series E stock shall be entitled to receive for each share of Series E preferred stock cash for the amount by which $32.11 exceeds the amount distrib-utable to each share of common stock.

Preferred Stock Covenants
All of Total Sports' preferred stock investment agreements contain covenants restricting the ability of Total Sports and any of its subsidiaries without prior written consent to among other things:

  .  Incur or assume additional indebtedness or obligations

  .  Incur liens

  .  Engage in mergers, acquisitions or asset sales

  .  Declare dividends or redeem or repurchase capital stock

  .  Engage in transactions with affiliates

Common Stock
Total Sports was originally capitalized with cash of $650,000 from a founding stockholder. In February 1997, Total Sports issued 961,291 shares to founders and related parties in connection with the incorporation of Total Sports.

As discussed in Note 2, Total Sports has issued common stock as consideration in connection with the following acquisitions:

                                   -------------------------------
                                                         Number of
     Acquired Entity                Transaction Date Common Shares
     ---------------               ----------------  -------------
     Sports Extra                    March 31, 1997        290,323
                                       December 22,
     DesigNet                                  1997         33,142
     Total College Communications      June 2, 1998        418,971
     Long Distance Technologies        June 4, 1999        284,401

In May 1997, Total Sports issued warrants to purchase 16,200 shares of common stock to two founding stockholders exercisable at $3.42 per share and expiring upon the earliest to occur of (a) May 2007, (b) the acquisition of Total Sports or (c) the consummation of an initial public offering of common stock or other equity interests of Total Sports. No value was attributed to these warrants us-ing the Black-Scholes model, because the exercise price was significantly greater than the market value of the common stock on the date of grant. The fair value of the common stock warrants was calculated on the date of the grant with the following assumptions: dividend yield of 0%; risk-free rates of ap-proximately 6%; and expected lives of 10 years.

During 1998, the Chairman and Chief Executive Officer received 37,100 shares of common stock valued at $1.15 per share for his personal guarantee of Total Sports' line of credit. The total value of these shares has been included in interest expense for the year ended December 31, 1998.

On March 26, 1999, in connection with the refinancing of the $3,500,000 line of credit as discussed in Note 4, Total Sports' Board of Directors approved the issuance of 18,550 shares of common stock valued at $1.55 per share to its Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer received these shares for his personal guarantee of Total Sports' line of credit until July 15, 1999. The total value of these shares has been included in interest expense for the year ended December 31, 1999.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

The terms of Total Sports' Restated Certificate of Incorporation prohibit the payment of dividends to common stockholders prior to payment of all accumulated dividends on preferred stock.

10. NBC Sports Agreement

On November 12, 1999, Total Sports entered into an agreement with NBC Sports, Inc. for promotion and advertising services. NBC Sports received 811,423 stock units of Total Sports valued at $16.59 per stock unit in exchange for $17.4 million of on-air promotion and marketing of all of Total Sports' TotalCasts for which it has the broadcast rights over a 51-month period. NBC Sports will calculate the value of the promotion delivered at 100% of the rate charged by NBC Sports to other customers for similar promotions during the time period. Each stock unit issued to NBC Sports consisted of one share each of Total Sports' common stock and Series E convertible preferred stock. NBC Sports also received one seat on the Board of Directors of Total Sports. See Note 9 for discussion of the rights and privileges of the Series E preferred stock.

The original stock units issued to NBC Sports are "earned" as NBC Sports provides advertising to Total Sports. Advertising expense relating to the earned shares will be valued and recorded by Total Sports at the average fair value of the common stock during the period in which the advertising was provided, up to $21.41 per share. The prepaid advertising from NBC Sports and the unearned shares outstanding at each reporting date will be remeasured at the then-current fair value of the common stock, up to $21.41 per share. The prepaid advertising due from NBC Sports has been recorded as a debit to prepaid advertising within the stockholders' equity (deficiency) section of the accompanying balance sheet for the year ended December 31, 1999.

To the extent that NBC Sports does not meet the scheduled amount of promotion during any quarter, NBC Sports will make up such shortfall the next quarter or by June 30 of the following year. In the event any shortfall has not been made up, NBC Sports is required to either pay the amount of such shortfall back to Total Sports in cash or return common stock (plus any "Additional Shares" is-sued in respect thereof as described below) equal to the amount of such shortfall calculated using a value of $21.41 per share. If NBC Sports returns common stock under the above terms, they must also return a pro rata portion of the 811,423 Series E preferred shares.

If an advertising shortfall occurs that is not resolved to the satisfaction of both parties, management of Total Sports expects NBC Sports to return common stock if the fair value of the common stock is less than $21.41 per share. If the fair value of the common stock exceeds $21.41 per share, management expects NBC Sports to pay cash equal to the advertising shortfall. The practical obli-gation of NBC Sports to pay cash for an advertising shortfall if the fair value of the common stock is greater than $21.41 per share is deemed to be a disin-centive for nonperformance sufficiently large enough so as to constitute a performance commitment on the part of NBC Sports. Therefore, in accordance with Emerging Issues Task Force Abstract 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the shares earned by NBC Sports will be valued and recorded at the average fair value of the common stock during the period in which the advertising was provided, up to $21.41 per share. When the fair value of the common stock exceeds $21.41 per share, the value of the advertising pro-vided is capped at $21.41 per share.

In the event that an initial public offering of Total Sports common stock is consummated at a price less than $32.11 per share, then Total Sports will issue additional shares of common stock ("Additional Shares") to NBC Sports in an amount such that NBC Sports receives stock worth $32.11 for each share origi-nally issued to them. The issuance of Additional Shares would result in a credit to common stock for the fair value of the Additional Shares, a debit to prepaid advertising, and a debit to advertising expense equal to the pro rata portion of the original stock units issued to NBC Sports that have been earned. The Additional Shares will be remeasured at each reporting date based on the then-current fair value of the common stock. If Additional Shares are issued, the per share price at which NBC Sports has a disincentive to return the shares will be lowered from $21.41 per share to a calculated value based on the total number of shares issued. However, in no case will shares issued with a fair value greater than $21.41 per share be remeasured to a lower per share value until the fair value of the common stock drops below that per share price.

If Total Sports secures rights from the National Basketball Association (the "NBA") to provide events coverage of NBA and Women's NBA (the "WNBA") regular season games before July 31, 2000 (the "NBA Rights"), NBC Sports will commit to deliver an additional $8.0 million of promotion of Total Sports' coverage of NBA/WNBA events, subject to NBC Sports' ownership of television broadcast rights for those events and NBC Sports' receipt of permission from the NBA (at no cost to

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

NBC Sports) to run the promotion. The value of the additional promotion will be calculated by NBC Sports at 100% of the rate charged by NBC Sports to other customers for similar promotions during the time period. Within 60 days of To-tal Sports' receiving the events coverage rights from the NBA, NBC Sports and Total Sports shall agree on a schedule for the additional promotion commitment.

In return for its additional NBA/WNBA promotion commitment described above, NBC Sports would receive $8.0 million in additional shares of Total Sports' common stock. If Total Sports' common stock is not publicly traded on a nationally recognized exchange, the additional shares will be granted at price per share equal to the lower of (1) $25.69 or (2) the price per share associated with To-tal Sports' round of private cash financing of at least $10.0 million completed most recently prior to the acquisition of such NBA Rights, with such price per share increased at a rate of 1% per month, compounded monthly, with such in-crease commencing on the date of the closing of the private financing. If shares of Total Sports' common stock are publicly traded on a nationally recog-nized exchange, the additional shares would be granted at the 30-day trailing average closing price as of the date on which Total Sports obtained the NBA Rights in writing.

11. Stock Options and Warrants

Stock Options

Total Sports has a stock option plan pursuant to which employees, officers, and directors of Total Sports may be granted stock options to acquire up to a maxi-mum of 1,185,000 shares of Total Sports' common stock. On March 26, 1999, the Board of Directors approved an increase in the employee option pool to 10% of fully diluted shares outstanding. This resulted in an increase of approximately 470,000 shares. Generally, options granted vest over a three-year period as follows: 25% at the end of year one, an additional 25% at the end of year two and the remaining 50% at the end of year three. Certain 1999 option grants vest monthly over a 3-year period. Incentive stock option exercise prices are no less than 100% of the fair market value of the common stock at the date of grant, as determined by Total Sports' Board of Directors. Non-qualified stock options issued to directors have an exercise price of $0.01. Vested options may be exercised for a period of up to ten years from the date of grant.

A summary of Total Sports' option plan as of December 31, 1997, 1998 and 1999 and changes during the period February 20, 1997 through December 31, 1997 and the years ended December 31, 1998 and 1999 is presented below:

                               ------------------------------------------------------------------
                                       1997                  1998                   1999
                               --------------------- ---------------------  ---------------------
                                          Weighted-              Weighted-              Weighted-
                                            Average                Average                Average
                                           Exercise               Exercise               Exercise
                                  Shares      Price     Shares       Price     Shares       Price
                               ---------  ---------  ---------   ---------  ---------   ---------
     Outstanding at beginning
      of year                         --  $      --     20,538   $    0.50     90,613   $    0.66
       Granted                    20,538       0.50     77,444        0.71    405,207       10.99
       Exercised                      --         --       (280)       0.50    (13,109)       1.13
       Terminated                     --         --     (7,089)       0.71    (13,938)       7.84
                               ---------             ---------              ---------
     Outstanding at end of
      year                        20,538  $    0.50     90,613   $    0.66    468,773   $    9.37
                               =========             =========              =========
     Options exercisable at
      year-end                        --  $      --      9,437   $    0.50     62,217   $    7.07
                               =========             =========              =========

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

The following table summarizes information about fixed stock options outstand-ing at December 31, 1999:

                 ---------------------------------------------------------
                        Options Outstanding            Options Exercisable
                 ---------------------------------- --------------------------
                               Weighted-
                                 Average  Weighted-              Weighted-
                               Remaining    Average                Average
      Exercise        Number Contractual   Exercise      Number   Exercise
        Prices   Outstanding        Life      Price Exercisable      Price
      --------   ----------- ----------- ---------  ----------- ---------
        $ 0.01       27,600           9  $    0.01       3,461  $    0.01
          0.50       19,328           8       0.50       6,972       0.50
          0.55       11,131           3       0.55       5,566       0.55
          0.75       31,197           8       0.75       2,288       0.75
          1.25        8,267           9       1.25       2,067       1.25
          1.50        2,424           9       1.50         606       1.50
         10.20      278,843           9      10.20      40,104      10.20
         16.59       89,983          10      16.59       1,153      16.59
                 ---------                          ---------
                    468,773           9  $    9.37      62,217  $    7.07
                 =========                          =========

During 1997, 1998 and 1999, the fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                               --------------------------------
                                                     1997       1998       1999
                                               ---------  ---------  ---------
     Exercise price less than market price on
      date of grants:
       Weighted-average exercise price                --  $    0.71  $    9.40
       Weighted-average grant-date fair value         --  $    0.42  $    3.01
     Exercise price equal to market price on
      date of grants:
       Weighted-average exercise price         $    0.50         --  $   16.59
       Weighted-average grant-date fair value  $    0.47         --  $    2.17
     Dividend yield                                  0 %        0 %        0 %
     Risk-free interest rate                         6 %        5 %        6 %
                                                                        1 to 3
     Expected lives                              4 years    3 years      years

Total Sports recognized compensation expense for stock-based compensation awards in 1998 and 1999 of approximately $146,000 and $106,000. No compensation expense for stock-based awards was recognized in 1997. Had compensation cost for stock options granted in 1997, 1998 and 1999 been determined consistent with SFAS No. 123, the effect on Total Sports' net loss for 1997, 1998 and 1999 would have been to increase the net loss by $500 in 1997, $7,000 in 1998, and $87,000 in 1999 and would not have changed basic or diluted net loss per share in 1997, 1998 or 1999.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)


Common Stock Warrants

Total Sports granted common stock warrants to preferred stockholders and issued agent's warrants in connection with financing transactions during 1997, 1998 and 1999. All warrants granted have terms of five to ten years. All warrants are fully exercisable at December 31, 1999 except for 365,218 warrants that are exercisable upon an extraordinary event defined as a reorganization, merger, initial public offering, sale of all assets or sale of substantially all as-sets. A summary of the outstanding common stock warrants as of December 31, 1997, 1998 and 1999 and changes during the period February 20, 1997 through De-cember 31, 1997 and the years ended December 31, 1998 and 1999 is presented be-low:

                               -----------------------------------------------------------------
                                       1997                  1998                  1999
                               --------------------- --------------------- ---------------------
                                           Weighted-             Weighted-             Weighted-
                                             Average               Average               Average
                                            Exercise              Exercise              Exercise
                                 Warrants      Price   Warrants      Price   Warrants      Price
                               ---------  ---------  ---------  ---------  ---------  ---------
     Outstanding at beginning
      of year                         --  $      --    396,301  $    0.31    773,527  $    3.63
       Granted                   396,301       0.31    377,226       7.22    134,255      16.57
                               ---------             ---------             ---------
     Outstanding at end of
      year                       396,301  $    0.31    773,527  $    3.63    907,782  $    5.54
                               =========             =========             =========

The estimated weighted-average grant-date fair value of common stock warrants granted during the period February 20, 1997 through December 31, 1997 and the years ended December 31, 1998 and 1999 are as follows:

                                               --------------------------------
                                                     1997       1998       1999
                                               ---------  ---------  ---------
     Exercise price less than market price on
      date of grants:
       Weighted-average exercise price         $    0.01  $      --  $      --
       Weighted-average grant-date fair value  $    0.49  $      --  $      --
     Exercise price greater than market price
      on date of grant:
       Weighted-average exercise price         $    3.43  $    7.12  $   16.57
       Weighted-average grant-date fair value  $      --  $      --  $    4.42

The fair value of the common stock warrants was calculated on the dates of grant with the following assumptions: volatility of approximately 27%; dividend yield of 0%; risk-free rates of approximately 5-6%; and lives of five to ten years.

The following table summarizes information about common stock warrants out-standing at December 1999:

                      ----------------------------------
                      Common Stock Warrants Outstanding
                      ----------------------------------
                                    Weighted-
                                      Average  Weighted-
      Range of                      Remaining    Average
      Exercise             Number Contractual   Exercise
        Prices        Outstanding        Life      Price
      --------        ----------- ----------- ---------
       $      0.01       365,218           7  $    0.01
       $3.42-$3.44        22,798           7       3.43
       $4.49-$4.94        15,553           3       4.73
       $7.11-$7.82       369,958           5       7.17
       $10.44             12,907           4      10.44
       $16.59-$18.25     121,348           7      17.22
                      ---------
                         907,782           6  $    5.54
                      =========

In connection with the Series C1 financing, Total Sports issued to the place-ment agent warrants to purchase 12,907 shares of common stock with an exercise price of $10.44 per share during January and April 1999.

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

Total Sports granted warrants to purchase 39,888 shares of common stock with an exercise price of $25.07 per share in connection with the $4,000,000 convert-ible promissory note payable issued during 1999. The note was converted into equity during the Series D round of preferred financing. The warrants were sub-sequently adjusted to be exercisable for 60,277 shares of common stock at an exercise price of $16.59 per share upon the sale of Series D preferred stock by Total Sports. The fair value of the warrants was calculated on the date of grant and is being amortized to interest expense over the life of the note pay-able. These warrants were immediately exercisable for Total Sports' common stock and expire on May 31, 2009.

Total Sports granted warrants to purchase 15,067 shares of common stock with an exercise price of $16.59 per share in connection with $2,500,000 of convertible promissory notes payable issued during 1999. The notes were converted into eq-uity during the Series D round of preferred financing. The fair value of the warrants was calculated on the date of the grants and is being amortized to in-terest expense through the date the notes payable are converted into equity. These warrants were immediately exercisable for Total Sports' common stock and expire on May 31, 2009.

In connection with the Series D financing, Total Sports issued to the placement agent warrants to purchase 46,004 shares of common stock with an exercise price of $18.25 per share during November 1999.

Series B Preferred Warrants

Total Sports granted warrants to purchase 73,578 shares of Series B stock to preferred stockholders in connection with bridge financing transactions during 1998. All warrants granted are immediately exercisable and have terms of ten years. The warrants have an exercise price of $4.49 per share, grant date fair values ranging from $0.42-$2.25, and remaining contractual lives of approxi-mately eight years. The fair value was calculated on the date of the grant with the following assumptions: volatility of approximately 27%; dividend yield of 0%; risk-free rates of approximately 5%; and expected lives of ten years. These warrants will be exercisable for Total Sports' common stock upon conversion of the Series B stock.

Series D1 Preferred Warrants

Total Sports granted warrants to purchase 963,370 shares of Series D1 stock to a venture capital fund, various companies and several individual investors in connection with the Series D financing during 1999. All warrants granted are immediately exercisable and have a term of five years. The warrants have an ex-ercise price of $16.59 per share, with a grant date fair value of $6.09, and remaining contractual lives of approximately five years. The fair value was calculated on the date of the grant with the following assumptions: volatility of approximately 27%; dividend yield of 0%; risk-free rates of approximately 6%; and expected live of fives years. These warrants will be exercisable for Total Sports' common stock upon conversion of the Series D stock.

12. Earnings Per Share

Total Sports computes earnings per share data in accordance with the require-ments of Statement of Financial Accounting Standards No. 128, Earnings per share. The following table reflects the calculation of basic and diluted earn-ings per share.

                                       ---------------------------------------
                                             Period
                                       February 20,
                                       1997 through   Year Ended    Year Ended
                                       December 31, December 31,  December 31,
                                               1997         1998          1999
                                       ------------ ------------  ------------
Net loss applicable to common
 shareholders:
  Net loss                             $ 3,699,580  $11,163,673   $20,936,498
  Dividends on preferred stock             127,500      150,000       150,000
  Accretion of redeemable preferred
   stock                                    16,680       47,645        44,005
                                       ----------   -----------   -----------
  Net loss applicable to common
   shareholders                          3,843,760   11,361,318    21,130,503
Earnings per share--basic and diluted
  Weighted-average shares outstanding    1,214,419    1,560,903     1,778,670
                                       ==========   ===========   ===========
  Net loss per share--basic and
   diluted                             $     (3.17) $     (7.28)  $    (11.88)
                                       ==========   ===========   ===========

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)


The following securities and number of shares have been excluded from the di-luted per share computation as they are antidilutive:

                                          --------------------------------------
                                          December 31, December 31, December 31,
                                                  1997         1998         1999
                                          ------------ ------------ ------------
     Redeemable preferred stock--Series
      A                                      125,000      125,000      125,000
     Convertible preferred stock--Series
      B                                      445,263      445,263      445,263
     Convertible preferred stock--Series
      C                                           --    1,418,200    1,418,200
     Convertible preferred stock--Series
      C1                                          --           --      630,756
     Convertible preferred stock--Series
      D                                           --           --    2,140,873
     Convertible preferred stock--Series
      E                                           --           --      811,423
     Preferred stock warrants--Series B           --       73,578       73,578
     Preferred stock warrants--Series D1          --           --      963,370
     Common stock held in escrow                  --           --      284,401
     Common stock warrants                   396,301      773,527      907,739
     Common stock options                     20,538       90,613      468,773
     Unearned common stock issued to NBC
      Sports                                      --           --      758,579

13. Segment Information

Total Sports is engaged primarily in digital and print publishing and e-com-merce. Significantly all of Total Sports' revenues are to customers located within the United States and significantly all long-lived assets are in the United States.

                         ------------------------------------------------------------------
                         Period February 20, 1997 through
                                December 31, 1997           Year ended December 31, 1998
                         -------------------------------- ---------------------------------
                            Digital      Print E-Commerce    Digital       Print E-Commerce
                         ---------  ---------  ---------- ----------  ---------- ----------
Revenues                 $ 738,019  $ 257,344  $  13,586  $2,082,979  $1,314,692 $ 435,172
Depreciation and
 amortization expense      219,359     35,284        799     673,972      66,225    20,298
Equity in earnings
 (losses) of affiliates         --         --         --     (24,076)         --        --
Interest Income              3,814      1,305         --       8,158      10,174        --
Interest Expense            74,750     25,586         --     228,307     279,041        --
Net Loss                 1,965,358  1,522,417    211,805   5,708,379   4,697,630   757,664
Assets                   1,609,226    977,418     51,571   3,628,279   1,989,423    79,788
Capital expenditures       267,677     59,938     29,756     685,431      42,884    12,509


                                           --------------------------------
                                             Year ended December 31, 1999
                                           --------------------------------
                                              Digital      Print E-Commerce
                                           ---------- ---------- ----------
Revenues                                   $5,396,906 $1,831,208 $1,355,569
Depreciation and amortization expense       2,282,715  1,700,427    126,910
Equity in earnings (losses) of affiliates     100,193
Interest Income                                79,076      8,642
Interest Expense                              521,323     56,972
Net Loss                                   14,157,214  5,004,531  1,774,753
Assets                                     25,932,601  2,833,985     27,470
Capital expenditures                        2,725,156    178,376

Barter revenues from one customer of Total Sports' digital publishing segment represents approximately $336,800 or 12% of 1998 consolidated revenues.

Geographic information for sales by countries is determined by the location of the customer. Total Sports had sales to the following countries during 1997, 1998 and 1999:

                             1997       1998       1999
                       ---------- ---------- ----------
      United States    $  990,251 $3,437,220 $8,303,466
      Canada                         395,623    230,717
      Other countries      18,698                49,500
                       ---------- ---------- ----------
                       $1,008,949 $3,832,843 $8,583,683
                       ========== ========== ==========

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

14. Employee Benefit Plan

Total Sports has a 401(k) plan for all eligible employees. Total Sports pro-vides a 50% matching contribution of up to 6% of employee contributions. Em-ployer contributions vest over a four-year period as follows: -0-% at the end of year one, 33% at year two, 67% at year three, and 100% at year four. Total Sports' contribution amounted to approximately $42,000 in 1997, $85,000 in 1998 and $106,000 in 1999.

15. Health Insurance Plan

During 1997, Total Sports began providing medical and health insurance to its full-time employees under a partial self-insurance plan administered by an outside insurer. Under the provisions of the plan, Total Sports is responsible for claims filed by eligible employees up to $10,000 per employee per term year, with a lifetime liability of $2,000,000 per employee. During the period February 20, 1997 to December 31, 1997, Total Sports incurred expenses related to the plan of approximately $88,000. During the years ended December 31, 1998 and 1999, Total Sports incurred expenses related to the plan of approximately $193,000 and $237,000 respectively. A liability of approximately $28,000 and $30,000 was recorded for the amount of claims incurred but not paid prior to December 31, 1998 and 1999, respectively.

16. Commitments and Contingencies

Total Sports is involved in legal actions arising in the normal course of business. In the opinion of management, based on a review of these legal pro-ceedings, the ultimate outcome of these actions will not have a material ef-fect on the consolidated financial statements.

Total Sports has entered into employment agreements with several key employ-ees. The agreements generally provide annual base salary and termination pro-visions. The minimum commitments under the agreements are set forth in the following table:

      2000                 $  312,500
      2001                    220,000
      2002                    155,834
                           ---------
        Total commitments  $  688,334
                           =========

17. Related Party Transactions

KOZ inc., Total College Communications, Golf.Com, Host Communications (joint venture partner until June 1998 and a stockholder until May 1999), Winstar New Media (preferred stockholder), Bull Run Corporation Media (preferred stock-holder), Carolina Financial Services LLC (warrant holder and common owner-
ship), and the Josephus Group (common ownership) are considered related par-ties of Total Sports.

Total Sports entered into a radio show and advertising agreement with an af-filiate of Winstar New Media as part of the Series C 1998 financing. The agreement was for six months ending February 1999, and required the Winstar affiliate to produce a Total Sports-branded radio show dedicated to a variety of college and professional sports topics in exchange for $125,000. In addi-tion, Total Sports committed to purchase $375,000 of advertising over a six-month period on the Winstar affiliate's radio programs. The advertising was valued at the market rate for similar advertising in effect at the time the promotions were delivered. In 1999, with the mutual consent of both parties, the agreement was allowed to expire with the advertising commitment partially unfulfilled. Total Sports incurred approximately $344,000 in expenses for the radio show sponsorship and advertising during 1998 and $28,000 in 1999. In-cluded in accrued expenses--related party at December 31, 1998 and 1999, was $188,819 and $0, respectively, due to the Winstar affiliate.


Total Sports has exclusive rights, through Host Communications, to provide TotalCasts of NCAA championship events and receive sponsorship revenues from corporate sponsors of the NCAA. Host Communications serves as an agent to To-tal Sports under these agreements, in which Total Sports recognized sponsor-ship revenues of approximately $818,000 in 1998 and $1,235,000 in 1999. In connection with these agreements, Total Sports paid commissions to Host Commu-nications of

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Continued)

approximately $164,000 in 1998 and $296,000 in 1999. In addition, Total Sports paid approximately $264,000 to Host Communications in 1999 for consulting serv-ices related to Web site development. At December 31, 1998 and 1999, Total Sports had approximately $66,000 and $96,000 recorded in accrued expenses--re-lated party due to Host Communications.

In connection with its management and sales agreements with Golf.Com, Total Sports has exclusive rights to operate the Golf.Com online store. Total Sports also has rights to sell advertising on the Golf.Com Web site, for which it pays an annual license fee of $25,000 to Golf.Com. Total Sports recognized $1,074,000 in 1999 from sales of sponsorships on the Golf.Com Web site. In con-nection with these sponsorship sales, Total Sports paid commissions of approxi-mately $897,000 to Golf.Com in 1999. Total Sports recognized $240,000 in 1998 and $478,000 in 1999 from e-commerce sales from the Golf.Com Web site. In con-nection with these e-commerce sales, Total Sports paid commissions of approxi-mately $34,000 in 1998 and $2,000 in 1999 to Golf.Com. At December 31, 1999, Total Sports had approximately $174,000 in accounts receivable from employees and affiliates due from Golf.com.

Total Sports incurred fees related to the different financing rounds from Caro-lina Financial Services LLC totaling approximately $62,500 for the period ended December 31, 1997, $249,000 for the year ended December 31, 1998 and $1,254,000 for the year ended December 31, 1999.

During 1998, Total Sports recognized $25,000 in sponsorship revenue from Rawlings, a company owned by the Bull Run Corporation Media.

Total Sports leased office space from the Josephus Group during 1997, 1998 and 1999. Total Sports incurred rent expense to the Josephus Group of approximately $107,000 during the period February 20, 1997 through December 31, 1997, $75,000 during the year ended December 31, 1998 and $108,000 during the year ended De-cember 31, 1999.

During 1997, Total Sports accrued a liability of $75,000 for compensation to its Chairman and Chief Executive Officer related to services performed prior to February 20, 1997. For the period from February 20, 1997 to December 31, 1997 and the year ended December 31, 1998, the Chairman and Chief Executive Officer did not receive any compensation. During the year ended December 31, 1999, the Chairman and Chief Executive Officer received the $75,000 previously accrued.

During 1998, the Chairman and Chief Executive Officer received 37,100 shares of common stock valued at $1.15 per share for his personal guarantee of Total Sports' line of credit. In connection with the refinancing of the line of credit on January 15, 1999 as discussed in Note 5, Total Sports' Board of Di-rectors issued 18,550 shares of common stock valued at $1.55 per share to its Chairman and Chief Executive Officer for his personal guarantee of the line of credit.

On August 6, 1998, Total Sports entered into a consulting agreement with a To-tal Sports director, whereby Total Sports issued 14,073 shares of common stock valued at $1.25 per share to the director for consulting services previously provided and to be provided. Either party has the right to terminate the agree-ment at any time with at least thirty days prior written notice. Total costs of this agreement charged to operations were $17,591. In addition, Total Sports has an agreement with the director in which it receives a percentage of rental income received by the director for certain business meetings. Total Sports re-ceived payments of approximately $31,000 in 1999, which have been included in other non-operating income.

On August 8, 1999, Total entered into a 10-year lease for office space with First Raleigh Telex, LLC. Frank Daniels, Jr., a Total Sports director and stockholder, is the beneficial owner of First Raleigh Telex, LLC. The lease terms call for monthly rent of approximately $25,000 until November 1, 1999 and monthly rent of $29,733 thereafter. Total recognized approximately $231,000 in rent expense to First Raleigh Telex, LLC during 1999.

As discussed in Note 5, Total Sports entered into a three-year promissory note with First Raleigh Telex in the amount of $114,921 during 1999. During 1999, Total made payments totaling approximately $29,000 on the note and recognized interest expense of approximately $7,000.

As discussed in Note 5, Total Sports assumed a $20,000 note payable during the Long Distance Technologies acquisition. The note was payable to the president of Long Distance Technologies, who became a stockholder of Total Sports upon consummation of the acquisition. The note was due December 31, 1999 and was paid in January 2000.

In September 1999 and November 1999, Total Sports issued 10% convertible prom-issory notes in the aggregate principal amount of $2,500,000 and warrants exer-cisable for an aggregate of 15,067 shares of common stock at an exercise price of

                               Total Sports Inc.
            Notes to Consolidated Financial Statements--(Concluded)

$16.59 per share. Winstar Interactive Ventures, Piedmont Venture Partners, and Nuray Tellwide Properties Limited, all Total Sports shareholders, participated in $2,000,000 of the $2,500,000 and received warrants for 12,053 shares of com-mon stock.

During October and November 1999, Total Sports received non-interest bearing advances from Golf.Com totaling $425,000. These advances were used to pay amounts owed by Total Sports to its vendors in connection with the Golf.Com management agreement (see Note 2). The advances were repaid to Golf.Com in De-cember 1999.


18. Subsequent Events

In January 2000, Total Sports entered into an operating lease agreement for ad-ditional office space. In connection with the lease agreement, Total Sports also entered into a letter of credit agreement for the benefit of the lessor in the amount of approximately $433,000. The letter of credit expires on August 1, 2003.

                         Independent Auditors' Report

To the Board of Directors and Stockholders of Total Sports Inc.
Raleigh, North Carolina

We have audited the accompanying statement of net assets acquired from KOZ inc. as of March 31, 1997, and the related statements of operations and cash flows from the sports content business acquired from KOZ inc. for the eleven months ended March 31, 1997. These financial statements are the responsibility of Total Sports Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audit provides a reasonable basis for our opin-ion.

In our opinion, such financial statements present fairly, in all material re-spects, the net assets acquired from KOZ inc. as of March 31, 1997, and the results of operations and cash flows from operations of the sports content business acquired from KOZ inc. for the eleven months then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Raleigh, North Carolina
August 2, 1999

                               Total Sports Inc.
                 Statement of Net Assets Acquired from KOZ inc.

                                         ---------
                                              As of
                                          March 31,
                                               1997
                                         ---------
ASSETS ACQUIRED AND LIABILITIES ASSUMED
Current assets acquired:
  Note receivable (Note 3)               $  100,000
  Other assets                               20,546
                                         ---------
    Total current assets acquired           120,546
Property and equipment, net (Note 4)        557,172
                                         ---------
    Total assets acquired                   677,718
                                         ---------
Current liabilities assumed:
  Accounts payable and accrued expenses     175,000
  Advances from stockholders (Note 5)       375,000
                                         ---------
    Total current liabilities assumed       550,000
                                         ---------
Net assets acquired                      $  127,718
                                         =========




                       See notes to financial statements.

                               Total Sports Inc.
                            Statement of Operations
                        from the Sports Content Business
                             Acquired from KOZ inc.

                                              -------------
                                              Eleven Months
                                                      Ended
                                                  March 31,
                                                       1997
                                              -------------
Revenues from operations acquired              $    32,477

Operating expenses from operations acquired:
  Salaries and employee benefits                  1,145,477
  General and administrative                        695,738
  Marketing and sales                                25,738
  Depreciation                                      112,586
                                                -----------
    Total operating expenses                      1,979,539
                                                -----------
Operating loss from operations acquired         $(1,947,062)
                                                ===========





                       See notes to financial statements.

                               Total Sports Inc.
                            Statement of Cash Flows
                 from Operations of the Sports Content Business
                             Acquired from KOZ inc.

                                         -------------
                                         Eleven Months
                                                 Ended
                                             March 31,
                                                  1997
                                         -------------
Operating activities:
 Operating loss from operations acquired   $(1,947,062)
 Adjustments:
  Depreciation                                 112,586
 Changes in assets and liabilities:
  Other assets                                 (20,546)
  Accounts payable and accrued expenses        175,000
                                           -----------
   Net cash used in operating activities   $(1,680,022)
                                           ===========





                       See notes to financial statements.

                               Total Sports Inc.
                        Notes to Statement of Net Assets
                  Acquired from KOZ inc. as of March 31, 1997
                  and Statements of Operations and Cash Flows
                        from the Sports Content Business
                             Acquired from KOZ inc.
                       Eleven Months Ended March 31, 1997

1. Background and Basis of Presentation

Total Sports Inc. (formerly Total Ltd.) was formed on February 20, 1997. On March 31, 1997, Total Sports purchased certain assets and assumed certain lia-bilities of the sports and entertainment content business of KOZ inc., a re-lated company, for an aggregate purchase price of $1,414,240. The assets and internally developed technology acquired from KOZ formed the nucleus of Total Sports' ongoing business. As a result, KOZ's sports content business is consid-ered the predecessor entity of Total Sports.

KOZ commenced operations in January 1996, but did not enter the sports enter-tainment business until May 1996. Accordingly, the accompanying statements of operations and cash flows from operations of the sports content business ac-quired from KOZ have been presented for the eleven-month period ended March 31, 1997.

2. Summary of Significant Accounting Policies

Property and Equipment
Property and equipment is carried at historical cost and is being depreciated using the straight-line method based on estimated useful lives of three to seven years.

Fair Value of Financial Instruments
The carrying value of the accounts payable and accrued expenses purchased from KOZ approximates fair value due to the short-term nature of tax liabilities. The carrying value of the note receivable approximates fair value because the interest rate is adjusted monthly to equal the current prime rate.

Revenue Recognition
Revenue from consulting services is recognized as the services are preferred, provided that no significant obligations remain.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ac-tual results could differ from those estimates.

3. Note Receivable

Note receivable consists of a $100,000 advance by KOZ to Sports Extra, Inc., receivable in 21 monthly principal installments of $4,762 commencing on July 1, 1997, with final payment of all remaining outstanding principal and unpaid in-terest due on March 31, 1999. The note bore interest at the prime rate (8.5% at March 31, 1997), adjusted monthly. In connection with Total Sports' subsequent acquisition of Sports Extra, the $100,000 note receivable was forgiven as par-tial consideration of the purchase price of Sports Extra.

                               Total Sports Inc.
                        Notes to Statement of Net Assets
                  Acquired from KOZ inc. as of March 31, 1997
                  and Statements of Operations and Cash Flows
                            from the Sports Content
                        Business Acquired from KOZ inc.
                Eleven Months Ended March 31, 1997--(Concluded)

4. Property and Equipment

Property and equipment acquired from KOZ on March 31, 1997 was as follows:

     Furniture and fixtures         $  17,150
     Computer equipment               652,608
                                    ---------
                                      669,758
     Less accumulated depreciation   (112,586)
                                    ---------
     Property and equipment, net    $ 557,172
                                    =========

5. Advances from Stockholders

These advances are from two stockholders which are due on demand and are nonin-terest-bearing.

                          Independent Auditors' Report

To the Board of Directors and Shareholders of Long Distance Technologies, Inc.
Charlotte, North Carolina

We have audited the accompanying balance sheets of Long Distance Technologies, Inc. as of December 31, 1997 and 1998, and the related statements of opera-tions, shareholders' equity (deficiency) and cash flows for the years then end-ed. These financial statements are the responsibility of Long Distance Technol-ogies' management. Our responsibility is to express an opinion on these finan-cial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, such financial statements present fairly, in all material re-spects, the financial position of Long Distance Technologies, Inc. as of Decem-ber 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting princi-ples.

Deloitte & Touche LLP

Raleigh, North Carolina
September 8, 1999

                        Long Distance Technologies, Inc.
                                 Balance Sheets

                   (Unaudited as to June 4, 1999 information)

                                        ---------------------------------------
                                        December 31,  December 31,      June 4,
                                                1997          1998         1999
                                        ------------  ------------  -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents              $    20,806    $  154,769   $   37,764
  Accounts receivable                         19,668         1,702       11,218
  Inventory                                   23,100        18,982       18,982
  Prepaid expenses and other current
   assets (Note 3)                                          53,354       60,411
                                         ----------     ----------   ----------
    Total current assets                      63,574       228,807      128,375
                                         ----------     ----------   ----------
Property and equipment, net (Note 4)          81,899       117,950      110,896
Other assets                                   7,345
                                         ----------     ----------   ----------
    Total assets                         $   152,818    $  346,757   $  239,271
                                         ==========     ==========   ==========

LIABILITIES AND SHAREHOLDERS'
DEFICIENCY

Current liabilities:
  Accounts payable                       $   145,756    $   90,779   $  258,232
  Accrued expenses                            15,638         9,676        2,818
  Deferred revenues                                         69,497       44,969
  Current maturities of note payable-
   related party (Note 5)                                   20,000       20,000
                                         ----------     ----------   ----------
    Total current liabilities                161,394       189,952      326,019
                                         ----------     ----------   ----------
Note payable-related party (Note 5)           20,000
Series a redeemable preferred stock
 (Notes 5 and 12) 800,000 shares
 authorized, issued and outstanding at
 December 31, 1998 ($1,200,000
 aggregate liquidation value at
 December 31, 1998)                                        932,113

Commitments (Notes 8 and 11)

Shareholders' Deficiency (Notes 6, 9
 and 12):
  Series B convertible preferred stock,
   $0.01 par value; 3,000,000 shares
   authorized; 1,630,282 issued and
   outstanding at December 31, 1998;
   ($249,433 aggregate liquidation
   value at December 31, 1998)                              16,303
  Common stock, $0.01 par value;
   15,000,000 shares authorized;
   2,275,000 and 2,837,916 issued and
   outstanding at December 31, 1997 and
   1998; 9,071,993 issued and
   outstanding at June 4, 1999                22,750        28,379       90,720
  Additional paid-in capital               1,417,150     1,793,262    2,779,222
  Deficit                                 (1,468,476)   (2,613,252)  (2,956,690)
                                         ----------     ----------   ----------
    Total shareholders' deficiency           (28,576)     (775,308)     (86,748)
                                         ----------     ----------   ----------
    Total liabilities and shareholders'
     deficiency                          $   152,818    $  346,757   $  239,271
                                         ==========     ==========   ==========


                       See notes to financial statements.

                        Long Distance Technologies, Inc.
                            Statements of Operations

          (Unaudited as to May 31, 1998 and June 4, 1999 information)

                         ----------------------------------------------------
                                                     Five-Month Period Ended
                           Year Ended    Year Ended  ------------------------
                         December 31,  December 31,     May  31,     June  4,
                                 1997          1998         1998         1999
                         ------------  ------------  -----------  -----------
                                                     (Unaudited)  (Unaudited)
Revenues                  $    43,175   $   113,561  $    27,322  $    47,216
Cost of revenues (Note
 10)                          445,443       395,430      137,056      173,502
                           -----------   -----------  ----------   ----------
Gross loss                   (402,268)     (281,869)    (109,734)    (126,286)
Operating expenses
 (Notes 8 and 10)             878,383       863,095      265,227      218,274
                           -----------   -----------  ----------   ----------
Operating loss             (1,280,651)   (1,144,964)    (374,961)    (344,560)
Other income (expense):
  Interest income               7,741        16,097        9,588        1,122
  Interest expense             (2,017)      (14,395)     (13,448)
  Gain (loss) on
   disposal of property
   and equipment                1,418        (1,514)      (1,514)
                           -----------   -----------  ----------   ----------
    Other income
     (expense), net             7,142           188       (5,374)       1,122
                           -----------   -----------  ----------   ----------
Net loss                  $(1,273,509)  $(1,144,776) $  (380,335) $  (343,438)
                           ===========   ===========  ==========   ==========





                       See notes to financial statements.

                        Long Distance Technologies, Inc.
                Statements of Shareholders' Equity (Deficiency)

                   (Unaudited as to June 4, 1999 information)

                          --------------------------------------------------------------------------------------
                          Series B Convertible                                                             Total
                             Preferred Stock          Common Stock        Additional               Shareholders'
                          ---------------------   ---------------------      Paid-in                      Equity
                              Shares      Amount      Shares      Amount     Capital      Deficit   (Deficiency)
                          ----------  ---------   ---------   ---------   ----------  -----------  -------------
Balance at January 1,
 1997                                 $            2,000,000  $   20,000  $  925,200  $  (150,267)    $  794,933
Issuance of common stock                             105,000       1,050     193,950                     195,000
Issuance of common stock
 to an officer                                       140,000       1,400     208,600                     210,000
Issuance of common stock
 to a director                                        60,000         600      89,400                      90,000
Purchase and retirement
 of common stock                                     (30,000)       (300)                 (44,700)       (45,000)
Net loss                                                                               (1,273,509)    (1,273,509)
                          ----------  ---------   ---------   ---------   ----------  -----------     ----------
Balance at December 31,
 1997                                              2,275,000      22,750   1,417,150   (1,468,476)       (28,576)
Issuance of warrants in
 connection with note
 payable and Series A
 Redeemable Preferred
 Stock                                                                       260,050                     260,050
Issuance of Series B
 Convertible Preferred
 Stock and common stock
 pursuant to anti-
 dilution provisions of
 Series A Redeemable
 Preferred Stock, net of
 offering costs of
 $55,181                   1,630,282      16,303     562,916       5,629     172,887                     194,819
Accretion of discount on
 Series A Redeemable
 Preferred Stock                                                             (56,825)                    (56,825)
Net loss                                                                               (1,144,776)    (1,144,776)
                          ----------  ---------   ---------   ---------   ----------  -----------   ----------
Balance at December 31,
 1998                      1,630,282      16,303   2,837,916      28,379   1,793,262   (2,613,252)      (775,308)
Activity January 1, 1999
 through June 4, 1999
 (unaudited):
Accretion of discount on
 Series A Redeemable
 Preferred Stock                                                             (27,060)                    (27,060)
Issuance of Series B
 Convertible Preferred
 Stock and warrants and
 common stock pursuant
 to anti-dilution
 provisions of Series A
 Redeemable Preferred
 Stock and Series B
 Convertible Preferred
 Stock, net of offering
 costs of $17,326            652,113       6,521   1,430,615      14,306      61,847                      82,674
Conversion of Series A
 Redeemable Preferred
 Stock to common stock                               800,000       8,000     951,173                     959,173
Conversion of Series B
 Convertible Preferred
 Stock to common stock    (2,282,395)    (22,824)  2,282,395      22,824
Exercise of warrants                               1,721,067      17,211                                  17,211
Net loss                                                                                 (343,438)      (343,438)
                          ----------  ---------   ---------   ---------   ----------  -----------   ----------
Balance at June 4, 1999
 (unaudited)                     --   $      --    9,071,993  $   90,720  $2,779,222  $(2,956,690)    $  (86,748)
                          ==========  =========   =========   =========   ==========  ===========   ==========

                       See notes to financial statements.

                        Long Distance Technologies, Inc.
                            Statements of Cash Flows

          (Unaudited as to May 31, 1998 and June 4, 1999 information)

                            ---------------------------------------------------
                                                        Five-Month Period Ended
                              Year Ended    Year Ended  -----------------------
                            December 31,  December 31,      May 31,     June 4,
                                    1997          1998         1998        1999
                            ------------  ------------  ----------- -----------
                                                        (Unaudited) (Unaudited)
Operating activities:
 Net loss                   $(1,273,509)  $(1,144,776)  $ (380,335) $ (343,438)
 Adjustments to reconcile
  net loss to net cash
  used in operating
  activities:
  Depreciation and
   amortization                  10,498        24,974       14,120       9,500
  (Gain) loss on disposal
   of property and
   equipment                     (1,418)        1,514        1,514
  Interest expense related
   to warrants issued with
   note payable                                10,500       10,500
  Expense resulting from
   common stock issued
   below fair value             298,000
  Changes in operating
   assets and liabilities:
   Accounts receivable          108,648        17,966                   (9,516)
   Inventory                    (23,101)        4,118        2,784
   Prepaid expenses and
    other current assets                      (53,354)     (90,509)     (7,057)
   Other assets                  (7,345)        7,345
   Accounts payable             110,139       (54,977)     (93,272)    167,452
   Accrued expenses              14,239        (5,962)      (5,625)     (6,857)
   Deferred revenues                           69,497       65,672     (24,528)
                            -----------   -----------   ---------   ---------
    Net cash used in
     operating activities      (763,849)   (1,123,155)    (475,151)   (214,444)
                            -----------   -----------   ---------   ---------
Investing activities:
 Purchases of property and
  equipment                     (98,317)      (62,539)     (57,311)     (6,260)
 Proceeds from disposal of
  property and equipment         14,741                                  3,814
                            -----------   -----------   ---------   ---------
    Net cash used in
     investing activities       (83,576)      (62,539)     (57,311)     (2,446)
                            -----------   -----------   ---------   ---------
Financing activities:
 Proceeds from issuance of
  note payable with
  warrants                                    220,000      220,000
 Principal repayments on
  note payable                               (220,000)    (220,000)
 Proceeds from issuance of
  Series A Redeemable
  Preferred Stock, net                        875,288      875,288
 Proceeds from issuance of
  warrants in connection
  with Series A Redeemable
  Preferred Stock                             249,550      249,550
 Proceeds from issuance of
  Series B Convertible
  Preferred Stock and
  warrants and common
  stock, net                                  194,819                   82,674
 Proceeds from warrants
  exercised                                                             17,211
 Proceeds from issuance of
  common stock                  197,000
 Payment for purchase and
  retirement of common
  stock                         (45,000)
                            -----------   -----------   ---------   ---------
  Net cash provided by
   financing activities         152,000     1,319,657    1,124,838      99,885
                            -----------   -----------   ---------   ---------
  Net increase (decrease)
   in cash and cash
   equivalents                 (695,425)      133,963      592,376    (117,005)
Cash and cash equivalents,
 beginning of period            716,231        20,806       20,806     154,769
                            -----------   -----------   ---------   ---------
Cash and cash equivalents,
 end of period              $    20,806   $   154,769   $  613,182  $   37,764
                            ===========   ===========   =========   =========
Supplemental disclosures of cash flow information:
Cash paid during the
 period for interest         $     2,017   $     3,895   $    2,948  $      --
                             ===========   ===========   =========   =========

Supplemental disclosures of non-cash financing activities:

Year ended December 31, 1998:
During 1998, accretion of discount related to Series A Redeemable Preferred Stock was $56,825.

Period from January 1, 1999 to June 4, 1999:
During the period ended June 4, 1999, accretion related to Series A Redeemable Preferred Stock was $27,060.

As also discussed in Note 12, on June 4, 1999, all issued and outstanding Se-ries A Redeemable Preferred Stock was converted into 800,000 shares of its com-mon stock, with an aggregate par value of $8,000. The carrying value of the Se-ries A Redeemable Preferred Stock at the date of conversion was $959,173. The remaining $951,173 was credited to additional paid-in capital.

As also discussed in Note 12, on June 4, 1999, all issued and outstanding Se-ries B Convertible Preferred Stock was converted into 2,282,395 shares of its common stock, with an aggregate par value of $22,824. The carrying value of the Series B Convertible Preferred Stock at the date of conversion was $22,824.

                       See notes to financial statements.

                        Long Distance Technologies, Inc.
                         Notes to Financial Statements

          (Unaudited as to May 31, 1998 and June 4, 1999 information)

1. Nature of Operations and Basis of Presentation

Long Distance Technologies, Inc. ("Long Distance") was incorporated on June 3, 1994. Long Distance is a privately held, North Carolina corporation located in Charlotte, North Carolina and provides an interactive entertainment product which delivers real-time driver/team audio from the racetrack during National Association for Stock Car Auto Racing ("NASCAR") Winston Cup racing events via the internet and telephone.

Long Distance primarily transacts its business within one business segment, NASCAR Winston Cup racing. Events that have an adverse effect on NASCAR could have an adverse effect on Long Distance's financial position and operating re-sults.

Previous to 1997, Long Distance earned commissions from long distance carriers under resale agreements on the resale of long distance services to business us-ers. Though no longer a reseller of long distance services, Long Distance con-tinues to receive commissions, or long distance residuals, from certain carri-ers based on customer usage. Revenues from long distance residuals totaled ap-proximately 73.6% and 26.6% of total revenues for the years ended December 31, 1997 and 1998, respectively.

On June 4, 1999, Long Distance was merged with and into Motortrax Acquisition Corporation, Inc., a wholly-owned subsidiary of Total Sports Inc. Immediately preceding the merger, all issued and outstanding shares of Series A Redeemable and Series B Convertible preferred stock and all issued and outstanding war-rants were converted or exercised, respectively, into Long Distance's common stock.

Unaudited Financial Statements--The condensed financial statements as of and for the five months ended May 31, 1998 and as of and for the period from Janu-ary 1, 1999 to June 4, 1999 are unaudited. In the opinion of management, the unaudited balance sheet at June 4, 1999, and the unaudited statements of opera-tions, shareholders' equity (deficiency) and cash flows for the five months ended May 31, 1998 and the period from January 1, 1999 to June 4, 1999, include all adjustments, which include only normal recurring adjustments, necessary to present the financial position and results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles.

The results of operations for the period from January 1, 1999 through June 4, 1999 are not necessarily indicative of results to be expected for the full fis-cal year or any other period.

2. Significant Accounting Policies

Cash and Cash Equivalents
Long Distance considers all highly liquid temporary cash investments with an original maturity of ninety days or less to be cash equivalents.

Concentration of Credit Risk
Long Distance relies on a single vendor for maintaining an Internet web site through which subscribers purchase and access the audio product. This vendor also collects all subscription proceeds and remits these monies, less its fees periodically, based on the frequency of NASCAR races.

Inventory
Long Distance's inventory at December 31, 1997 and 1998 consists primarily of prepaid calling card supplies. Inventory is priced at the lower of cost or mar-ket with cost being determined on a first-in, first-out method.

Advances on Driver Royalties
Long Distance has executed participation agreements with certain NASCAR driv-ers. The agreements provide Long Distance with the right to receive and retransmit the driver/team's two-way radio conversations. Royalties are earned pursuant to a royalty pool arrangement based upon a percentage of gross pro-ceeds as defined in the drivers' license agreement.

                        Long Distance Technologies, Inc.
                   Notes to Financial Statements--(Continued)


Advances on minimum royalties, which are nonrefundable, are initially reflected as prepaid expenses. Expense is recognized on a per race aggregate basis based on the greater of amounts earned pursuant to the royalty pool arrangement or on a straight-line basis over a 32-race NASCAR season.

Property and Equipment
Property and equipment is carried at historical cost and is being depreciated and amortized using the straight-line method over the estimated useful lives of the related assets, which is generally five years.

Maintenance and repairs are charged to expense when incurred; improvements are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the account and any gain or loss is recognized.

Income Taxes
The tax effect of losses for the years ended December 31, 1997 and 1998 are re-corded under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences of "temporary" differences by ap-plying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition
Revenue from Internet sales is recognized upon the completion of each NASCAR race.

Long Distance enters into agreements with corporate customers for the sale of promotional prepaid calling cards which provide prepaid telephone access (in increments of minutes) to NASCAR race broadcasts for any race in a pre-defined period of time (e.g., a racing season). Revenue and related expenses from the sales of these promotional prepaid calling cards are initially deferred and are recognized on a straight-line basis upon completion of each race within the pre-defined period of time.

Revenue from long distance residuals is recognized as long distance services are used.

Cost of Revenues
Cost of revenues consists primarily of license fees paid to drivers, fees paid for processing, and transmitting two-way radio transmissions to the Internet web site related to Long Distance's interactive entertainment product.

Advertising
Long Distance expenses advertising costs as incurred. Advertising expense was approximately $100,000 and $151,000 for 1997 and 1998, respectively.

Research and Development Costs
Research and development costs are expensed as incurred. Such costs were ap-proximately $35,600 and $76,200, for 1997 and 1998, respectively.

Stock Compensation
Long Distance's stock option plan is accounted for in accordance with Account-ing Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. Long Distance follows the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensa-tion.

Warrants
Stock purchase warrants issued in connection with debt instruments are recorded at their estimated fair value and credited to additional paid-in capital. Any resulting debt discount is amortized to interest expense over the term of the related debt.

Stock purchase warrants issued in connection with equity issuances are recorded at their estimated fair value and credited to additional paid-in capital.

                        Long Distance Technologies, Inc.
                   Notes to Financial Statements--(Continued)


Fair Value of Financial Instruments
Long Distance's financial instruments consist of cash and cash equivalents, trade receivables, trade payables and a note payable from a related party. The carrying value of the note payable approximates fair value because the interest rate is not significantly different from the current market rate. The carrying values of the remaining instruments approximate fair value because of the short-term nature of these assets and liabilities.

Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ac-tual amounts could differ from these estimates.

Recent Accounting Pronouncements
In June 1998, the Financial Accounting Standards Board issued Statement of Fi-nancial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting stan-dards for derivative instruments, including certain derivative instruments em-bedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as ei-ther assets or liabilities in the statement of financial position and measure those instruments at fair value. Long Distance will be required to adopt the new reporting guidelines for the fiscal year beginning January 1, 2001. Long Distance has not fully analyzed the provisions of this statement or its effects on its financial statements.

Reclassifications
Certain 1997 balances have been reclassified to conform with 1998 presentation.

3. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets are comprised of the following:

                                       -----------------------
                                       December 31,    June 4,
                                               1998       1999
                                       ------------ ---------
     Prepaid Promotional Card expense   $  41,812   $  27,054
     Prepaid Driver's Royalties               --       29,063
     Security Deposits                      4,494       4,294
     Other prepaid expenses                 7,048         --
                                        ---------   ---------
                                        $  53,354   $  60,411
                                        =========   =========

4. Property and Equipment

Property and equipment at December 31, 1997 and 1998 are summarized as follows:

                                                     ---------------------
                                                           1997        1998
                                                     ---------   ---------
     Fixtures and furniture                          $  17,362   $  16,736
     Computer equipment and software                    77,186     138,458
                                                     ---------   ---------
       Total                                            94,548     155,194
     Less accumulated depreciation and amortization    (12,649)    (37,244)
                                                     ---------   ---------
       Property and equipment, net                   $  81,899   $ 117,950
                                                     =========   =========

                        Long Distance Technologies, Inc.
                   Notes to Financial Statements--(Continued)


5. Notes Payable

At December 31, 1998 and 1997, the note payable to a related party totaled $20,000 and was payable to an officer of Long Distance. The note has an inter-est rate of 16 percent and is due with accrued interest on December 31, 1999.

In January 1998, Long Distance issued a promissory note in the amount of $220,000 with detachable warrants to purchase 30,000 shares of Long Distance's common stock. The note carried an interest rate of 12 percent. The effective interest rate was 60.261 percent. The note was repaid with proceeds from the Series A Redeemable convertible preferred stock offering executed in February 1998 (see Note 6). The warrants were exercised on June 4, 1999 at a price per share of $0.01 (see Note 12).

6. Preferred Stock

Series A Redeemable Convertible Preferred Stock
In February 1998, Long Distance raised proceeds (net of offering costs of $75,162) of $1,124,838 from the issuance of 800,000 shares of Series A Redeem-able Convertible preferred stock ("Series A Preferred") and warrants to pur-chase 713,000 shares of common stock at $0.01 per share to a venture capital fund (the "Series A Offering"). The warrants were exercisable immediately and would have expired in February 2008. Both the Series A Preferred and the war-rants were subject to anti-dilution protection. The holders of Series A Pre-ferred were entitled to vote the number of preferred shares outstanding on the same basis as holders of Long Distance's common stock.

The holders of Series A Preferred were entitled to receive preferential divi-dends in cash, when, as and if declared by Long Distance. No dividends were de-clared or paid during 1997 or 1998.

The Series A Preferred was automatically converted into Long Distances' common stock on June 4, 1999, on a 1:1 basis (see Note 12). The warrants were exer-cised at a price per share of $.01 on June 4, 1999 (see Note 12).

The carrying value of the Series A Redeemable, which reflected an original dis-count of $324,712 related to the warrants and issuance costs, was increased by periodic accretions so that the carrying value would equal the mandatory re-demption value of $1.50 per share on the earliest mandatory redemption date of February 2003. During 1998, such accretion totaled $56,825.

Series B Convertible Preferred Stock
In December 1998, Long Distance raised proceeds (net of offering costs of $55,181) of $194,819 from the issuance of 1,630,282 shares of Series B Convert-ible preferred stock ("Series B Preferred") to a venture capital fund. The Se-ries B Preferred was subject to anti-dilution protection. The holders of Series B Preferred were entitled to vote the number of preferred shares outstanding on the same basis as the holders of Long Distance's common stock.

The holders of Series B Preferred were entitled to receive preferential divi-dends in cash, when, as and if declared by Long Distance, only after dividends declared relating to Series A Preferred have been paid. No dividends were de-clared or paid during 1997 or 1998.

The issuance of Series B Preferred triggered the anti-dilution provisions of the Series A Offering. Under such provisions, 562,916 shares of common stock and warrants to purchase 501,886 shares of common stock were issued to the holders of the Series A Preferred during 1998. Common stock and additional paid-in capital were increased by $5,629 and $228,068, respectively.

In March 1999, Long Distance raised proceeds of $82,674 (net of offering costs of $17,326) through the issuance of 652,113 shares of Series B Convertible pre-ferred stock and 256,087 shares of common stock to a venture capital fund.

The issuance of Series B Preferred in March 1999 triggered the anti-dilution provisions of the Series A Offering and the initial Series B Offering. Under such provisions, 534,312 shares of common stock and warrants to purchase 476,181 shares of common stock were issued to the holders of the Series A Pre-ferred and 640,216 shares of common stock were issued to the holders of the Se-ries B Preferred during 1999.

                        Long Distance Technologies, Inc.
                   Notes to Financial Statements--(Continued)


Common stock and additional paid-in capital were increased by $14,306 and $79,173, respectively, related to the anti-dilution provisions.

The Series B Preferred was automatically converted into Long Distances' common stock on June 4, 1999 on a 1:1 basis (see Note 12).

7. Income Taxes

The components of Long Distance's net deferred tax asset as of December 31, 1997 and 1998, and June 4, 1999, were as follows:

                                         -----------------------------------
                                               1997        1998         1999
                                         ---------   ---------   -----------
                                                                 (Unaudited)
     Non-current deferred tax assets
      (liabilities):
       Net operating loss carryforwards  $ 429,800   $ 867,900   $ 1,008,100
       Promotional expenses                            (16,200)      (10,500)
       Deferred revenues                                27,000        17,500
       Fixed assets                          7,300       1,200        (2,300)
                                         ---------   ---------   -----------
     Total deferred tax assets             437,100     879,900     1,012,800
     Valuation allowances                 (437,100)   (879,900)   (1,012,800)
                                         ---------   ---------   -----------
     Net deferred tax assets             $     --    $     --    $       --
                                         =========   =========   ===========

Based on management's evaluation of the positive and negative evidence im-pacting the realizability of the deferred tax assets, a full valuation allow-ance has been provided. Management considered Long Distance's history of losses and concluded that as of December 31, 1997 and 1998, the deferred tax assets should be fully reserved.

For the periods ended December 31, 1997 and 1998, reported income taxes dif-fered from income tax benefit that would result from applying the federal stat-utory rate of 34% to pretax loss due to the following:

                                                   ---------------------
                                                         1997        1998
                                                   ---------   ---------
     Federal income tax benefit                    $(433,000)  $(389,200)
     State tax benefit, net of federal income tax
      benefit                                        (61,000)    (54,800)
     Contract marketing expenses                      34,680
     Compensation expense                             80,900         --
     Meals and entertainment                             750         700
     Officers' life insurance                            470         600
     Change in valuation allowance                   377,200     442,700
                                                   ---------   ---------
     Tax benefit                                   $     --    $     --
                                                   =========   =========

At December 31, 1998, Long Distance had federal and state operating loss carryforwards totaling approximately $2.2 million that could be offset against future federal and state taxable income. Such loss carryforwards expire in 2016 (federal) and 2001 (state). Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward might be impaired or limited in certain circumstances. Long Distance will be limited in the amount of net operating losses that may be utilized in any one year due to a cumula-tive change in ownership of more than 50% over a three-year period. At December 31, 1997 and 1998, the effect of such limitations, if imposed, is not expected to be significant.

                        Long Distance Technologies, Inc.
                   Notes to Financial Statements--(Continued)

8. Lease Commitments

During 1997 and 1998, Long Distance leased office space and certain equipment under various operating leases. Rental expense charged to operations for all operating leases totaled approximately $34,000 and $74,000 for the years ended December 31, 1997 and 1998, respectively. As of December 31, 1998, future mini-mum lease commitments on leases that have initial or remaining non-cancelable lease terms of one year or longer were as follows:

     1999                            $  52,830
     2000                               46,286
     2001                               24,642
                                     ---------
       Total minimum lease payments  $ 123,758
                                     =========

9. Stock Options and Warrants

Stock Options
During 1998, Long Distance implemented a stock option plan (the "Plan") pursu-ant to which employees and directors of Long Distance, as well as selected con-sultants, will be granted stock options to acquire up to a maximum of 60,000 shares of Long Distance's common stock. The term of the Plan is until January 20, 2008. Option exercise prices are no less than 85% of the fair market value of the common stock at the date of grant. Vested options may be exercised for a period of up to ten years from the date of grant.

In March 1998, Long Distance granted an option to purchase 10,000 shares of Long Distance's common stock to a driver's agent pursuant to the Plan. The op-tion price is $2.00 per share. The option vests as follows: (i) 5,000 shares were exercisable and vested immediately upon grant; and (ii) 5,000 became exer-cisable on March 15, 1999. No compensation expense was recorded because the fair value of the option was considered to be insignificant at the date of grant.

Common Stock Warrants
During 1998 Long Distance issued warrants to purchase a total of 1,244,886 shares of common stock to holders of the Series A Preferred and to the holder of the promissory note payable (see Notes 5 and 6). All warrants are immedi-ately exercisable at a price per share of $0.01 up to ten years from the date of closing of the respective financings. No warrants were exercised during 1998.

10. Related Party Transactions

In connection with common stock issued to an officer and a director of Long Distance, compensation expense and marketing expense, respectively of $208,600 and $89,400, respectively, was recognized during 1997.

Long Distance paid approximately $58,000 and $103,000 in marketing expenses in 1997 and 1998, respectively, to a firm whose president is a director and share-holder of Long Distance.

Long Distance paid approximately $27,000 and $20,000 in 1997 and 1998, respec-tively, for logistics services provided by a shareholder of Long Distance.

Long Distance paid approximately $48,000 and $46,000 in legal expenses for 1997 and 1998, respectively, to a law firm of a director and shareholder of Long Distance.

Long Distance paid approximately $56,000 in 1997, for commentator expenses to shareholders of Long Distance.

11. Commitments

In May 1998, Long Distance entered into a licensing agreement with NASCAR, which was subsequently amended in March 1999. The license fee for 1998 was $40,000. Under such agreement, as amended, Long Distance has guaranteed a mini-mum of $35,000 and $50,000 in licensing royalties to NASCAR in 1999 and 2000, respectively.

                        Long Distance Technologies, Inc.
                   Notes to Financial Statements--(Concluded)

12. Subsequent Events

On June 4, 1999, Long Distance was merged with and into Motortrax Acquisition Corporation, Inc. The name of the surviving merged corporation was changed to Total Motorsports, Inc. Immediately preceding the merger, all issued and out-standing Series A Redeemable and Series B Convertible preferred stock was con-verted on a 1:1 basis (see Note 6) into common stock. In addition, all issued and outstanding warrants to purchase common stock were exercised at the stated price per share ($0.01). Immediately prior to the merger, warrants to purchase 1,721,067 shares of Long Distance common stock had been granted and outstand-ing. Proceeds from the exercise of warrants amounted to $17,211. As a result of the conversion and exercise, 4,803,462 shares of common stock of Long Distance were issued. The resulting issued and outstanding common stock of Long Dis-tance, representing 9,071,993 shares, was then exchanged for 284,401 shares of Total Sports Inc. common stock in a transaction valued at approximately $3.2 million. The conversion and exercise of all previously issued and outstanding Series A Redeemable and Series B Convertible preferred stock and warrants has been reflected in the accompanying unaudited interim condensed financial state-ments at June 4, 1999.

In August 1999, Total Motorsports, Inc. entered into a sales agreement with a third-party to sell certain prepaid calling cards. The contractual revenues un-der this agreement are approximately $441,000. The committed term of the agree-ment is through June 30, 2000.

                       Unaudited Pro Forma Financial Data

The following unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to the historical financial state-ments of Total Sports Inc. for the periods indicated. The adjustments are de-scribed in the accompanying notes. The unaudited pro forma financial data give effect solely to our June 4, 1999 acquisition of Long Distance Technologies, Inc., which was financed by the issuance of 284,401 shares of our common stock valued at $3,227,951. The acquisition has been accounted for under the purchase method of accounting and is included in our audited balance sheet as of Decem-ber 31, 1999. The unaudited pro forma statement of operations data for the year ended December 31, 1999 give effect to the Long Distance Technologies acquisi-tion as if it occurred on January 1, 1999.

The unaudited pro forma financial data are provided for informational purposes only and do not represent our results of operations or financial position had the Long Distance Technologies acquisition occurred on January 1, 1999, nor are they indicative of our results of operations or financial position as of any future date or period. The unaudited pro forma financial data and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes thereto and the other financial information included elsewhere in this prospectus.

                Unaudited Pro Forma Statement of Operations Data

                       Year Ended December 31, 1999

                      --------------------------------------------------------------------------
                         Historical     Historical
                      -------------  -------------
                                       Five Months
                         Year Ended          Ended
                       December 31,   May 31, 1999
                         1999 Total  Long Distance                 Acquisition             Total
                             Sports   Technologies      Subtotal   Adjustments         Pro Forma
                      -------------  ------------- -------------  ------------     -------------
Revenues:
  Digital publishing  $   5,396,906   $   47,216     $ 5,444,122                     $ 5,444,122
  Print publishing        1,831,208                    1,831,208                       1,831,208
  E-commerce              1,355,569                    1,355,569                       1,355,569
                      -------------   ----------   -------------  ------------     -------------
    Total revenues        8,583,683       47,216       8,630,899            --         8,630,899
                      -------------   ----------   -------------  ------------     -------------
Cost of Revenues:
  Digital publishing      8,605,150      173,502       8,778,652                       8,778,652
  Print publishing        3,334,141                    3,334,141                       3,334,141
  E-commerce              1,191,376                    1,191,376                       1,191,376
                      -------------   ----------   -------------  ------------     -------------
    Total cost of
     revenues            13,130,667      173,502      13,304,169            --        13,304,169
                      -------------   ----------   -------------  ------------     -------------
Gross profit (loss)     (4,546,984)     (126,286)     (4,673,270)                     (4,673,270)
Operating Expenses:
  Product development     4,171,106       20,312       4,191,418                       4,191,418
  Sales and marketing     5,388,561       44,225       5,432,786                       5,432,786
  General and
   administrative         4,951,314      153,737       5,105,051         5,000 (a)     5,110,051
  Amortization            1,519,684                    1,519,684     2,102,000 (b)     3,621,684
                      -------------   ----------   -------------  ------------     -------------
    Total operating
     expenses            16,030,665      218,274      16,248,939     2,107,000        18,355,939
                      -------------   ----------   -------------  ------------     -------------
Operating loss          (20,577,649)    (344,560)    (20,922,209)   (2,107,000)      (23,029,209)
                      -------------   ----------   -------------  ------------     -------------
Other income
 (expense), net            (358,849)       1,122        (357,727)                       (357,727)
                      -------------   ----------   -------------  ------------     -------------
Net loss                (20,936,498)    (343,438)    (21,279,936)   (2,107,000)      (23,386,936)
Dividends on
 preferred stock           (194,005)                    (194,005)                       (194,005)
                      -------------   ----------   -------------  ------------     -------------
Net loss applicable
 to common
 shareholders         $ (21,130,503)  $ (343,438)  $ (21,473,941) $ (2,107,000)    $ (23,580,941)
                      =============   ==========   =============  ============     =============
Loss Per Share (c):
  Basic and diluted   $      (11.88)                                               $      (13.26)
                      =============                                                =============
Weighted-Average
 Number of Shares
 Outstanding (c):
  Basic and diluted       1,778,670                                                    1,778,670
                      =============                                                =============

         See Notes to Unaudited Pro Forma Statement of Operations Data.

           Notes to Unaudited Pro Forma Statement of Operations Data

(a) Reflects additional depreciation expense in connection with the Long Dis-tance Technologies acquisition.

(b) The Long Distance Technologies acquisition has been accounted for using the purchase method of accounting. The purchase price allocation for the Long Distance Technologies acquisition has not been finalized and is based on available information, internal estimates and assumptions we believe are rea-sonable. The purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair val-ues at the time the acquisition was consummated, pending completion of ap-praisals of property and equipment acquired. The excess of the purchase price over the historical basis of the net assets acquired has been allocated to goodwill based on preliminary estimates. The actual allocation of the purchase cost, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein pending the comple-tion of appraisals and other purchase price adjustments. The following table summarize the preliminary purchase price allocation of the Long Distance Tech-nologies acquisition:

   Current assets................................ $  127,001
   Property and equipment........................    110,896
   Goodwill......................................  3,327,478
   Liabilities assumed...........................   (337,424)
                                                  ----------
                                                  $3,227,951
                                                  ==========

Preliminary goodwill of $3,327,000 resulting from the Long Distance Technolo-gies acquisition will be amortized over a period of 19 months, which coincides with the remaining term of Long Distance Technologies' contract for NASCAR broadcasting rights as of June 4, 1999, the date of acquisition.

The 284,401 shares of Total Sports' common stock issued as consideration in the Long Distance Technologies acquisition are being held in escrow until any and all indemnification claims or disputed claims notices have been satisfied. One-third of the shares held in escrow, less a portion to be forfeited to sat-isfy any indemnification claims, are due to be released on June 4, 2000, sub-ject to the occurrence of a significant event. The escrow agreement defines a significant event as the effectiveness of a registration statement for the sale of the shares held in escrow in a underwritten public offering registered under the Securities Act of 1933, or the consummation of a transaction or se-ries of events that result in the escrowed shares becoming publicly traded. If such a significant event occurs before June 4, 2000, then at that date escrowed shares with a value in excess of $4.0 million shall be released from escrow, less any portion subject to a disputed claims notice. Upon the occur-rence of a significant event after June 4, 2000, an additional amount of escrowed shares then in excess of $4.0 million shall be released, less any portion subject to a disputed claims notice. The remainder of the escrowed shares shall be released December 4, 2000, to the extent the escrowed shares are not required to be forfeited in satisfaction of indemnification claims or disputed claims notices.

(c) Basic and diluted weighted-average shares outstanding for the year ended December 31, 1999 exclude 284,401 shares to arrive at pro forma weighted-aver-age shares outstanding because all 284,401 shares of common stock issued in consideration for the Long Distance Technologies acquisition are currently held in escrow and the final number of shares to be issued is contingent upon the satisfaction of any indemnification claims or disputed claims notices.

                             [LOGO OF TOTAL SPORTS]

                                    Part II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the under-writing discount, payable by the registrant in connection with the sale of com-mon stock being registered. All amounts are estimates except the SEC registra-tion fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                     ----------
SEC Registration Fees............................................... $   15,985
NASD Fees...........................................................      6,250
Nasdaq National Market Listing Fees.................................     90,000
Printing and Engraving Expenses.....................................    150,000
Legal Fees and Expenses.............................................    450,000
Accounting Fees and Expenses........................................    650,000
Blue Sky Fees and Expenses..........................................     10,000
Transfer Agent Fees.................................................     20,000
Miscellaneous and Registrant's Costs................................      7,765
                                                                     ----------
  Total............................................................. $1,400,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Total Sports may and, in certain cases, must be indemnified by Total Sports against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reason-able expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including at-torneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Total Sports. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Total Sports, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Total Sports' certificate of incorporation, as amended, provides that no direc-tor of Total Sports shall be liable to Total Sports or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest ex-tent permitted by the DGCL.

Total Sports' certificate of incorporation, as amended, also provides that To-tal Sports shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Total Sports' request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Reference is made to Section 7 of the underwriting agreement to be filed as Ex-hibit 1.1 hereto, pursuant to which the Underwriters have agreed to indemnify officers and directors of Total Sports against certain liabilities under the Securities Act.

Total Sports has entered into Indemnification Agreements with each director of Total Sports with each director of Total Sports, a form of which is filed an Exhibit to this Registration Statement. Pursuant to such agreements, Total Sports will be obligated, to the extent permitted by applicable law, to indem-nify such directors against all expenses, judgments, fines and penalties in-curred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of Total Sports or assumed certain responsibilities at the director of Total Sports. Total Sports also intends to purchase directors and officers liability for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities.

In connection with the formation of Total Ltd., the predecessor of Total Sports, Total Ltd. issued an aggregate of 961,291 shares of its common stock to one accredited and ten nonaccredited individuals for an aggregate consideration of $961.30. These shares were issued by Total Ltd. in reliance on the exemption from registration under Section 4(2) of the Securities Act.

In March 1997, Total Ltd. issued 290,323 shares of its common stock in exchange for the outstanding common stock of Sports Extra, Inc., a Connecticut corpora-tion, pursuant to an agreement of merger and plan of reorganization. These shares of common stock were issued in reliance on the exemption from registra-tion under Section 4(2) of the Securities Act.

In May 1997, Total Ltd. issued stock purchase warrants to two accredited in-vestors, Frank A. Daniels III, and Frank A. Daniels, Jr., exercisable for an aggregate of 16,200 shares of common stock of Total Ltd., at an exercise price of $3.42 per share. These warrants terminate on the earliest to occur of May 15, 2007, an acquisition of the Registrant or the closing of the Registrant's initial public offering. These warrants were issued by Total Ltd. in reliance on the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to an investment agreement dated as of June 2, 1997, two accredited investors, Piedmont Venture Partners Limited Partnership and Mr. Daniels, Jr., purchased, for an aggregate purchase price of $1,250,000, an aggregate of 125,000 shares of Total Ltd.'s Series A preferred stock and warrants exercis-able for 365,218 shares of its common stock, at an exercise price of $0.01 per share. These shares of Series A preferred stock and the warrants were issued by Total Ltd. in reliance on the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

In June 1997, Total Ltd. issued a stock purchase warrant to Carolina Financial Securities, LLC, an accredited investor, exercisable for 6,598 shares of common stock of Total Ltd. at an exercise price of $3.44 per share. This warrant ter-minates on the earliest to occur of June 2, 2002, the acquisition of the Regis-trant, or the closing of the Registrant's initial public offering. This issu-ance was made by Total Ltd. in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to a Series B investment agreement, dated as of November 4, 1997, five accredited investors, Nurray Telluride Properties Limited Partnership, Piedmont Venture Partners, Mr. Daniels, Jr., Mr. Daniels, III and Julie Nowell, pur-chased an aggregate of 445,263 shares of Series B preferred stock of Total Ltd. for an aggregate purchase price of approximately $2,000,000. The shares of Se-ries B preferred stock were issued by Total Ltd. in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

In November 1997, Total Ltd. issued stock purchase warrants to Carolina Finan-cial Securities and four of its then current principals, all accredited invest-ors, exercisable for an aggregate of 8,285 shares of common stock of Total Ltd. at an exercise price of $4.94 per share. These warrants terminate on the earli-est to occur of the date five years from the date of issuance, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. These issuances were made by Total Ltd. in each case, in reliance upon the ex-emption from registration under Section 4(2) of the Securities Act.

Pursuant to an asset purchase agreement and plan of reorganization dated as of December 22, 1997, Total Ltd. issued an aggregate of 33,142 shares of its com-mon stock to three nonaccredited individuals in exchange for the assets of Designet, Inc., a North Carolina corporation. These shares of common stock were issued by Total Ltd. in reliance on the exemption from registration under Sec-tion 4(2) of the Securities Act.

Pursuant to note and warrant purchase agreements dated January 14, 1998, March 2, 1998 and April 7, 1998 Total Ltd. issued an aggregate of $2,500,000 10% con-vertible promissory notes and issued stock purchase warrants exercisable for an aggregate of 83,482 shares of Series B preferred stock, at an exercise price of $4.492 per share, each expiring on January 31, 2008. On June 16, 1998, the war-rants were amended to become exercisable for an aggregate 50,805 shares of Se-ries B preferred stock at an exercise price of $4.492 per share. These notes and warrants were sold for an aggregate consideration of $2,500,000 to three accredited investors, Piedmont Venture Partners, Nuray Telluride Properties and Mr. Daniels, III. These issuances were made by Total Ltd., in each case, in re-liance upon the exemption from registration under Section 4(2) of the Securi-ties Act.

On January 20, 1998, Total Ltd. issued a stock purchase warrant to Mr. Daniels, III exercisable for 7,268 shares of common stock of the Registrant at an exer-cise price of $4.492 per share, dated effective September 4, 1997. This warrant terminates on the earliest to occur of September 4, 2002, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. This warrant was issued by Total Ltd. on reliance of the exemption from regis-tration under Section 4(2) of the Securities Act.

In June 1998, pursuant to a reorganization and plan of merger, each outstanding share of Total Ltd.'s common stock was converted into one share of Registrant's common stock, each outstanding share of Total Ltd.'s Series A preferred stock was converted into one share of Registrant's Series A redeemable preferred stock, each outstanding share of Total Ltd.'s Series B preferred stock was con-verted into one share of Registrant's Series B preferred stock, each outstand-ing option to purchase shares of Total Ltd.'s common stock automatically con-verted into an option to purchase the same number of shares of Registrant's common stock and each outstanding warrant to purchase shares of Total Ltd.'s common stock or Series B preferred stock automatically converted into a warrant exercisable for the same number of shares of Registrant's common stock or Se-ries B preferred stock. These issuances were made in reliance upon the exemp-tion from registration under Section 4(2) of the Securities Act.

Pursuant to a subscription agreement dated as of June 2, 1998, the Registrant issued 837,942 shares of its common stock to Total College Communications Com-pany, L.L.C. which distributed such shares of common stock to its members, To-tal Ltd. and Host Communications, Inc. These shares of common stock were issued in reliance upon the exemption from registration under Section 4(2) of the Se-curities Act.

Pursuant to a note and warrant purchase agreement, dated as of June 16, 1998, the Registrant sold to Piedmont Venture Partners and one unaffiliated accred-ited investor an aggregate of $1,100,000 10% convertible promissory notes and stock purchase warrants exercisable for an aggregate of 22,773 shares of Series B preferred stock at an exercise price of $4.492 per share, expiring on June 30, 2008. The issuance of these notes and warrants were made by the Registrant, in each case, in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Pursuant to a Series C investment agreement, dated as of August 6, 1998, seven accredited and 12 nonaccredited investors purchased an aggregate of 1,418,200 shares of Series C preferred stock for an aggregate purchase price of $10,077,729.20 which included approximately $3,726,885 for the cancellation of 10% convertible promissory notes. In addition, four of those investors, includ-ing WinStar Interactive Ventures I, Inc., Piedmont Venture Partners, Nuray Telluride Properties and Mr. Daniels, III also received an option to purchase an aggregate of up to 632,244 shares of Series C1 preferred stock, for an ag-gregate purchase price of up to $5,999,995.59. These shares of Series C pre-ferred stock were issued in reliance on the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

In August 1998, the Registrant issued stock purchase warrants to Carolina Fi-nancial Securities and five of its then current principals, all accredited in-vestors, exercisable for an aggregate of 31,458 shares of common stock of the Registrant at an exercise price of $7.82 per share. These warrants terminate on the earliest to occur of the date five years from the date of issuance, the ac-quisition of the Registrant, or the closing of the Registrant's initial public offering. These issuances were made by the Registrant, in each case, in reli-ance upon the exemption from registration under Section 4(2) of the Securities Act.

The Registrant issued a stock purchase warrant dated as of August 7, 1998, to a nonaccredited individual investor exercisable for 20,000 shares of the common stock of the Registrant at an exercise price of $7.106 per share. This warrant terminates on the earliest to occur of August 7, 2003, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. This warrant was issued by the Registrant upon reliance upon the exemption from reg-istration under Section 4(2) of the Securities Act.

Pursuant to a subscription agreement dated September 15, 1998, the Registrant issued 37,100 shares of its common stock to Mr. Daniels, III in exchange for his personal guaranty of the Registrant's line of credit with First Union Na-tional Bank. These shares of common stock were issued by the Registrant in re-liance upon the exemption from registration under Section 4(2) of the Securi-ties Act.

Pursuant to a subscription agreement approved by the board of directors on Au-gust 6, 1998, the Registrant issued to a director and accredited investor 14,073 shares of its common stock valued at $1.25 per share in exchange for services provided and to be provided. These shares of common stock were issued by the Registrant in reliance on the exemption from registration under Section 4(2) of the Securities Act.

On September 22, 1998, the Registrant issued a stock purchase warrant to an ac-credited investor, Allen & Company Incorporated, exercisable for 318,500 shares of common stock of the Registrant at an exercise price of $7.106 per share. This warrant is exercisable on or before the earliest to occur of June 30, 2005 or the acquisition of the Registrant as a result of which stockholders of the Registrant immediately prior to such acquisition dispose of at least 90% of their voting power of the Registrant as a part of such acquisition. This issu-ance was made by the Registrant in reliance upon the exemption from registra-tion under Section 4(2) of the Securities Act.

Pursuant to a stock purchase agreement, dated as of January 1999, 36 accredited and 20 nonaccredited investors purchased an aggregate of 630,756 shares of Se-ries C1 preferred stock for an aggregate purchase price of $5,985,874.44. These shares of Series C1 preferred stock were issued by the Registrant in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

In January 1999 and April 1999, the Registrant issued stock purchase warrants to Carolina Financial Securities and seven of its principals, all accredited investors, exercisable for an aggregate of 12,907 shares of the common stock of the Registrant at an exercise price of $10.44 per share. These warrants termi-nate on the earliest to occur of the date 5 years from the date of issuance of such warrant, the acquisition of the Registrant, or the closing of the Regis-trant's initial public offering. These warrants were issued by the Registrant in reliance upon the exemption from registration under Section 4(2) of the Se-curities Act.

Pursuant to a subscription agreement as of March 1999, the Registrant issued 18,550 shares of its common stock to Mr. Daniels, III in exchange for his con-tinuing personal guaranty of the Registrant's line of credit with First Union from January 15, 1999 to July 15, 1999. These shares of common stock were is-sued by the Registrant in reliance on the exemption from registration under
Section 4(2) of the Securities Act.

Pursuant to a note and warrant purchase agreement dated as of June 1999, the Registrant issued to Labatt Brewing Company Limited, a foreign investor, a $4,000,000 10% convertible promissory note, due and payable on May 31, 2000 and convertible into the same type of securities issued during the next round of financing, and a stock purchase warrant exercisable for 39,888 shares of common stock at an exercise price of $25.07 per share, terminating on May 31, 2009. These notes and warrants were sold for an aggregate consideration of $4,000,000. The warrants were subsequently adjusted to be exercisable for 60,277 shares of common stock at an exercise price of $16.59 per share upon the sale of Series D preferred stock by the Registrant. The issuance of this note and warrant was made by the Registrant in reliance upon the exemption from reg-istration under the Securities Act provided by Section 4(2) thereunder.

Pursuant to an agreement and plan of merger, dated as of May 3, 1999 and effec-tive on June 18, 1999, the Registrant issued an aggregate 284,401 shares of its common stock to six institutional investors and 40 individual investors in ex-change for all of the outstanding capital stock of Long Distance Technologies, Inc. d/b/a/ Motortrax. The issuance of such common stock was made by Registrant in reliance upon the exemption from registration under the Securities Act pro-vided by Section 4(2) thereunder.

Pursuant to a note and warrant purchase agreement, dated as of September 14, 1999, the Registrant sold to six accredited investors an aggregate of $2,500,000 convertible promissory notes and stock purchase warrants exercisable for an aggregate 15,067 shares of common stock, at an exercise price of $16.59 per share, expiring on the earliest to occur of September 14, 2009, the acqui-sition of the Registrant, or the closing of the Registrant's initial public of-fering. These issuances were made by the Registrant, in each case, in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

Pursuant to a Series D preferred stock and warrant purchase agreement, dated November 12, 1999, 50 accredited investors purchased an aggregate of 2,140,873 shares of Series D preferred stock and warrants exercisable for 963,370 shares of Series D preferred stock, at an exercise price of $16.59 per share, for an aggregate purchase price of approximately $35,500,000. These shares of Series D preferred stock and warrants were issued by the Registrant in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

Pursuant to a stock purchase agreement, dated November 12, 1999, the Registrant issued 811,423 shares of common stock and 811,423 shares of Series E preferred stock to NBC Sports, an accredited investor, in exchange for $17.4 million cer-tain on-air promotion and marketing of Registrant's real-time live sporting event coverage. These shares of common stock were issued by the Registrant in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

In November 1999, the Registrant issued stock purchase warrants to Carolina Fi-nancial Securities and seven of its then current principals, all accredited in-vestors, exercisable for an aggregate 46,004 shares of common stock of the Reg-istrant at an exercise price of $18.25 per share, expiring on November 12, 2004. These issuances were made by the Registrant, in each case, in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

As of December 31, 1999, the Registrant had issued options to purchase an ag-gregate of 468,773 shares of common stock pursuant to the Registrant's 1997 Stock Plan at an average exercise price of $9.37 per share. The Registrant has also issued an aggregate of 13,389 shares of common stock to various employees upon the exercise of options granted pursuant to the Registrant's 1997 Stock Incentive Plan for an aggregate consideration of $14,895.00, at an average ex-ercise price of $1.11 per share. These grants of options, and the sales of com-mon stock upon the exercise of these options, were made in reliance on the ex-emptions from registration under the Securities Act provided by Rule 701 there-under.

The following table sets forth information regarding these grants.

                                                         -------------------
                                                         Securities
                                                         Underlying Exercise
Dates of Grant                                               Option    Price
--------------                                           ---------- --------
November 10, 1997.......................................     20,538   $  .50
January 20, 1998........................................      7,120   $  .50
January 20, 1998........................................     11,131   $  .55
June 1, 1998............................................     46,126   $  .75
September 28, 1998......................................      8,267   $ 1.25
September 28, 1998......................................      4,800   $  .01
January 20, 1999........................................      2,424   $ 1.50
January 20, 1999........................................      4,800   $  .01
June 23, 1999...........................................    290,000   $10.20
October 1, 1999.........................................     17,300   $16.59
October 1, 1999.........................................      8,100   $  .01
December 15, 1999.......................................     72,983   $16.59

Item 16. Exhibits and Financial Statements Schedules.

(a)Exhibits.

-------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement.
  3.1**  Restated Certificate of Incorporation of Registrant.
  3.2*   Form of Restated Certificate of Incorporation of Registrant.
  3.3**  Bylaws of Registrant.
  3.4*   Form of Amended and Restated Bylaws of Registrant.
  4.1*   Specimen certificate for shares of common stock.
  4.2    See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of common stock of Registrant.
  5.1    Opinion of Wyrick Robbins Yates & Ponton LLP.
 10.1**  Total Sports Inc. 1997 Stock Plan.
 10.2**  Employment and Noncompetition Agreement between the Registrant and
         John Thorn, dated March 31, 1997.
 10.3**  Noncompetition, Nondisclosure and Inventions Agreement between the
         Registrant and Frank A. Daniels, III, dated June 2, 1997.
 10.4**  Noncompetition, Nondisclosure and Inventions Agreement between the
         Registrant and George Schlukbier, dated June 2, 1997.
 10.5*   Revolving Loan Agreement between the Registrant and First Union
         National Bank, N.A.
 10.6+   Letter Agreement between Registrant and NBC Sports, dated November 11,
         1999.
 10.7+   Web site and Cybercasting Agreement between the Registrant and Host
         Communications, Inc., dated February 15, 1998, as amended February 1,
         1999.
 10.8+   TotalCast Agreement between the Registrant and Major League Baseball
         Enterprises, Inc., dated April 1, 1999.
 10.9+   Advertising Sales Representation Agreement between Registrant and
         Golf.com L.L.C., dated January 1, 1999.
 10.10+  Marketing and Distribution Agreement between Registrant and Publishers
         Group West Incorporated, dated January 1, 1999.
 10.11+  Agreement between the Registrant and Sports Illustrated, dated
         November 10, 1999.
 10.12** Lease Agreement between the Registrant and First Raleigh Telex, LLC, dated December 1, 1998, as amended July 16, 1999.
 10.13** Investor Rights Agreement, among Registrant and certain of its stockholders, dated November 12, 1999.
 10.14** Form of Common Stock Purchase Warrant, dated June 2, 1997.
 10.15** Form of Series B Preferred Stock Purchase Warrant, dated January 14,
         1998, March 2, 1998, April 7, 1998 and June 16, 1998.
 10.16** Form of Common Stock Purchase Warrant, dated September 22, 1998.
 10.17** Form of Common Stock Purchase Warrant, dated June 4, 1999.
 10.18** Form of Series D1 Preferred Stock Purchase Warrant, dated November 12,
         1999.
 10.19** Form of Director Indemnification Agreement.
 10.20   Employment Agreement between the Registrant and Marie Hasnain, dated
         December 9, 1999.
 10.21   Employment Agreement between Registrant and Petra Weishaupt, dated
         June 18, 1999.
 23.1    Consents of Deloitte & Touche LLP.
 23.2    Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit
         5.1).
 24.1**  Power of Attorney.
 27.1*   Financial Data Schedule.

*  To be filed in amendment.
** Previously Filed
+  Confidential treatment requested.

(b) Financial Statement Schedules.

No schedules, other than Schedule II--Valuation and Qualifying Accounts and Re-serves, are listed because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the related Notes.

Item 17. Undertakings.

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been ad-vised that in the opinion of the Securities and Exchange Commission such indem-nification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such lia-bilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the success-ful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appro-priate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) of 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Raleigh, State of North Carolina, on this 23rd day of February, 2000.

                                        Total Sports Inc.

                                        By: *
                                          -------------------------------------
                                          Name: Frank A. Daniels, III
                                          Title:Chief Executive Officer

                               Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capaci-ties indicated on the dates set forth below:

              Signature                          Title                   Date
              ---------                          -----                   ----

                *                      Chief Executive Officer     February 23, 2000
______________________________________  and Chairman of the Board
        Frank A. Daniels, III           of Directors (Principal
                                        Executive Officer)

                *                      Controller (Principal       February 23, 2000
______________________________________  Financial and Accounting
           Petra Weishaupt              Officer)

                                       Director
______________________________________
        Frank A. Daniels, Jr.

                                       Director
______________________________________
          Charles L. Jarvie

                *                      Director                    February 23, 2000
______________________________________
           William W. Neal

                *                      Director                    February 23, 2000
______________________________________
        Robert S. Prather, Jr.

                *                      Director                    February 23, 2000
______________________________________
            William E. Ray

                *                      Director                    February 23, 2000
______________________________________
           Stuart B. Rekant

                *                      Director                    February 23, 2000
______________________________________
          Gary R. Stevenson

              Signature                       Title               Date
              ---------                       -----               ----
                  *                    Director             February 23, 2000
______________________________________
          C. Toms Newby, III

                  *                    Director             February 23, 2000
______________________________________
              John Rigas

                                       Director
______________________________________
         Kenneth D. Schanzer

      /s/ George Schlukbier
*By: _________________________________
          George Schlukbier
           Attorney-in-Fact

                               Total Sports Inc.
          Schedule II--Valuation and Qualifying Accounts and Reserves

                                        -----------------------------------------------
                                        Additions  Additions
                            Balance at Charged to Charged to   Deductions   Balance at
                          Beginning of  Costs and      Other For Payments       End of
                                Period   Expenses   Accounts Or Writeoffs       Period
                          ------------ ---------- ---------  ------------  -----------
Period February 20, 1997
Through December 31,
 1997:
Allowances for doubtful
 accounts                   $       -- $   22,000 $       --   $   (2,000)  $    20,000
Allowance for sales
 returns                            --     14,820         --           --        14,820
Allowance for obsolete
 inventory                          --     37,138         --           --        37,138
Deferred tax asset
 valuation allowance                --  1,425,000    503,000           --     1,928,000
                          ------------ ---------- ---------  ------------  -----------
                            $       -- $1,498,958 $  503,000   $   (2,000)  $ 1,999,958
                          ------------ ---------- ---------  ------------  -----------
Year Ended December 31,
 1998:
Allowance for doubtful
 accounts                       20,000     40,000         --      (35,168)       24,832
Allowance for sales
 returns                        14,820    543,244         --     (142,331)      415,733
Allowance for obsolete
 inventory                      37,138    143,983         --      (37,138)      143,983
Deferred tax asset
 valuation allowance         1,928,000  4,326,000         --                  6,254,000
                          ------------ ---------- ---------  ------------  -----------
                            $1,999,958 $5,053,227 $       --   $ (214,637)  $ 6,838,548
                            ========== ========== =========    =========   ===========
Year Ended December 31,
 1999:
Allowance for doubtful
 accounts                       24,832     30,000         --      (18,365)       36,467
Allowance for sales
 returns                       415,733  1,430,009         --     (840,907)    1,004,835
Allowance for obsolete
 inventory                     143,983    487,466         --      (95,304)      536,145
Deferred tax asset
 valuation allowance         6,254,000  7,187,000    394,000                 13,835,000
                          ------------ ---------- ---------  ------------  -----------
                            $6,838,548 $9,134,475 $  394,000   $ (954,576)  $15,412,447
                            ========== ========== =========    =========   ===========

                                 Exhibit Index

  1.1    Form of Underwriting Agreement.
  3.1**  Restated Certificate of Incorporation of Registrant.
  3.2*   Form of Restated Certificate of Incorporation of Registrant.
  3.3**  Bylaws of Registrant.
  3.4*   Form of Amended and Restated Bylaws of Registrant.
  4.1*   Specimen certificate for shares of common stock.
  4.2    See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of common stock of Registrant.
  5.1    Opinion of Wyrick Robbins Yates & Ponton LLP.
 10.1**  Total Sports Inc. 1997 Stock Plan.
 10.2**  Employment and Noncompetition Agreement between the Registrant and
         John Thorn, dated March 31, 1997.
 10.3**  Noncompetition, Nondisclosure and Inventions Agreement between the
         Registrant and Frank A. Daniels, III, dated June 2, 1997.
 10.4**  Noncompetition, Nondisclosure and Inventions Agreement between the
         Registrant and George Schlukbier, dated June 2, 1997.
 10.5*   Revolving Loan Agreement between the Registrant and First Union
         National Bank, N.A.
 10.6+   Letter Agreement between Registrant and NBC Sports, dated November 11,
         1999.
 10.7+   Web site and Cybercasting Agreement between the Registrant and Host
         Communications, Inc., dated February 15, 1998, as amended February 1,
         1999.
 10.8+   TotalCast Agreement between the Registrant and Major League Baseball
         Enterprises, Inc., dated April 1, 1999.
 10.9+   Advertising Sales Representation Agreement between Registrant and
         Golf.com L.L.C., dated January 1, 1999.
 10.10+  Marketing and Distribution Agreement between Registrant and Publishers
         Group West Incorporated, dated January 1, 1999.
 10.11+  Agreement between the Registrant and Sports Illustrated, dated
         November 10, 1999.
 10.12** Lease Agreement between the Registrant and First Raleigh Telex, LLC, dated December 1, 1998, as amended July 16, 1999.
 10.13** Investor Rights Agreement, among Registrant and certain of its stockholders, dated November 12, 1999.
 10.14** Form of Common Stock Purchase Warrant, dated June 2, 1997.
 10.15** Form of Series B Preferred Stock Purchase Warrant, dated January 14,
         1998, March 2, 1998, April 7, 1998 and June 16, 1998.
 10.16** Form of Common Stock Purchase Warrant, dated September 22, 1998.
 10.17** Form of Common Stock Purchase Warrant, dated June 4, 1999.
 10.18** Form of Series D1 Preferred Stock Purchase Warrant, dated November 12,
         1999.
 10.19** Form of Director Indemnification Agreement.
 10.20   Employment Agreement between the Registrant and Marie Hasnain, dated
         December 9, 1999.
 10.21   Employment Agreement between Registrant and Petra Weishaupt, dated
         June 18, 1999.
 23.1    Consents of Deloitte & Touche LLP.
 23.2    Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit
         5.1).
 24.1**  Power of Attorney.
 27.1*   Financial Data Schedule.

*  To be filed in amendment.

** Previously Filed

+  Confidential treatment requested.